                            SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                                 ANERGEN, INC.
                (Name of Registrant as Specified In Its Charter)
                            ------------------------

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
    (1) Title of each class of securities to which transaction applies:
    (2) Aggregate number of securities to which transaction applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
   (4) Proposed maximum aggregate value of transaction:
   (5) Total fee paid:
[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    (1) Amount Previously Paid:
    (2) Form, Schedule or Registration Statement No.:
    (3) Filing Party:
    (4) Date Filed:

                                 ANERGEN, INC.
                            ------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 29, 1998

TO THE SHAREHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Anergen, Inc. (the "Company") will be held on Wednesday, April 29, 1998 at 10:00 a.m., local time, at the Company's offices at 301 Penobscot Drive, Redwood City, California 94063 for the following purposes:

     1. To elect seven directors to serve for one year and until their successors are duly elected.

     2. To approve an amendment to the Company's 1991 Employee Stock Purchase Plan increasing the number of shares of Common Stock reserved for issuance by 500,000 shares.

     3. To approve an amendment to the Company's 1996 Stock Plan increasing the number of shares of Common Stock reserved for issuance by 1,000,000 shares.

     4. To approve a change in the state of incorporation of the Company from the State of California to the State of Delaware by means of a merger of the Company with and into a wholly-owned Delaware subsidiary.

     5. To approve the form of indemnification agreement to be entered into between the Company and its directors and officers in connection with the proposed reincorporation.

     6. To approve an amendment to the Company's Amended and Restated Articles of Incorporation to effect a reverse split of the Company's Common Stock.

     7. To approve an amendment to the Company's Amended and Restated Articles of Incorporation increasing the authorized number of shares of Common Stock of the Company from 40,000,000 shares to 60,000,000 shares.

     8. To confirm the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 1998.

     9. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business on March 20, 1998 are entitled to notice of and to vote at the meeting.

     All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if he has returned a proxy.

                                          By order of the Board of Directors

                                          Barry M. Sherman, M.D.
                                          President and Chief Executive Officer
Redwood City, California
April 7, 1998

                                 ANERGEN, INC.
                            ------------------------

                              PROXY STATEMENT FOR
                      1998 ANNUAL MEETING OF SHAREHOLDERS
                            ------------------------
                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed Proxy is solicited on behalf of the Board of Directors of Anergen, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held on Wednesday, April 29, 1998, at 10:00 a.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Company's principal offices at 301 Penobscot Drive, Redwood City, California 94063.

     These proxy solicitation materials were mailed on or about April 7, 1998 to all shareholders entitled to vote at the meeting.

RECORD DATE AND PRINCIPAL SHARE OWNERSHIP

     Shareholders of record at the close of business on March 20, 1998 (the "Record Date") are entitled to notice of the meeting and to vote at the meeting. The Company has only one class of stock outstanding designated as Common Stock. As of the Record Date, 18,851,000 shares of the Company's Common Stock were issued and outstanding and held of record by approximately 319 shareholders and were beneficially owned by over 4,700 shareholders.

     The following table sets forth certain information regarding the beneficial ownership as of February 28, 1998 of the Company's Common Stock as to (i) each person who is known to the Company to beneficially own more than five percent of the outstanding shares of its Common Stock, (ii) each director, (iii) each executive officer named in the Summary Compensation Table below and (iv) all directors and executive officers as a group:

                                                              NO. OF SHARES
                                                              BENEFICIALLY
                          NAME(1)                                 OWNED       PERCENTAGE(2)
                          -------                             -------------   -------------
Warburg, Pincus Ventures, L.P.(3)...........................    5,478,049          29.1%
  466 Lexington Avenue
  New York, NY 10017
International Biotechnology Trust PLC.......................    2,439,024          12.9%
  Five Arrows House
  St. Swithin's Lane
  London, EC4N 8NR
  England
Novo Nordisk A/S............................................    1,219,745           6.5%
  Novo Alle
  2880 Basgvaerd
  Denmark
Wellington Management Company LLP...........................      994,000           5.3%
  75 State Street
  Boston, MA 02109
Pioneering Management Corporation...........................      830,000           4.4%
  60 State Street
  Boston, MA 02109
Barry M. Sherman, M.D.(4)...................................      193,970             *
David V. Smith(5)...........................................       15,620             *
John W. Varian(6)...........................................      117,500             *
Jeffrey L. Winkelhake, Ph.D.(7).............................       94,844             *
Michael G. Shulman, M.D.(8).................................       15,630             *
Gilbert R. Mintz, Ph.D.(9)..................................       13,546             *
Bruce L.A. Carter, Ph.D.(10)................................    1,219,745           6.5%
Harden M. McConnell, Ph.D.(11)..............................       31,976             *
Harry H. Penner, Jr.(12)....................................       33,010             *
James E. Thomas(13).........................................    5,478,049          29.1%
Nicholas J. Lowcock(14).....................................            0             *
Nicole Vitullo(15)..........................................            0             *
All directors and executive officers as a group (13
  persons)(16)..............................................    7,225,562         37.48%

---------------
  *  Represents less than 1% of the outstanding Common Stock.

 (1) The persons named in the table, to the Company's knowledge, have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes hereunder.

 (2) Applicable percentage of ownership is based on 18,851,000 shares of Common Stock outstanding as of February 28, 1998, together with applicable options and warrants held by such shareholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and investment power with respect to shares. Shares of Common Stock subject to options exercisable within 60 days of February 28, 1998 are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person.

 (3) The sole general partner of Warburg, Pincus Ventures, L.P. ("Ventures") is Warburg, Pincus & Co., a New York general partnership ("WP"). E.M. Warburg, Pincus & Co., LLC, a New York limited liability company ("EMW LLC"), manages Ventures. The members of EMW LLC are substantially the same as the partners of WP. Lionel I. Pincus is the managing partner of WP and the managing member of EMW LLC and may be deemed to control both WP and EMW LLC. WP has a 15% interest in the profits of Ventures as the general partner and also owns approximately 1.3% of the limited partnership interests in Ventures.

 (4) Includes 191,661 shares subject to options exercisable within 60 days of February 28, 1998.

 (5) Includes 15,620 shares subject to options exercisable within 60 days of February 28, 1998.

 (6) Includes 117,500 shares subject to options exercisable within 60 days of February 28, 1998.

 (7) Includes 94,482 shares subject to options exercisable within 60 days of February 28, 1998.

 (8) Includes 15,630 shares subject to options exercisable within 60 days of February 28, 1998.

 (9) Includes 13,546 shares subject to options exercisable within 60 days of February 28, 1998.

(10) Represents 1,219,745 shares held by Novo Nordisk A/S, of which Dr. Carter is an executive officer. Dr. Carter disclaims beneficial ownership of these shares.

(11) Includes 31,978 shares subject to options exercisable within 60 days of February 28, 1998.

(12) Includes 33,010 shares subject to options exercisable within 60 days of February 28, 1998.

(13) All of the shares indicated as owned by Mr. Thomas are owned directly by Ventures and are included because of Mr. Thomas' affiliation with Ventures. Mr. Thomas, a director of the Company, is a Managing Director of EMW LLC and a general partner of WP. As such, Mr. Thomas may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Securities Exchange Act of 1934) in an indeterminate portion of the shares beneficially owned by Ventures and WP. Mr. Thomas disclaims "beneficial ownership" of these shares within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934.

(14) Does not include shares held by Ventures. Mr. Lowcock is employed by EMW LLC and is a director of the Company. Mr. Lowcock disclaims beneficial ownership of the shares held by Ventures and WP.

(15) Does not include shares held by International Biotechnology Trust PLC ("IBT"). Ms. Vitullo, a director of the Company, is an employee of Rothschild, Inc., a corporation affiliated with Rothschild Asset Management, Ltd., investment manager for International Biotechnology Trust PLC. Ms. Vitullo disclaims beneficial ownership of the shares held by IBT.

(16) Includes 428,219 shares subject to options exercisable within 60 days of February 28, 1998. Reflects the shares of Ventures of which Mr. Thomas may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 of the Securities Exchange Act of 1934) and the shares of Novo Nordisk A/S of which Dr. Carter is an executive officer. Does not reflect beneficial ownership of Mr. Lowcock of Ventures and Ms. Vitullo of IBT who do not have beneficial ownership of the shares of such entities, respectively.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING AND SOLICITATION

     Each shareholder is entitled to one vote for each share held. Each shareholder may vote on the proposals described herein by proxy or by attending the meeting and voting in person. Shareholders may not cumulate their votes in the election of directors. The security represented by proxy will be voted, and when a choice is specified by a shareholder in the proxy, the security will be voted in accordance with that choice.

     This solicitation of proxies is made by the Company, and all related costs will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegraph or personal solicitations by directors, officers or employees of the Company. No additional compensation will be paid for any such services.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

     Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company's 1999 Annual Meeting of Shareholders must have been received by the Company no later than November 30, 1998 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

VOTE REQUIRED

     In order to be validly approved by the shareholders, Proposals 1, 2, 3, 5 and 8 described herein must be approved by the affirmative vote of a majority of the shares represented and voting at the meeting at which a quorum is present. Proposals 4, 6 and 7 described herein must be approved by a majority of the outstanding shares of Common Stock entitled to vote. A majority of shares entitled to vote, in person or by proxy, constitute the number of shares necessary for a quorum for any meeting of shareholders. Abstentions for any particular proposal are counted for purposes of determining the presence or absence of a quorum. Abstentions and shares held by brokers that are present but not voted because the brokers were prohibited from exercising discretionary authority ("broker non-votes") will be counted as present for the purpose of determining if a quorum is present, but will not otherwise be counted as voting for or against a proposal.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

NOMINEES

     A board of seven (7) directors is to be elected at the Annual Meeting of Shareholders. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's nominees named below, all of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting of Shareholders, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible, and in such event the specific nominees to be voted for will be determined by the proxy holders. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until a successor has been elected.

     The nominees and certain information about them are set forth below:

                                                                                       DIRECTOR
      NAME AND NOMINEE         AGE                     POSITION(S)                      SINCE
      ----------------         ---                     -----------                     --------
Barry M. Sherman, M.D          56    President, Chief Executive Officer, and Director    1996
Bruce L. A. Carter, Ph.D       54    Director                                            1994
Nicholas J. Lowcock            34    Director                                            1995
Harden M. McConnell, Ph.D      70    Director                                            1989
Harry H. Penner, Jr.           52    Director                                            1993
James E. Thomas                38    Director                                            1995
Nicole Vitullo                 40    Director                                            1995

     BARRY M. SHERMAN, M.D., joined the Company as President and Chief Executive Officer and as a director in May 1996. Dr. Sherman previously served as Senior Vice President and Chief Medical Officer at Genentech, Inc. ("Genentech"), a biotechnology company. Dr. Sherman joined Genentech in 1985, and while there served as a member of the Operations Committee and was responsible for the Company's overall clinical development activities. Since 1986, Dr. Sherman has also been a Clinical Professor of Internal Medicine at Stanford University. From 1971 to 1985, Dr. Sherman was a Professor of Internal Medicine, Director of the Clinical Research Center and Associate Chairman of the Department of Internal Medicine at the University of Iowa College of Medicine. Dr. Sherman received his M.D. in 1966 from the University of Michigan. Dr. Sherman currently serves on the board of directors of Chrysalis International Corporation and Celtrix Pharmaceuticals, Inc.

     BRUCE L.A. CARTER, PH.D., has served as a director of the Company since February 1994. Since 1994, Dr. Carter has served as Corporate Executive Vice President and Chief Scientific Officer of Novo Nordisk A/S ("Novo Nordisk"), a pharmaceutical and bio-industrial company. From 1988 to 1995, Dr. Carter served as president of ZymoGenetics, Inc., a biotechnology company that is a subsidiary of Novo Nordisk, and has served as Chairman of this company since 1994. Dr. Carter was nominated to the Board of Directors in accordance with rights held by Novo Nordisk pursuant to an equity agreement described below under "Compensation Committee Interlocks and Insider Participation."

     NICHOLAS J. LOWCOCK has served as a director of the Company since April 1995. Since August 1994 he has been employed by E. M. Warburg, Pincus & Co., LLC, a specialized private equity firm (or its predecessors), where he currently serves as Vice President. Prior to August, 1994, Mr. Lowcock was a consultant with The Boston Consulting Group. Mr. Lowcock was nominated to the Board of Directors in accordance with rights held by Warburg, Pincus Ventures, L.P. pursuant to an equity agreement described below under "Certain Relationships and Related Transactions." Mr. Lowcock is also a director of Scientific Learning Corp. and The Medicines Company, Inc.

     HARDEN M. MCCONNELL, PH.D., has served as a director of the Company since May 1989. Dr. McConnell has been a Professor of Chemistry at Stanford University since 1964. He is also a member of the Company's Scientific Advisory Board. Dr. McConnell serves on the board of directors of Molecular Devices Corporation.

     HARRY H. PENNER, JR. has served as a director of the Company since August 1993. Since December of 1993 he has been President/CEO and director of Neurogen Corporation, a neuropharmaceutical company. From 1985 to December 1993, he was Executive Vice President of Novo Nordisk and, beginning in 1988, President of Novo Nordisk of North America, a subsidiary of Novo Nordisk. Mr. Penner is also a director of T Cell Sciences Inc.

     JAMES E. THOMAS has served as a director of the Company since April 1995. Since 1989, he has been employed by E.M. Warburg, Pincus & Co., LLC, a specialized private equity firm (or its predecessors), where he currently serves as Managing Director. Prior to 1989, Mr. Thomas was a Vice President of Goldman Sachs International in London. Mr. Thomas was nominated to the Board of Directors in accordance with rights held by Warburg, Pincus Ventures, L.P. pursuant to an equity agreement described below under "Certain Relationships and Related Transactions." Mr. Thomas is also a director of Celtrix Pharmaceuticals, Inc., Menley & James Laboratories, Inc., Xomed Surgical Products, Inc., Transkaryotic Therapies, Inc., Oxford GlycoSciences plc and a number of privately held companies.

     NICOLE VITULLO has served as a director of the Company since April 1995. Ms. Vitullo is Senior Vice President of Rothschild Asset Management, Ltd., a manager of two publicly traded biotechnology funds, Biotechnology Investments Limited and International Biotechnology Trust PLC. Prior to joining Rothschild in 1992, Ms. Vitullo was a Director of Corporate Communications and Investor Relations at Cephalon, Inc., a neuropharmaceutical company. Prior to 1992, Ms. Vitullo was Manager of Healthcare Investments for Eastman Kodak, Co. Ms. Vitullo was nominated to the Board of Directors in accordance with rights held by International Biotechnology Trust PLC pursuant to an equity agreement described below under "Certain Relationships and Related Transactions." Ms. Vitullo is also a director of Cadus Pharmaceuticals Corporation, Cytel Corporation, Onyx Pharmaceuticals Inc. and Corvas International.

     There are no family relationships among the directors of the Company.

REQUIRED VOTE

     The seven nominees receiving the highest number of affirmative votes cast shall be elected as directors.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors held a total of five meetings and took no action by written consent in 1997. The Audit Committee held two meetings and took no action by written consent in 1997. The Compensation Committee held one meeting and took no action by written consent in 1997. Each director attended at least 75% of the Board meetings held during 1997 and, where applicable, the Committee meetings held during 1997.

     The Board of Directors has a Compensation Committee (consisting of Messrs. Penner and Thomas and Ms. Vitullo) and an Audit Committee (consisting of Dr. Carter, Mr. Lowcock and Dr. McConnell). The Compensation Committee makes recommendations to the Board concerning salaries and incentive compensation for the Company's officers and employees and determines the compensation of the President and Chief Executive Officer. The Audit Committee reviews the results and scope of the audit and other accounting and related services and reviews and evaluates the Company's internal control functions. The Board of Directors has no nominating committee or any other committee performing a similar function.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors consists of directors Messrs. Penner and Thomas and Ms. Vitullo. The Compensation Committee makes recommendations to the Board of Directors concerning salaries and incentive compensation for employees of and consultants to the Company, except that the Compensation Committee has full power and authority to grant stock options to the Company's executive officers under the Company's 1988 Stock Plan and 1996 Stock Plan. No director or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity. Mr. Thomas and Ms. Vitullo are affiliates of Ventures and IBT, respectively, and were nominated to the Board of Directors pursuant to an equity agreement described below under "Certain Relationships and Related Transactions." Mr. Carter is an officer of Novo Nordisk and in the past was nominated to the Board of Directors pursuant to the Novo Nordisk common stock purchase agreement described below, although the Company is no longer obligated to nominate Dr. Carter.

     Novo Nordisk A/S. In August 1993, the Company entered into a collaborative agreement with Novo Nordisk with an initial three-year development term and Novo Nordisk made an equity investment in the Company. In March 1996, the Company and Novo Nordisk extended the term of the development program by an additional two-year period through August 1998. On February 9, 1998, the Company announced that it and Novo Nordisk had agreed to terminate the agreement between the two parties. All rights will return to the Company and it will not have any future obligation to Novo Nordisk. Novo Nordisk will reimburse the Company for the cost of the ongoing Phase I clinical trial in Multiple Sclerosis. In February 1998, Novo Nordisk paid the Company $1 million, the estimated costs to complete the Phase I study. The Company recorded $2.6 million in contract revenues related to this agreement in 1997 compared to $3.1 million and $3.0 million in 1996 and 1995, respectively.

EXECUTIVE OFFICERS

     The executive officers of the Company are listed below:

                                                                                        OFFICER
        NAME AND NOMINEE           AGE                    POSITION(S)                    SINCE
        ----------------           ---                    -----------                   -------
Barry M. Sherman, M.D.             56    President, Chief Executive Officer, Secretary   1996
                                         and Director
David V. Smith                     38    Vice President, Finance and Chief Financial     1997
                                         Officer
Maureen C. Howard, Ph.D.           45    Vice President, Research                        1997
Gilbert R. Mintz, Ph.D.            46    Vice President, Marketing and Business          1997
                                         Development
Carol A. Nacy, Ph.D                50    Chief Scientific Officer                        1997
Michael G. Shulman, M.D.           58    Vice President, Clinical Development            1997
Jeffrey L. Winkelhake              53    Vice President, Pharmaceutical Development      1993

     Dr. Sherman's background is summarized under "Election of Directors" above.

     DAVID V. SMITH joined the Company in June 1997 as Vice President, Finance and Chief Financial Officer. Prior to joining the Company, Mr. Smith served from May 1988 to June 1997 at Genentech, Inc. in the United States and Europe, most recently as Director of Accounting. Prior to joining Genentech, Mr. Smith held planning and accounting positions at International Business Machines Corporation and at Syntex Corporation.

     MAUREEN C. HOWARD, PH.D., joined the Company in September 1997 as Vice President, Research. Prior to joining the Company, Dr. Howard served from January 1986 to April 1997 as the Director of Immunology at DNAX Research Institute of Molecular and Cellular Biology. Prior to that time, she was a Fulbright and Fogarty fellow in the Laboratory of Immunology at the National Institutes of Health.

     GILBERT R. MINTZ, PH.D., joined the Company in March 1997 as Vice President, Marketing and Business Development. Prior to joining the Company, Dr. Mintz served from November 1994 to January 1997 as Director of Marketing and Business Development at Cygnus, Inc. Prior to joining Cygnus, Inc., he served from February 1992 to November 1994 as Director of Licensing and Business Development at Houghton Pharmaceuticals.

     CAROL A. NACY, PH.D., joined the Company in April 1997 as Chief Scientific Officer. Prior to joining the Company, Dr. Nacy served from January 1993 to November 1996 as Executive Vice President and Chief Scientific Officer at Entremed, Inc. Prior to that time, she served for 17 years at Walter Reed Army Institute of Research, most recently as Director of Infectious Diseases.

     MICHAEL G. SHULMAN, M.D., joined the Company in January 1997 as Vice President, Clinical Development. Prior to joining the Company, Dr. Shulman served from June 1995 as a Medical Director and consultant to SangStat Medical Corporation. From February 1994 to December 1994, he served as Associate Medical Director at Syntex Development Research, a pharmaceutical company. Prior to that time, Dr. Shulman served for over two years as Associate Director of Immunohematology and Cardiovascular for Sandoz Pharmaceuticals Corporation.

     JEFFREY L. WINKELHAKE, PH.D., joined the Company in April 1993 as Vice President, Pharmaceutical Development. Prior to joining the Company, Dr. Winkelhake served for three years as Director of Program Management at Cytel Corporation, a biotechnology company. Prior to that, he served for over six years as Director of Pharmacology at Cetus Corporation, also a biotechnology company. Dr. Winkelhake received his Ph.D. in Immunochemistry/Pharmacology from the University of Illinois in 1974.

     There are no family relationships among the executive officers of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On March 10, 1995 the Company signed a Common Stock Purchase Agreement (the "Agreement") with Ventures and IBT (collectively, the "Purchasers") to purchase 7,317,073 shares of Common Stock for approximately $15 million. The new shares were priced at the average closing bid price for the Company's Common Stock over a 30 day trading period. This transaction was approved by the Company's shareholders and was completed on April 13, 1995. The Purchasers have the right at any time after thirty (30) months from April 13, 1995 to request the Company to effect a registration of at least 30% of the aggregate number of shares held by the requesting Purchaser or any lesser percentage if the aggregate net offering price would exceed $1,000,000. The Purchasers also have the right to have their shares included in a registration by the Company of its securities for its own account or the account of any of its shareholders. The Purchasers have certain rights of representation on the Company's Board of Directors based on certain minimum levels of ownership of the Company's Common Stock. Under the Agreement, the Company is currently obligated to include in the slate of nominees recommended by the Board of Directors and management at each election of directors two candidates selected by Ventures, one candidate selected by IBT and one candidate as mutually agreed to by IBT and Ventures. Upon the closing of this transaction, the Board of Directors appointed to the Board to fill vacancies two new members representing Ventures, Mr. Nicholas J. Lowcock and Mr. James E. Thomas, and one new member representing IBT, Ms. Nicole Vitullo. These three individuals have been nominated for re-election to the Board in connection with the current election of directors.

                             EMPLOYEE BENEFIT PLANS

     The following is a brief summary of plans in effect during the fiscal year ended December 31, 1997 under which officers, directors and employees of the Company received benefits. The closing price of the Company's Common Stock reported on the Nasdaq National Market on the Record Date was $1.344 per share.

401(K) PLAN

     In January of 1992 the Company adopted a tax-qualified employee savings and retirement plan (the "401(k) Plan"), which generally covers all of the Company's full-time employees who have attained age 21. Pursuant to the 401(k) Plan, employees may elect to defer up to 15% of their current compensation (subject to certain statutorily prescribed limits, including an annual limit of $9,500 in
1997). These deferred amounts are contributed to the 401(k) Plan. The 401(k) Plan permits, but does not require, additional matching and Company contributions on behalf of participants. Since the Plan's inception, the Company has contributed an amount equal to 50% of each participant's contribution for up to 2% of their eligible compensation. The

401(k) Plan is intended to qualify under Sections 401(k) and 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Contributions to such a qualified plan are deductible to the Company when made and neither the contributions nor the income earned on those contributions is taxable to participants until withdrawn. All 401(k) Plan contributions are credited to separate accounts maintained in trust by two individual trustees. Contributions are invested, at the participant's direction, in one or more of the investment funds available under the 401(k) Plan. All account balances are adjusted at least annually to reflect the investment earnings and losses of the trust fund. Each participant is fully vested in his or her salary deferral accounts under the 401(k) Plan. Distributions may be made from a participant's account pursuant to the 401(k) Plan's hardship withdrawal provisions as well as upon a participant's termination of employment, disability or attainment of age 59 1/2. Distributions will be in the form of a lump sum, installment payments or an annuity, at the participant's discretion. Federal tax laws limit the amount that may be added to a participant's accounts for any one year under a qualified plan such as the 401(k) Plan to the lesser of (i) $30,000 or (ii) 25% of the participant's compensation (net of salary deferral contributions) for the year.

1991 EMPLOYEE STOCK PURCHASE PLAN

     The Company's 1991 Employee Stock Purchase Plan (the "Purchase Plan") is intended to qualify under Section 423 of the Code. The Purchase Plan was amended by the Board in March 1996 to increase the number of shares available for issuance thereunder. A total of 250,000 shares of Common Stock has been reserved for issuance under the Purchase Plan. Under the Purchase Plan, the Company withholds a specified percentage of each salary payment to participating employees over certain offering periods. The Company is currently seeking shareholder approval to amend the Purchase Plan to increase the number of shares available for issuance under the Purchase Plan by 500,000 shares. See Proposal No. 2 for a description of the Purchase Plan.

     As of December 31, 1997, a total of 209,359 shares of Common Stock have been issued to employees at an aggregate purchase price of $648,008 and a weighted average purchase price of $3.10 per share pursuant to offerings under the Purchase Plan and 40,641 shares remained available for future issuance under the Purchase Plan.

     The following table sets forth as to the executive officers named in the table under "Executive Compensation" who purchased shares pursuant to the Purchase Plan, all current executive officers as a group and all other employees as a group (i) the number of shares of the Company's Common Stock purchased under the Purchase Plan during the period from its inception until December 31, 1997, (ii) the aggregate purchase price thereof and (iii) the fair market value as of December 31, 1997 of stock purchased through December 31, 1997 under the Purchase Plan:

                                                     NUMBER OF    AGGREGATE    FAIR VALUE
                                                      SHARES      PURCHASE      OF STOCK
      NAME OF INDIVIDUAL OR IDENTITY OF GROUP        PURCHASED      PRICE      PURCHASED
      ---------------------------------------        ---------    ---------    ----------
Barry M. Sherman, M.D..............................     2,309     $  6,815      $  4,907
David V. Smith.....................................        --           --            --
John W. Varian.....................................    23,131       67,586        49,153
Gilbert R. Mintz, Ph.D.............................        --           --            --
Michael G. Shulman, M.D............................        --           --            --
Jeffrey L. Winkelhake, Ph.D........................     2,890        6,818         6,141
All current executive officers as a group (7
  persons).........................................     5,199       13,633        11,048
All employees as a group (including current
  officers who are not executive officers).........   182,851      546,140       388,559

1997, options to purchase 1,059,295 shares were outstanding at a weighted average exercise price of $3.78 per share and options to purchase 434,708 shares had been exercised. A total of 305,997 shares remained available for the grant of options.

     The 1988 Plan provides for the grant of "incentive stock options" within the meaning of Section 422 of the Code and nonqualified stock options to employees, directors and consultants of the Company. Incentive stock options may be granted only to employees. The 1988 Plan is administered by the Board of Directors, which determines the terms of options granted, including the exercise price, the number of shares subject to the option, and the option's exercisability. Options granted to employees typically become exercisable at the rate of 1/8th of the shares after six months and an additional 1/48th of the shares per month thereafter.

     The 1988 Plan requires that the exercise price of incentive stock options must be at least equal to the fair market value of such shares on the date of grant and the exercise price of nonqualified stock options must be at least 85% of the fair market value of such shares on the date of the grant. The maximum term of options granted under the 1988 Plan is ten years. With respect to any participant who owns stock possessing more than 10% of the voting rights of the Company's outstanding capital stock, the exercise price of any option must be at least equal to 110% of fair market value on the date of grant and the term may be no longer than five years.

     Pursuant to the 1988 Plan, in the event of certain mergers of the Company with other entities, transfers of voting control of the Company's capital stock or sales of all or substantially all of the Company's assets, the Company will request that the acquiring entity assume the Company's rights and obligations under the 1988 Plan or provide similar options in substitution therefor. If the acquiring entity chooses not to assume such rights and obligations or provide substitute options, then the Company's Board of Directors will cause all outstanding options (together with shares purchased upon exercise thereof) to become fully vested prior to the event causing such acceleration and all unexercised options will terminate upon completion of such event.

1996 STOCK PLAN

     A total of 1,000,000 shares of the Company's Common Stock has been reserved for issuance under the Company's 1996 Stock Plan (the "1996 Plan"). At December 31, 1997, options to purchase 504,406 shares were outstanding at a weighted average exercise price of $2.91 per share and no options had been exercised. A total of 495,594 shares remained available for the grant of options. See Proposal No. 3 regarding approval for an increase of 1,000,000 shares authorized for issuance under and for a description of the 1996 Plan.

     Please see "Executive Compensation and Other Matters -- Executive Compensation -- Option Grants in Fiscal 1997" for information with respect to the grant of options to the executive officers during fiscal 1997. During the fiscal year ended December 31, 1997, all current executive officers as a group and all employees as a group were granted options to purchase 325,000 shares and 497,470 shares, respectively, at a weighted average exercise price of $3.01 per share, pursuant to the 1988 and 1996 Plans.

1992 CONSULTANT STOCK PLAN

     A total of 50,000 shares of the Company's Common Stock has been reserved for issuance under the Company's 1992 Consultant Stock Plan (the "Consultant Plan") adopted by the Board of Directors in 1992. This plan allows the Company to compensate consultants in Company stock rather than cash in certain situations where the Company deems it desirable. At December 31, 1997, 26,347 shares had been issued under the Consultant Plan and 23,653 shares remained available for issuance.

1995 DIRECTOR OPTION PLAN

     A total of 200,000 shares of the Company's Common Stock has been reserved for issuance under the Company's 1995 Director Option Plan (the "Director Plan"), adopted by the Board of Directors in 1995. The Director Plan expires by its own terms in 2005. At December 31, 1997, options to purchase 30,000 shares were outstanding at a weighted average exercise price of $3.77 per share, no options had been exercised and 170,000 shares remained available for issuance.

     The Director Plan provides for the grant of "nonstatutory options" to non-employee directors of the Company. The Director Plan is administered by the Board of Directors. All grants of options under the Director Plan are automatic and non-discretionary pursuant to the terms of the Director Plan. Each non-employee director is automatically granted a nonstatutory option to purchase 25,000 shares of Common Stock on the date such person first becomes a director (provided that non-employee directors who were directors on the effective date of the Director Plan were granted a nonstatutory option to purchase 5,000 shares in lieu of such grant). On the first day of each fiscal year thereafter, each incumbent non-employee director will automatically be granted a nonstatutory option to purchase 5,000 shares of Common Stock (provided such person has served on the Board at least six months). Options granted to directors typically become exercisable at the rate of 1/48th of the shares per month after the date of grant. The Director Plan requires that the exercise price of nonstatutory stock options is equal to the fair market value of such shares on the date of grant. The term of options granted under the Director Plan is ten years. In the event of certain mergers of the Company with other entities, transfers of voting control of the Company's capital stock or sales of all or substantially all of the Company's assets, all outstanding options shall become fully vested.

     As of December 31, 1997, only Dr. Harden McConnell and Mr. Harry H. Penner, Jr. had participated in the Director Plan.

                                 PROPOSAL NO. 2

                          APPROVAL OF AMENDMENT TO THE
                       1991 EMPLOYEE STOCK PURCHASE PLAN

     The 1991 Employee Stock Purchase Plan (the "Purchase Plan") was amended by the Board of Directors in February 1998 to reserve an additional 500,000 shares of Common Stock for issuance thereunder. A total of 250,000 shares are reserved for issuance under the Purchase Plan, of which 209,359 shares had been issued as of February 28, 1998, leaving 40,641 shares available for issuance. The amendment will increase the number of shares available for issuance under the Purchase Plan by an additional 500,000 shares. Since each executive officer of the Company is eligible to purchase stock under the Purchase Plan, as amended, each such officer has an interest in the proposed amendments to the Purchase Plan.

     Approval of the addition of 500,000 shares to the pool reserved for issuance under the Purchase Plan requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting.

     The Company believes that its Purchase Plan is an important factor in attracting and retaining skilled personnel.

     The essential features of the Purchase Plan are outlined below.

GENERAL

     The Purchase Plan, and the right of participants to make purchases thereunder, are intended to qualify under the provisions of Sections 421 and 423 of the Code. See "Tax Information -- The Purchase Plan."

PURPOSE

     The purpose of the Purchase Plan is to provide employees of the Company with an opportunity to purchase Common Stock of the Company at a discount through accumulated payroll deductions.

ADMINISTRATION

     The Purchase Plan is administered by the Board of Directors, who receive no additional compensation for such service. All questions of interpretation or application of the Purchase Plan are determined by the Board of Directors or its appointed committee, whose decisions are final and binding upon all participants. Members of the Board who are eligible employees are permitted to participate in the Purchase Plan but may not vote on any matter affecting the administration of the Purchase Plan or the grant of any option pursuant to the Purchase Plan.

ELIGIBILITY

     Any person who has been employed by the Company for at least three consecutive months is eligible to participate in the Purchase Plan, unless the employee would own 5% or more of the total combined voting power or value of all classes of stock of the Company or of its subsidiaries (including stock issuable upon exercise of options held by such employee) at the end of the offering period, or the employee would receive shares of Common Stock valued in excess of $25,000 (computed as of the date of grant) pursuant to the Purchase Plan in any calendar year. As of the Record Date, approximately 65 employees were eligible to participate in the Purchase Plan.

OFFERING DATES

     The Purchase Plan is generally implemented by consecutive and overlapping 24-month offering periods. Offering periods commence on or about April 1 and October 1 of each year.

ENROLLMENT IN THE PLAN

     Eligible employees become participants in the Purchase Plan by delivering to the Company's payroll office a subscription agreement authorizing payroll deductions. Under the Purchase Plan, once an employee elects to participate in the Purchase Plan, enrollment in each successive offering period occurs automatically unless the employee withdraws from participation in the Purchase Plan.

PURCHASE PRICE

     The purchase price per share under the Purchase Plan is the lower of (i) 85% of the fair market value of a share of Common Stock on the date of commencement of the offering (or, for employees beginning participation later, the date such participation began) or (ii) 85% of the fair market value of a share of Common Stock on the last day of the offering period. The fair market value of the Common Stock on a given date is the closing sale price of the Company's Common Stock, as reported on the Nasdaq National Market.

PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS

     The purchase price of the shares is accumulated by after-tax payroll deductions over the offering period. The deductions may not exceed 10% of a participant's compensation. The total number of shares purchased by any participant shall in no event exceed, in any calendar year, the number of shares of Common Stock which $25,000 could purchase at the fair market value of a share of the Company's Common Stock, calculated as of the offering date. A participant may discontinue participation in the Purchase Plan, and may decrease or increase the rate of payroll deductions during the offering period.

PURCHASE OF STOCK; EXERCISE OF OPTION

     By executing a subscription agreement to participate in the Purchase Plan, the employee is entitled to have shares placed under option to him or her. The maximum number of shares placed under option to a participant in an offering is that number determined by dividing the total amount of the participant's contribution for the offering period by the lower of (i) 85% of the fair market value of the Common Stock at the beginning of the offering period (or the date such employee's participation began) or (ii) 85% of the fair market value of the Common Stock at the end of the offering period, but in no event shall more than the number of shares of Common Stock which $25,000 could purchase at the fair market value of a share of the Company's Common Stock, calculated as of the offering date, be placed under option to a single participant in any one calendar year. Unless the employee's participation is discontinued, the option for the purchase of shares will be exercised automatically at the end of the offering period at the applicable price. No fractional shares will be issued upon exercise of the option. Any amounts insufficient to purchase a full share remaining in a participant's account after exercise of the option will be returned to the participant. No interest will accrue on the payroll deductions of a participant in the Purchase Plan.

     The initial offering period under the Purchase Plan began on October 10, 1991, and as of February 28, 1998, 209,359 shares of the Company's Common Stock have been sold under the Purchase Plan since the initial offering period began. The number of shares sold in each offering period will vary with the number of participants, the amount of their payroll deductions and the fair market value of the Company's Common Stock.

WITHDRAWAL

     A participant's interest in a given offering may be terminated by signing and delivering to the Company a notice of withdrawal from the Purchase Plan. Upon withdrawal from the Purchase Plan, accrued but unused payroll deductions are returned to the employee.

     Such withdrawal may be elected at any time prior to the end of the applicable offering period. A participant's withdrawal from an offering will not have any effect upon such participant's eligibility to participate in subsequent offering periods under the Purchase Plan.

TERMINATION OF EMPLOYMENT

     Termination of a participant's employment for any reason, including retirement or death, cancels participation in the Purchase Plan immediately. In such event the payroll deductions credited to the participant's account will be returned without interest to such participant, or, in the case of death, to the person or persons entitled thereto as specified by the employee in the subscription agreement.

CAPITAL CHANGES

     In the event of changes in the capitalization of the Company, such as stock splits or stock dividends, which result in an increase or decrease in the number of shares of Common Stock, without receipt of consideration by the Company, appropriate adjustments will be made by the Company in the number of shares subject to purchase and in the price per share.

EFFECT OF LIQUIDATION, DISSOLUTION, SALE OF ASSETS OR MERGER

     In the event of a liquidation or dissolution of the Company, an employee's participation in the Purchase Plan will be terminated immediately before consummation of such event unless otherwise provided by the Board. In the event of a sale of all or substantially all of the assets of the Company or a merger of the Company with or into another corporation, the employee's rights shall be satisfied by assumption of the Company's obligations by such acquiring or successor corporation. If such corporation refuses to assume those obligations, the Board shall shorten the offering period then in progress and notify each participant at least 10 days prior to the end of the shortened offering period that the right to purchase shares will be automatically exercised, unless the employee withdraws from the Purchase Plan prior thereto, at the end of such shortened offering period.

NON-ASSIGNABILITY

     No rights or accumulated payroll deductions of an employee under the Purchase Plan may be pledged, assigned or transferred for any reason, and any such attempt may be treated by the Company as an election to withdraw from the Purchase Plan.

REPORTS

     Individual accounting will be maintained for each participant in the Purchase Plan. Each participant receives at least annually a report showing the details of the participant's account.

AMENDMENT AND TERMINATION OF THE PLAN

     The Board may at any time amend, alter, suspend or discontinue the Purchase Plan; however, except under certain conditions, no amendment, alteration, suspension or discontinuation shall be made which would impair the rights of any participant arising out of any offering period which has already commenced without such participant's written consent. In addition, to the extent necessary and desirable to comply with Section 423 of the Code (or any other applicable law or regulation, including the requirements of the Nasdaq National Market or an established stock exchange), the Company shall obtain shareholder approval of any Purchase Plan amendment in such a manner and to such a degree as required.

TAX INFORMATION -- THE PURCHASE PLAN

     The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Purchase Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the offering period, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or

(b) an amount equal to 15% of the fair market value of the shares as of the first day of the offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of this holding period, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding period(s) described above.

     The foregoing is only a summary of the effect of federal income taxation upon the participant and the Company with respect to the shares purchased under the Purchase Plan. Reference should be made to the applicable provisions of the Code. In addition, the foregoing summary does not discuss the tax consequences of a participant's death or the income tax laws of any state or foreign country in which the participant may reside. Furthermore, future legislative, administrative or judicial changes could affect the accuracy of the foregoing summary.

VOTE REQUIRED

     At the Annual Meeting, the shareholders are being asked to approve the amendment to the Purchase Plan to increase the number of shares issuable under the Purchase Plan by 500,000 shares. The affirmative vote of holders of a majority of the shares entitled to vote at the Annual Meeting at which a quorum is present will be required to approve the amendment to the Purchase Plan.

     THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE PURCHASE PLAN TO RESERVE AN ADDITIONAL 500,000 SHARES FOR ISSUANCE THEREUNDER.

                                 PROPOSAL NO. 3

                  APPROVAL OF AMENDMENT TO THE 1996 STOCK PLAN

     At the Annual Meeting, the shareholders are being asked to approve an amendment to the Company's 1996 Stock Plan (the "1996 Plan") to increase the number of shares of the Company's Common Stock reserved for issuance under the 1996 Plan by 1,000,000 shares from a total of 1,000,000 shares which are currently reserved for issuance thereunder. The 1996 Plan is described in more detail below. Since each executive officer and director of the Company is eligible to receive options under the 1996 Plan, as amended, each such officer and director has an interest in the proposed amendments to the 1996 Plan.

     In October 1996, the Board of Directors adopted the 1996 Plan and reserved 1,000,000 shares of Common Stock for issuance thereunder. The 1996 Plan was approved by the stockholders in May 1997. As of February 28, 1998, options to purchase 517,470 shares had been granted pursuant to the 1996 Plan at a weighted average exercise price of $2.91 per share and no options had been exercised. A total of 482,530 shares are available for issuance pursuant to grant of options under the 1996 Plan. The 1996 Plan is designed to retain, motivate and reward employees and executives by providing them with long term equity participation in the Company relating directly to the financial performance and long-term growth of the Company.

SUMMARY OF THE 1996 PLAN

     General. The purpose of the 1996 Plan is to attract and retain the best available personnel for positions of substantial responsibility with the Company, to provide additional incentives to the employees, directors and consultants of the Company and to promote the success of the Company's business. Options granted under the 1996 Plan may be either "incentive stock options," as defined in Section 422 of the Code, or nonstatutory stock options. Stock purchase rights may also be granted pursuant to the 1996 Plan.

     Administration. The 1996 Plan may generally be administered by the Board or a committee appointed by the Board (the "Administrator"). Subject to the other provisions of the 1996 Plan, the Administrator has the power to determine the terms and conditions of any options and stock purchase rights granted, including but not limited to the exercise price, the number of shares subject to the option or stock purchase right and the exercisability thereof. The 1996 Plan is currently administered by the Compensation Committee of the Board of Directors.

     Eligibility; Limitations. Nonstatutory stock options and stock purchase rights may be granted under the 1996 Plan to employees, directors and consultants of the Company and any parent or subsidiary of the Company. Incentive stock options may be granted only to employees. Any optionee who owns more than 10% of the combined voting power of all classes of outstanding stock of the Company is not eligible for the grant of an incentive stock option unless the exercise price of the option is at least 110% of the fair market value of the Common Stock on the date of grant.

     Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of the Company. In order to preserve the Company's ability to deduct the compensation income associated with options granted to such persons, the 1996 Plan provides that no employee may be granted, in any fiscal year of the Company, options to purchase more than 500,000 shares of Common Stock. Notwithstanding this limit, however, in connection with an employee's initial employment, he or she may be granted options to purchase up to an additional 500,000 shares of Common Stock.

     Terms and Conditions of Options. Each option granted under the 1996 Plan is evidenced by a written stock option agreement between the Company and the optionee, and is subject to the following additional terms and conditions:

          (a) Exercise Price. The Administrator determines the exercise price of options at the time the options are granted. The exercise price of an incentive stock option may not be less than 100% of the fair market value of the Common Stock on the date such option is granted; provided, however, the exercise price of an incentive stock option granted to a 10% shareholder may not be less than 110% of the fair market value of the Common Stock on the date such option is granted. The fair market value of the

     Common Stock is generally determined with reference to the closing sale price for the Common Stock (or the closing bid if no sales were reported) on the last market trading day prior to the date the option is granted. The exercise price of a nonstatutory stock option may be determined by the Administrator; provided, however, the exercise price of a nonstatutory stock option intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code may not be less than 100% of the fair market value of the Common Stock on the date of grant.

          (b) Exercise of Option. The Administrator determines when options become exercisable, and may in its discretion, accelerate the vesting of any outstanding option. Stock options granted under the 1996 Plan generally vest and become exercisable over four years.

          (c) Form of Consideration. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The 1996 Plan permits payment to be made by cash, check, promissory note, other shares of Common Stock of the Company (with some restrictions), cashless exercise, a reduction in the amount of any Company liability to the optionee, any other form of consideration permitted by applicable law, or any combination thereof.

          (d) Term of Option. The term of an incentive stock option may be no more than ten (10) years from the date of grant; provided that in the case of an incentive stock option granted to a 10% shareholder, the term of the option may be no more than five (5) years from the date of grant. No option may be exercised after the expiration of its term.

          (e) Termination of Employment. If an optionee's employment or consulting relationship terminates for any reason (other than death or disability), then all options held by the optionee under the 1996 Plan expire on the earlier of (i) the date set forth in his or her notice of grant or (ii) the expiration date of such option. To the extent the option is exercisable at the time of such termination, the optionee may exercise all or part of his or her option at any time before termination. In the absence of a specified time specified in the option agreement, the option must be exercised within three months following termination of employment or consulting relationship.

          (f) Permanent Disability. If an optionee's employment or consulting relationship terminates as a result of permanent and total disability (as defined in the Code), then all options held by such optionee under the 1996 Plan will expire on the earlier of (i) twelve (12) months from the date of termination of the optionee's employment or (ii) the expiration date of the option. The optionee may exercise all or part of his or her option at any time before such expiration to the extent that such option was exercisable at the time of termination of employment.

          (g) Death. If an optionee dies while employed by the Company, his or her option will expire upon the earlier of (i) twelve (12) months after the optionee's death or (ii) the expiration date of the option. The executor or other legal representative of the optionee's estate may exercise all or part of the optionee's option at any time before such expiration to the extent that such option was exercisable at the time of optionee's death.

          (h) Nontransferability of Options. Unless determined otherwise by the Administrator, options granted under the 1996 Plan generally are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee. Following such transfer, any such options will continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer.

          (i) Value Limitation. If the aggregate fair market value of all shares of Common Stock subject to an optionee's incentive stock option which are exercisable for the first time during any calendar year exceeds $100,000, the excess options will be treated as nonstatutory stock options.

          (j) Other Provisions. The stock option agreement may contain other terms, provisions and conditions not inconsistent with the 1996 Plan as may be determined by the Administrator.

     Terms and Conditions of Stock Purchase Rights. Each stock purchase right granted under the 1996 Plan shall be evidenced by a written or electronic offer which sets forth the terms, conditions and restrictions related to the offer, including the number of shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer. The offer shall be accepted by execution of a restricted stock purchase agreement in such form as determined by the Administrator. Unless the Administrator determines otherwise, the restricted stock purchase agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's service with the Company for any reason (including death or disability). The purchase price for shares repurchased pursuant to the restricted stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The Administrator shall determine the rate at which the repurchase option lapses. Once the stock purchase right is exercised, the purchaser shall have the rights equivalent to those of a shareholder.

     Adjustment Upon Changes in Capitalization; Corporate Transactions. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding option or stock purchase right, and the number of shares of Common Stock which have been authorized for issuance under the 1996 Plan but as to which no options or stock purchase rights have yet been granted or which have been returned to the 1996 Plan upon cancellation or expiration of an option or stock purchase right, as well as the price per share of Common Stock covered by each such outstanding option or stock purchase right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company. The conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option or stock purchase right.

     Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each optionee as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, the option or stock purchase right shall terminate immediately prior to the consummation of such proposed action. The Administrator in its discretion may provide for an optionee to have the right to exercise his or her option until ten (10) days prior to such transaction as to all of the optioned stock covered thereby, including shares as to which the option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any shares purchased upon exercise of an option or stock purchase right shall lapse as to all such shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an option or stock purchase right will terminate immediately prior to the consummation of such proposed action.

     Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding option or stock purchase right will be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option or stock purchase right, the optionee shall fully vest in and have the right to exercise the option or stock purchase right as to all of the optioned stock, including shares as to which it would not otherwise be vested or exercisable.

     Amendment and Termination of the 1996 Plan. The Board may amend, alter, suspend or terminate the 1996 Plan, or any part thereof, at any time and for any reason. However, the Company will obtain shareholder approval for any amendment to the 1996 Plan to the extent necessary to comply with Section 162(m) and
Section 422 of the Code, or any similar rule or statute. No such action by the Board or shareholders may alter or impair any option previously granted under the 1996 Plan without the written consent of the optionee. Unless terminated earlier, the 1996 Plan will terminate ten years from the date of its approval by the shareholders or the Board, whichever is earlier.

FEDERAL INCOME TAX CONSEQUENCES

     Incentive Stock Options. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of
(i) the fair market value of the shares at the date of the option exercise or
(ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% shareholder of the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

     Nonstatutory Stock Options. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

     THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON OPTIONEES AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF OPTIONS UNDER THE 1996 PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE EMPLOYEE'S OR CONSULTANT'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE EMPLOYEE OR CONSULTANT MAY RESIDE.

REQUIRED VOTE

     At the Annual Meeting, the shareholders are being asked to approve the amendment to the 1996 Plan to increase the number of shares of Common Stock reserved for issuance by 1,000,000 shares. The affirmative vote of the holders of a majority of the shares entitled to vote at the Annual Meeting at which a quorum is present will be required to approve the amendment to the 1996 Plan.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S 1996 PLAN TO RESERVE AN ADDITIONAL 1,000,000 SHARES FOR ISSUANCE THEREUNDER.

                                 PROPOSAL NO. 4
                          REINCORPORATION IN DELAWARE

INTRODUCTION

     The Board of Directors believes that the best interests of the Company and its shareholders will be served by changing the state of incorporation of the Company from California to Delaware (the "Reincorporation Proposal" or the "Proposed Reincorporation"). As discussed below, the principal reasons for reincorporation (the "Reincorporation") are the greater flexibility of Delaware corporate law, the substantial body of case law interpreting that law and the increased ability of the Company to attract and retain qualified directors. The Company believes that its shareholders will benefit from the well-established principles of corporate governance that Delaware law affords. Although Delaware law provides the opportunity for the Board of Directors to adopt various mechanisms which may enhance the Board's ability to negotiate favorable terms for the shareholders in the event of an unsolicited takeover attempt, the Reincorporation Proposal is not being proposed in order to prevent a current unsolicited takeover attempt, nor is it in response to any present attempt known to the Board of Directors to acquire control of the Company, obtain representation on the Board of Directors or take significant action that affects the Company. Shareholders are urged to read carefully the following sections of this Proxy Statement, including the related exhibits, before voting on the Reincorporation Proposal. Throughout the Proxy Statement, the term "Anergen California" refers to the existing California corporation and the term "Anergen Delaware" refers to the proposed new Delaware corporation, a wholly-owned subsidiary of Anergen California, which is the proposed successor to Anergen California.

     The Proposed Reincorporation will be effected by merging Anergen California into Anergen Delaware (the "Merger"). Upon completion of the Merger, Anergen California will cease to exist and Anergen Delaware will continue to operate the business of the Company under the name Anergen, Inc. Pursuant to the Agreement and Plan of Merger between Anergen California and Anergen Delaware, a copy of which is attached hereto as Exhibit A (the "Merger Agreement"), each outstanding share of Anergen California Common Stock, no par value per share, will automatically be converted into one share of Delaware Common Stock, $0.001 par value per share. IT IS NOT NECESSARY FOR SHAREHOLDERS TO EXCHANGE THEIR EXISTING STOCK CERTIFICATES FOR STOCK CERTIFICATES OF ANERGEN DELAWARE. The Common Stock of Anergen California is listed for trading on the Nasdaq National Market, and after the merger Anergen Delaware's Common Stock will continue to be traded on the Nasdaq National Market without interruption, under the same symbol ("ANRG") as the shares of Anergen California Common Stock are traded under such system prior to the merger.

     Upon the date on which the Merger is effective (the "Effective Date"), Anergen Delaware will also assume and continue the outstanding stock options and all other employee benefit plans of Anergen California. Each outstanding and unexercised option, warrant or other right to purchase shares of Anergen California Common Stock will become an option, warrant or right to purchase the same number of shares of Anergen Delaware Common Stock on the same terms and conditions and at the same exercise price applicable to any such Anergen California option, warrant or stock purchase right at the Effective Date.

     The Reincorporation Proposal has been unanimously approved by Anergen California's Board of Directors. If approved by the shareholders, it is anticipated that the Effective Date of the Merger will be as soon as reasonably practicable following the Annual Meeting of Shareholders. However, pursuant to the Merger Agreement, the Merger may be abandoned or the Merger Agreement may be amended by the Board of Directors (except that certain principal terms may not be amended without shareholder approval) either before or after shareholder approval has been obtained and prior to the Effective Date of the Proposed Reincorporation if, in the opinion of the Board of Directors of either company, circumstances arise that make it inadvisable to proceed.

     Shareholders of Anergen California will have no dissenters' rights of appraisal with respect to the Reincorporation Proposal. See "Significant Differences Between the Corporation Laws of California and Delaware--Appraisal Rights." The discussion set forth below is qualified in its entirety by reference to the

Merger Agreement, the Certificate of Incorporation and Bylaws of Anergen Delaware, copies of which are attached hereto as Exhibits A, B and C, respectively.

VOTE REQUIRED FOR THE REINCORPORATION PROPOSAL

     Approval of the Reincorporation Proposal, which will also constitute approval of (i) the Merger Agreement and the Certificate of Incorporation and Bylaws of Anergen Delaware, and (ii) the assumption of Anergen California's employee benefit plans and outstanding stock options by Anergen Delaware, will require the affirmative vote of the holders of a majority of the outstanding shares of Anergen California Common Stock.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSED REINCORPORATION IN DELAWARE.

PRINCIPAL REASONS FOR THE PROPOSED REINCORPORATION

     As the Company plans for the future, the Board of Directors and management believe that it is essential to be able to draw upon well-established principles of corporate governance in making legal and business decisions. The prominence and predictability of Delaware corporate law provide a reliable foundation on which the Company's governance decisions can be based and the Company believes that shareholders will benefit from the responsiveness of Delaware corporate law and Delaware courts to their needs and to those of the corporation they own.

     Prominence, Predictability and Flexibility of Delaware Law. For many years, Delaware has followed a policy of encouraging incorporation in that state and, in furtherance of that policy, has been a leader in adopting, construing and implementing comprehensive, flexible corporate laws responsive to the legal and business needs of corporations organized under its laws. Many corporations have chosen Delaware initially as a state of incorporation or have subsequently changed corporate domicile to Delaware in a manner similar to that proposed by the Company. Because of Delaware's prominence as the state of incorporation for many major corporations, both the legislature and courts in Delaware have demonstrated an ability and a willingness to act quickly and effectively to meet changing business needs. The Delaware courts have developed considerable expertise in dealing with corporate issues and a substantial body of case law has developed construing Delaware law and establishing public policies with respect to corporate legal affairs.

     Well-Established Principles of Corporate Governance. There is substantial judicial precedent in the Delaware courts as to the legal principles applicable to measures that may be taken by a corporation and as to the conduct of the Board of Directors under the business judgment rule. The Company believes that its shareholders will benefit from the well-established principles of corporate governance that Delaware law affords.

     Increased Ability to Attract and Retain Qualified Directors. Both California and Delaware law permit a corporation to include a provision in its certificate of incorporation which reduces or limits the monetary liability of directors for breaches of fiduciary duty in certain circumstances. The increasing frequency of claims and litigation directed against directors and officers has greatly expanded the risks facing directors and officers of corporations in exercising their respective duties. The amount of time and money required to respond to such claims and to defend such litigation can be substantial. It is the Company's desire to reduce these risks to its directors and officers and to limit situations in which monetary damages can be recovered against directors so that the Company may continue to attract and retain qualified directors who otherwise might be unwilling to serve because of the risks involved. The Company believes that, in general, Delaware law provides greater protection to directors than California law and that Delaware case law regarding a corporation's ability to limit director liability is more developed and provides more guidance than California law.

NO CHANGE IN THE NAME, BOARD MEMBERS, BUSINESS, MANAGEMENT, EMPLOYEE BENEFIT PLANS OR LOCATION OF PRINCIPAL EXECUTIVE OFFICES OR FACILITIES OF THE COMPANY

     The Proposed Reincorporation will effect a change in the legal domicile of the Company, but not its physical location. The Proposed Reincorporation will not result in any change in the name, business, management, fiscal year, assets or liabilities (except to the extent of legal and other costs of effecting the

Proposed Reincorporation) or location of the principal facilities of the Company. The seven directors who are elected at the 1998 Annual Meeting of Shareholders will become the directors of Anergen Delaware. Anergen California's employee benefit arrangements, including its stock option and stock purchase plans, will be assumed and continued by Anergen Delaware upon the terms and subject to the conditions currently in effect.

ANTITAKEOVER IMPLICATIONS

     Delaware, like many other states, permits a corporation to adopt a number of measures through amendment of the certificate of incorporation or bylaws or otherwise, which measures are designed to reduce a corporation's vulnerability to unsolicited takeover attempts. The Reincorporation Proposal is not being proposed in order to prevent an unsolicited takeover attempt, nor is it in response to any present attempt known to the Board of Directors to acquire control of the Company, obtain representation on the Board of Directors or take significant action that affects the Company.

     In the discharge of its fiduciary obligations to its shareholders, the Board of Directors has evaluated the Company's vulnerability to potential unsolicited bidders. In the course of such evaluation, the Board of Directors of the Company has considered or may consider in the future certain defensive strategies designed to enhance the Board's ability to negotiate with an unsolicited bidder. These strategies include, but are not limited to, the issuance of authorized but unissued preferred stock, the rights and preferences of which may be determined by the Board of Directors. Anergen California currently has authorized but unissued Preferred Stock which may be issued by the directors under California law and has been provided for by Anergen Delaware under Delaware law.

     Certain effects of the Reincorporation Proposal may be considered to have antitakeover implications. Section 203 of the Delaware General Corporation Law ("Section 203"), from which Anergen Delaware does not intend to opt out, restricts certain "business combinations" with "interested stockholders" for three years following the time that a person or entity becomes an interested stockholder, unless the Board of Directors approves the business combination and/or other requirements are met. See "Significant Differences Between the Corporation Laws of California and Delaware -- Stockholder Approval of Certain Business Combinations." The elimination of cumulative voting could be viewed as having an antitakeover effect in that it can make it more difficult for a minority stockholder to gain a seat on the Board. Other measures permitted under Delaware law, which the Company does not intend to implement, include the establishment of a staggered board of directors and the elimination of the right of a 10% holder to call a special meeting of shareholders. The elimination of cumulative voting and the establishment of a classified board of directors can also be undertaken under California law in certain circumstances. Pursuant to the Amended and Restated Articles of Incorporation of Anergen California, however, the shareholders of Anergen California are not presently entitled to cumulative voting in any election of directors. See "Cumulative Voting for Directors." For a detailed discussion of all of the changes that will be implemented as part of the Proposed Reincorporation, see Exhibits B and C and "The Charters and Bylaws of Anergen California and Anergen Delaware." For a discussion of differences between the laws of California and Delaware, see "Significant Differences Between the Corporation Laws of California and Delaware."

     The Board of Directors believes that unsolicited takeover attempts may be unfair or disadvantageous to the Company and its shareholders because: (i) a non-negotiated takeover bid may be timed to take advantage of temporarily depressed stock prices; (ii) a non-negotiated takeover bid may be designed to foreclose or minimize the possibility of more favorable competing bids or alternative transactions; (iii) a non-negotiated takeover bid may involve the acquisition of only a controlling interest in the corporation's stock, without affording all shareholders the opportunity to receive the same economic benefits; and (iv) certain of the Company's contractual arrangements provide that they may not be assigned pursuant to a transaction which results in a "change in control" of the Company without the prior written consent of the licensor or other contracting party.

     By contrast, in a transaction in which an acquiror must negotiate with an independent board of directors, the board can and should take account of the underlying and long-term values of the Company's business, technology and other assets, the possibilities for alternative transactions on more favorable terms, possible advantages from a tax-free reorganization, anticipated favorable developments in the Company's business not yet reflected in the stock price and equality of treatment of all shareholders.

     Despite the belief of the Board of Directors as to the benefits to shareholders of the Reincorporation Proposal, it may be disadvantageous to the extent that it has the effect of discouraging a future takeover attempt which is not approved by the Board of Directors, but which a majority of the shareholders might deem to be in their best interests or in which shareholders might receive a premium for their shares over the then current market value or over their cost basis in such shares. As a result of such effects of the Reincorporation Proposal, shareholders who might wish to participate in a tender offer may not have an opportunity to do so. In addition, to the extent that such provisions enable the Board of Directors to resist a takeover or a change in control of the Company, they could make it more difficult to change the existing Board of Directors and management.

THE CHARTERS AND BYLAWS OF ANERGEN CALIFORNIA AND ANERGEN DELAWARE

     The provisions of the Anergen Delaware Certificate of Incorporation and Bylaws are similar to those of Anergen California's Amended and Restated Articles of Incorporation and Bylaws in many respects. However, the Reincorporation Proposal includes the implementation of certain provisions in the Anergen Delaware Certificate of Incorporation and Bylaws that alter the rights of stockholders and the powers of management. The Company is also separately seeking shareholder approval to increase the number of authorized shares of the Company's Common Stock (see Proposal No. 7). In addition, Anergen Delaware could implement certain other changes by amending its Certificate of Incorporation and Bylaws in the future. For a discussion of such changes, see "Significant Differences Between the Corporation Laws of California and Delaware."

     The Amended and Restated Articles of Incorporation of Anergen California currently authorize the Company to issue up to 40,000,000 shares of Common Stock, no par value per share, and 10,000,000 shares of Preferred Stock, no par value per share. The Certificate of Incorporation of Anergen Delaware provides that the Company will have 60,000,000 authorized shares of Common Stock (if Proposal No. 7 is approved), $.001 per share par value, and 10,000,000 shares of Preferred Stock, $.001 per share par value. See Proposal No. 7 regarding an increase in the authorized Common Stock to 60,000,000 shares. Like Anergen California's Amended and Restated Articles of Incorporation, Anergen Delaware's Certificate of Incorporation provides that the Board of Directors is entitled to determine the powers, preferences and rights, and the qualifications, limitations or restrictions, of the authorized and unissued preferred stock. Although it has no present intention of doing so, the Board of Directors, without stockholder approval, could authorize the issuance of additional Preferred Stock upon terms which could have the effect of delaying or preventing a change in control of the Company or modifying the rights of holders of the Company's Common Stock under either California or Delaware law. The Board of Directors could also utilize such shares for further financings, possible acquisitions and other uses. The Amended and Restated Articles of Incorporation of Anergen California also contain references to certain series of Preferred Stock which previously had been outstanding prior to the Company's initial public offering, but in connection therewith, all such series of Preferred Stock automatically converted to Common Stock. Accordingly, the Certificate of Incorporation of Anergen Delaware will not contain references to any series of Preferred Stock since none is currently outstanding.

     Monetary Liability of Directors. The Amended and Restated Articles of Incorporation of Anergen California and the Certificate of Incorporation of Anergen Delaware both provide for the elimination of personal monetary liability of directors to the fullest extent permissible under law. The provision eliminating monetary liability of directors set forth in the Anergen Delaware Certificate of Incorporation is potentially more expansive than the corresponding provision in the Anergen California Amended and Restated Articles of Incorporation, in that the former incorporates future amendments to Delaware law with respect to the elimination of such liability. For a more detailed explanation of the foregoing, see "Significant Differences Between the Corporation Laws of California and Delaware -- Indemnification and Limitation of Liability."

     Size of the Board of Directors. The Bylaws of Anergen Delaware provide for a Board of Directors consisting of eight directors. The Bylaws of Anergen California provide for a Board of Directors of seven to ten members, with the exact number currently set at eight directors. Under California law, although changes in the number of directors, in general, must be approved by a majority of the outstanding shares, the Board of Directors may fix the exact number of directors within a stated range set forth in the articles of incorporation or bylaws, if the stated ranges have been approved by the shareholders. Delaware law permits the board of directors acting alone, to change the authorized number of directors by amendment to the bylaws, unless the directors are not authorized to amend the bylaws or the number of directors is fixed in the certificate of incorporation (in which case a change in the number of directors may be made only by amendment to the certificate of incorporation following approval of such change by the stockholders). The Anergen Delaware Certificate of Incorporation provides that the number of directors will be as specified in the Bylaws and authorizes the Board of Directors to adopt, alter, amend or repeal the Bylaws. Following the Proposed Reincorporation, the Board of Directors of Anergen Delaware could amend the Bylaws to change the size of the Board of Directors from eight directors without further stockholder approval. If the Reincorporation Proposal is approved, the seven directors of Anergen California who are elected at the Annual Meeting of Shareholders in August 1998 will continue as the seven directors of Anergen Delaware after the Proposed Reincorporation is consummated, with one vacancy on the Board.

     Cumulative Voting for Directors. Under California law, if a shareholder has given notice of an intention to cumulate votes for the election of directors, any other shareholder of the corporation is also entitled to cumulate his or her votes at such election. Cumulative voting provides that each share of stock normally having one vote is entitled to a number of votes equal to the number of directors to be elected. A shareholder may then cast all such votes for a single candidate or may allocate them among as many candidates as the shareholder may choose. In the absence of cumulative voting, the holders of a majority of the shares present or represented at a meeting in which directors are to be elected would have the power to elect all the directors to be elected at such meeting, and no person could be elected without the support of holders of a majority of the shares present or represented at such meeting. Elimination of cumulative voting could make it more difficult for a minority stockholder adverse to a majority of the stockholders to obtain representation on the Company's Board of Directors. California corporations may adopt provisions in their articles or bylaws that eliminate cumulative voting effective when the Company's stock is listed on a national stock exchange and when the Company's stock is held by 800 shareholders of record and included in the Nasdaq National Market System (a "Listed Company"). The Company's articles contain such a provision, and, since the Company qualifies as a Listed Company, it no longer allows cumulative voting. Under Delaware law, cumulative voting in the election of directors is not mandatory, but is a permitted option. The Anergen Delaware Certificate of Incorporation does not provide for cumulative voting rights.

     Power to Call Special Shareholders' Meetings. Under California law, a special meeting of shareholders may be called by the Board of Directors, the Chairman of the Board, the President, the holders of shares entitled to cast not less than ten percent (10%) of the votes at such meeting and such additional persons as are authorized by the articles of incorporation or the bylaws. Under Delaware law, a special meeting of stockholders may be called by the Board of Directors or by any other person authorized to do so in the Certificate of Incorporation or the Bylaws. The Bylaws of Anergen Delaware currently authorize the Board of Directors, the Chairman of the Board, the President and the holders of not less than ten percent (10%) of the shares entitled to vote to call a special meeting of shareholders. Therefore, no substantive change is contemplated in this provision, although the Board could in the future amend the Company's Bylaws without stockholder approval.

     Filling Vacancies on the Board of Directors. Under California law, any vacancy on the board of directors other than one created by removal of a director may be filled by the Board. If the number of directors is less than a quorum, a vacancy may be filled by the unanimous written consent of the directors then in office, by the affirmative vote of a majority of the directors at a meeting held pursuant to notice or waivers of notice or by a sole remaining director. A vacancy created by removal of a director may be filled by the board only if so authorized by a corporation's articles of incorporation or by a bylaw approved by the corporation's shareholders. Anergen California's Amended and Restated Articles of Incorporation and Bylaws permit directors to fill vacancies created by removal of a director and also permit such vacancies to be filled by the vote or written consent of the shareholders or by court order. Under Delaware law, vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) or by a sole remaining director, unless otherwise provided in the certificate of incorporation or bylaws (or unless the certificate of incorporation directs that a particular class of stock is to elect such director(s), in which case a majority of the directors elected by such class, or a sole remaining director so elected, shall fill such vacancy or newly created directorship). The Bylaws of Anergen Delaware provide, that any vacancy created by the removal of a director by the stockholders of Anergen Delaware or by court order may be filled only by the stockholders. Following the Proposed Reincorporation, the Board of Directors of Anergen Delaware could, although it has no current intention to do so, amend the Bylaws to provide that directors may fill any vacancy created by removal of directors by the stockholders.

     Loans to Officers and Employees. Under California law, any loan or guaranty to or for the benefit of a director or officer of the corporation or its parent requires approval of the shareholders unless such loan or guaranty is provided under a plan approved by shareholders owning a majority of the outstanding shares of the corporation. However, under California law, shareholders of any corporation with 100 or more shareholders of record, such as the Company, may approve a bylaw authorizing the board of directors alone to approve loans or guaranties to or on behalf of officers (whether or not such officers are directors) if the board determines that any such loan or guaranty may reasonably be expected to benefit the corporation. The Bylaws of Anergen California do not contain the foregoing provision. Under Delaware law and the Anergen Delaware Bylaws, Anergen Delaware may make loans to, guarantee the obligations of or otherwise assist its officers or other employees and those of its subsidiaries (including directors who are also officers or employees) when such action, in the judgment of the directors, may reasonably be expected to benefit the corporation. The Company has no present commitments, understandings or intentions to make any loan or guarantee to any of its officers, directors or employees.

     Voting by Ballot. California law provides that the election of directors may proceed in the manner described in a corporation's bylaws. Anergen California's Bylaws provide that the election of directors at a shareholders' meeting may be by voice vote or ballot, unless prior to such vote a shareholder at the meeting demands a vote by ballot, in which case such vote must be by ballot. Under Delaware law, the right to vote by written ballot may be restricted if so provided in the certificate of incorporation. The Bylaws of Anergen Delaware do not address election by ballot, but the Certificate of Incorporation of Anergen Delaware provides that election of directors need not be by written ballot.

COMPLIANCE WITH DELAWARE AND CALIFORNIA LAW

     Following the Annual Meeting of Shareholders, if the Reincorporation Proposal is approved, the Company will submit the Merger Agreement to the offices of the California Secretary of State and the Delaware Secretary of State for filing.

SIGNIFICANT DIFFERENCES BETWEEN THE CORPORATION LAWS OF CALIFORNIA AND DELAWARE

     The corporation laws of California and Delaware differ in many respects. Although all the differences are not set forth in this Proxy Statement, certain provisions, which could materially affect the rights of shareholders, are discussed below.

     Stockholder Approval of Certain Business Combinations. In recent years, a number of states have adopted special laws designed to make certain kinds of "unfriendly" corporate takeovers, or other transactions involving a corporation and one or more of its significant stockholders, more difficult. Under Section 203, certain "business combinations" of a Delaware corporation with "any interested stockholder" are subject to a three-year moratorium unless specified conditions are met.

     Section 203 prohibits a Delaware corporation from engaging in a "business combination" with an "interested stockholder" for three years following the time that such person or entity becomes an interested stockholder. With certain exceptions, an interested stockholder is a person or entity who or which owns, individually or with or through certain other persons or entities, fifteen percent (15%) or more of the corporation's outstanding voting stock (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or is an affiliate or associate of the corporation and was the owner, individually or with or through certain other persons or entities, of fifteen percent (15%) or more of such voting stock at any time within the previous three years, or is an affiliate or associate of any of the foregoing.

     For purposes of Section 203, the term "business combination" is defined broadly to include mergers with or caused by the interested stockholder; sales or other dispositions to the interested stockholder (except proportionately with the corporation's other stockholders) of assets of the corporation or a direct or indirect majority-owned subsidiary equal in aggregate market value to ten percent (10%) or more of the aggregate market value of either the corporation's consolidated assets or all of its outstanding stock; the issuance or transfer by the corporation or a direct or indirect majority-owned subsidiary of stock of the corporation or such subsidiary to the interested stockholder (except for certain transfers in a conversion or exchange or a pro rata distribution or certain other transactions, none of which increases the interested stockholder's proportionate ownership of any class or series of the corporation's or such subsidiary's stock or of the corporation's voting stock); any transaction involving the corporation or any direct or indirect majority-owned subsidiary of the corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible to such stock, of the corporation or the majority-owned subsidiary which is owned by the interested stockholder (except as a result of immaterial changes due to fractional share adjustments or as a result of purchases or redemptions not caused, directly or indirectly, by the interested stockholder); or receipt by the interested stockholder (except proportionately as a stockholder), directly or indirectly, of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or a subsidiary.

     The three-year moratorium imposed on business combinations by Section 203 does not apply if: (i) prior to the time that such stockholder becomes an interested stockholder, the board of directors approves either the business combination or the transaction that resulted in the person or entity becoming an interested stockholder; (ii) upon consummation of the transaction that made him or her an interested stockholder, the interested stockholder owns at least eighty-five percent (85%) of the corporation's voting stock outstanding at the time the transaction commenced (excluding from the eighty-five percent (85%) calculation shares owned by directors who are also officers of the target corporation and shares held by employee stock plans that do not give employee participants the right to decide confidentially whether to accept a tender or exchange offer); or (iii) on or after the time such person or entity becomes an interested stockholder, the board approves the business combination and it is also approved at a stockholder meeting by sixty-six and two-thirds percent
(66 2/3%) of the outstanding voting stock not owned by the interested stockholder.

     Section 203 only applies to certain publicly held corporations that have a class of voting stock that is (i) listed on a national securities exchange, (ii) authorized for quotation on the Nasdaq Stock Market or (iii) held of record by more than 2,000 stockholders. Although a Delaware corporation to which Section 203 applies may elect not to be governed by Section 203, Anergen Delaware does not intend to so elect.

     Section 203 will encourage any potential acquiror to negotiate with the Company's Board of Directors. Section 203 also might have the effect of limiting the ability of a potential acquiror to make a two-tiered bid for Anergen Delaware in which all stockholders would not be treated equally. Shareholders should note, however, that the application of Section 203 to Anergen Delaware will confer upon the Board the power to reject a proposed business combination in certain circumstances, even though a potential acquiror may be offering a substantial premium for Anergen Delaware's shares over the then-current market price. Section 203 would also discourage certain potential acquirors unwilling to comply with its provisions. See "Shareholder Voting" herein.

     Removal of Directors. Under California law, any director or the entire board of directors may be removed, with or without cause, with the approval of a majority of the outstanding shares entitled to vote; however, no individual director may be removed (unless the entire board is removed) if the number of votes cast against such removal would be sufficient to elect the director under cumulative voting. Under Delaware law, a director of a corporation that does not have a classified board of directors or cumulative voting may be removed with or without cause with the approval of a majority of the outstanding shares entitled to vote at an election of directors. In the case of a Delaware corporation having cumulative voting, if less than the entire board is to be removed, a director may not be removed without cause if the number of shares voted against such removal would be sufficient to elect the director under cumulative voting. A director of a corporation with a classified board of directors may be removed only for cause, unless the certificate of incorporation otherwise provides. The Certificate of Incorporation of Anergen Delaware does not provide for a classified board of directors or for cumulative voting.

     Classified Board of Directors. A classified board is one on which a certain number, but not all, of the directors are elected on a rotating basis each year. This method of electing directors makes changes in the composition of the board of directors more difficult, and thus a potential change in control of a corporation a lengthier and more difficult process. California law permits certain qualifying corporations to provide for a classified board of directors by adopting amendments to their articles of incorporation or bylaws, which amendments must be approved by the shareholders. Although Anergen California qualifies to adopt a classified board of directors, its Board of Directors has no present intention of doing so. Delaware law permits, but does not require, a classified board of directors, pursuant to which the directors can be divided into as many as three classes with staggered terms of office, with only one class of directors standing for election each year. The Anergen Delaware Certificate of Incorporation and Bylaws do not provide for a classified board, and Anergen Delaware presently does not intend to propose establishment of a classified board. The establishment of a classified board following the Proposed Reincorporation would require the approval of the stockholders of Anergen Delaware.

     Indemnification and Limitation of Liability. California and Delaware have similar laws respecting indemnification by a corporation of its officers, directors, employees and other agents. The laws of both states also permit, with certain exceptions, a corporation to adopt a provision in its articles of incorporation or certificate of incorporation, as the case may be, eliminating the liability of a director to the corporation or its shareholders for monetary damages for breach of the director's fiduciary duty. There are nonetheless certain differences between the laws of the two states respecting indemnification and limitation of liability.

     The Amended and Restated Articles of Incorporation of Anergen California eliminate the liability of directors to the corporation to the fullest extent permissible under California law. California law does not permit the elimination of monetary liability where such liability is based on: (a) intentional misconduct or knowing and culpable violation of law; (b) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders, or that involve the absence of good faith on the part of the director; (c) receipt of an improper personal benefit; (d) acts or omissions that show reckless disregard for the director's duty to the corporation or its shareholders, where the director in the ordinary course of performing a director's duties should be aware of a risk of serious injury to the corporation or its shareholders; (e) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duties to the corporation or its shareholders; (f) interested transactions between the corporation and a director in which a director has a material financial interest; and (g) liability for improper distributions, loans or guarantees.

     The Certificate of Incorporation of Anergen Delaware also eliminates the liability of directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permissible under Delaware law, as such law exists currently or as it may be amended in the future. Under Delaware law, such provision may not eliminate or limit director monetary liability for: (a) breaches of the director's duty of loyalty to the corporation or its stockholders; (b) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (c) the payment of unlawful dividends or unlawful stock repurchases or redemptions; or (d) transactions in which the director received an improper personal benefit. Such limitation of liability provisions also may not limit a director's liability for violation of, or otherwise relieve Anergen Delaware or its directors from the necessity of complying with, federal or state securities laws, or affect the availability of non-monetary remedies such as injunctive relief or rescission.

     California law permits indemnification of expenses incurred in derivative or third-party actions, except that with respect to derivative actions (a) no indemnification may be made when a person is adjudged liable to the corporation in the performance of that person's duty to the corporation and its shareholders unless a court determines such person is entitled to indemnity for expenses, and then such indemnification may be made only to the extent that such court shall determine; and (b) no indemnification may be made without court approval in respect of amounts paid or expenses incurred in settling or otherwise disposing of a threatened or pending action or amounts incurred in defending a pending action that is settled or otherwise disposed of without court approval.

     California law requires indemnification when the individual has defended successfully the action on the merits (as opposed to Delaware law, which requires indemnification relating to a successful defense on the merits or otherwise).

     Delaware law generally permits indemnification of expenses, including attorneys fees, actually and reasonably incurred in the defense or settlement of a derivative or third-party action, provided there is a determination by a majority vote of the disinterested directors, even though such directors may constitute less than a quorum; if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or by the stockholders, that the person seeking indemnification acted in good faith and in a manner reasonably believed to be in or (in contrast to California law) not opposed to the best interests of the corporation. Without court approval, however, no indemnification may be made in respect of any derivative action in which such person is adjudged liable for negligence or misconduct in the performance of his or her duty to the corporation. Delaware law requires indemnification of expenses when the individual being indemnified has successfully defended any action, claim, issue, or matter therein, on the merits or otherwise.

     Expenses incurred by an officer or director in defending an action may be paid in advance, under Delaware law and California law, if such director or officer undertakes to repay such amounts if it is ultimately determined that he or she is not entitled to indemnification. In addition, the laws of both states authorize a corporation's purchase of indemnity insurance for the benefit of its officers, directors, employees and agents whether or not the corporation would have the power to indemnify against the liability covered by the policy.

     California law permits a California corporation to provide rights to indemnification beyond those provided therein to the extent such additional indemnification is authorized in the corporation's articles of incorporation. Thus, if so authorized, rights to indemnification may be provided pursuant to agreements or bylaw provisions which make mandatory the permissive indemnification provided by California law. Under California law, there are two limitations on such additional rights to indemnification: (i) such indemnification is not permitted for acts, omissions or transactions from which a director of a California corporation may not be relieved of personal liability, as described above; and (ii) such indemnification is not permitted in circumstances where California law expressly prohibits indemnification, as described above. Anergen California's Amended and Restated Articles of Incorporation permit indemnification of its directors and officers to the extent permitted by the California Corporations Code. Anergen California has entered into indemnification agreements with its officers and directors.

     Delaware law also permits a Delaware corporation to provide indemnification in excess of that provided by statute. In contrast to California law, Delaware law does not require authorizing provisions in the certificate of incorporation and does not contain express prohibitions on indemnification in certain circumstances; limitations on indemnification may be imposed by a court, however, based on principles of public policy.

     After the Proposed Reincorporation, the Company proposes to adopt the Indemnification Agreement described in "PROPOSAL NO. 5 -- APPROVAL OF FORM OF INDEMNIFICATION AGREEMENT."

     Inspection of Shareholder List. Both California and Delaware law allow any shareholder to inspect the shareholder list for a purpose reasonably related to such person's interest as a shareholder. California law provides, in addition, for an absolute right to inspect and copy the corporation's shareholder list by persons holding an aggregate of five percent (5%) or more of a corporation's voting shares, or shareholders holding an aggregate of one percent (1%) or more of such shares who have filed a Schedule 14A with the Securities and Exchange Commission in connection with a contested election of directors. Under California law, such absolute inspection rights also apply to a corporation formed under the laws of any other state if its principal executive offices are in California or if it customarily holds meetings of its board in California. Delaware law contains no provisions comparable to the absolute right of inspection provided by California law to certain shareholders.

  Dividends and Repurchases of Shares. California law dispenses with the concepts of par value of shares as well as statutory definitions of capital, surplus and the like. The concepts of par value, capital and surplus are retained under Delaware law.

     Under California law, a corporation may not make any distribution (including dividends, whether in cash or other property, and repurchases of its shares, other than repurchases of its shares issued under employee stock plans contemplated by Section 408 of the California Corporations Code) unless either
(i) the corporation's retained earnings immediately prior to the proposed distribution equal or exceed the amount of the proposed distribution or (ii) immediately after giving effect to such distribution, the corporation's assets (exclusive of goodwill, capitalized research and development expenses and deferred charges) would be at least equal to 1 1/4 times its liabilities (not including deferred taxes, deferred income and other deferred credits), and the corporation's current assets would be at least equal to its current liabilities (or 1 1/4 times its current liabilities if the average pre-tax and pre-interest expense earnings for the preceding two fiscal years were less than the average interest expense for such years). Such tests are applied to California corporations on a consolidated basis.

     Delaware law permits a corporation to declare and pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. In addition, Delaware law generally provides that a corporation may redeem or repurchase its shares only if the capital of the corporation is not impaired immediately prior thereto and such redemption or repurchase would not impair the capital of the corporation.

     To date, the Company has never declared or paid any cash dividends on its Common Stock and does not anticipate doing so for the foreseeable future.

  Stockholder Voting. Both California and Delaware law generally require that the holders of a majority of the outstanding shares of both acquiring and target corporations approve statutory mergers. Delaware law does not require a stockholder vote of the surviving corporation in a merger (unless the corporation provides otherwise in its certificate of incorporation) if (a) the merger agreement does not amend the existing certificate of incorporation, (b) each share of the stock of the surviving corporation outstanding immediately before the effective date of the merger is an identical outstanding or treasury share after the merger, and (c) either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger, or the authorized unissued shares or the treasury shares of common stock of the surviving corporation to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under such plan do not exceed twenty percent (20%) of the shares of common stock of such constituent corporation outstanding immediately prior to the effective date of the merger. California law contains a similar exception to its voting requirements for reorganizations where shareholders or the corporation itself, or both, immediately prior to the reorganization will own, immediately after the reorganization, equity securities constituting more than five-sixths of the voting power of the surviving or acquiring corporation or its parent entity.

     Both California law and Delaware law also require that a sale of all or substantially all of the assets of a corporation be approved by a majority of the outstanding voting shares of the corporation transferring such assets.

     With certain exceptions, California law also requires that mergers, reorganizations, certain sales of assets and similar transactions be approved by a majority vote of each class of shares outstanding. In contrast, Delaware law generally does not require class voting, except in certain transactions involving an amendment to the certificate of incorporation that adversely affects a specific class of shares. As a result, stockholder approval of such transactions may be easier to obtain under Delaware law for companies which have more than one class of shares outstanding.

     California law also requires that holders of nonredeemable common stock receive nonredeemable common stock in a merger of the corporation with the holder of more than fifty percent (50%) but less than ninety percent (90%) of such common stock or its affiliate unless all of the holders of such common stock consent to the transaction. This provision of California law may have the effect of making a "cash-out" merger by a majority shareholder more difficult to accomplish. Although Delaware law does not parallel California law in this respect, under some circumstances Section 203 does provide similar protection against coercive two-tiered bids for a corporation in which the stockholders are not treated equally. See "Significant Differences Between the Corporation Laws of California and Delaware -- Stockholder Approval of Certain Business Combinations."

     California law provides that, except in certain circumstances, when a tender offer or a proposal for a reorganization or for a sale of assets is made by an interested party (generally a controlling or managing person of the target corporation), an affirmative opinion in writing as to the fairness of the consideration to be paid to the shareholders must be delivered to shareholders. This fairness opinion requirement does not apply to a corporation that does not have shares held of record by at least 100 persons, or to a transaction that has been qualified under California state securities laws. Furthermore, if a tender of shares or vote is sought pursuant to an interested party's proposal and a later proposal is made by another party at least ten days prior to the date of acceptance of the interested party proposal, the shareholders must be informed of the later offer and be afforded a reasonable opportunity to withdraw any vote, consent or proxy, or to withdraw any tendered shares. Delaware law has no comparable provision.

     Interested Director Transactions. Under both California and Delaware law, certain contracts or transactions in which one or more of a corporation's directors has an interest are not void or voidable because of such interest, provided that certain conditions, such as obtaining the required approval and fulfilling the requirements of good faith and full disclosure, are met. With certain exceptions, the conditions are similar under California and Delaware law. Under California and Delaware law, (a) either the shareholders or the board of directors must approve any such contract or transaction after full disclosure of the material facts without counting the vote of the interested director or directors and, in the case of board approval, the contract or transaction must also be "just and reasonable" (in California) or "fair" (in Delaware) to the corporation, or (b) the contract or transaction must have been just and reasonable or fair as to the corporation at the time it was approved. In the latter case, California law explicitly places the burden of proof on the interested director. Under California law, if shareholder approval is sought, the interested director is not entitled to vote his shares at a shareholder meeting with respect to any action regarding such contract or transaction. If board approval is sought, the contract or transaction must be approved by a majority vote of a quorum of the directors, without counting the vote of any interested directors (except that interested directors may be counted for purposes of establishing a quorum). Under Delaware law, if board approval is sought, the contract or transaction must be approved by a majority of the disinterested directors (even if the disinterested directors are less than a quorum). Though Anergen Delaware, like Anergen California, has a board constituted of one (1) inside director and six (6) outside directors, conceivably certain transactions that the Board of Directors of Anergen California might not be able to approve because of the number of interested directors could be approved by a majority of the disinterested directors of Anergen Delaware, although less than a majority of a quorum. The Company is not aware of any plans to propose any transaction involving directors of the Company that could not be so approved under California law but could be so approved under Delaware law.

     Shareholder Derivative Suits. California law provides that a shareholder bringing a derivative action on behalf of a corporation need not have been a shareholder at the time of the transaction in question, provided that certain tests are met. Under Delaware law, a stockholder may bring a derivative action on behalf of the corporation only if the stockholder was a stockholder of the corporation at the time of the transaction in question or if his or her stock thereafter devolved upon him or her by operation of law. California law also provides that the corporation or the defendant in a derivative suit may make a motion to the court for an order requiring the plaintiff shareholder to furnish a security bond. Delaware does not have a similar bonding requirement.

     Appraisal Rights. Under both California and Delaware law, a shareholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction. Under Delaware law, such fair market value is determined exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, and such appraisal rights are not available (a) with respect to the sale, lease or exchange of all or substantially all of the assets of a corporation, (b) with respect to a merger or consolidation by a corporation the shares of which are either listed on a national securities exchange or are held of record by more than 2,000 holders if such stockholders receive only shares of the surviving corporation or shares of any other corporation that are either listed on a national securities exchange or held of record by more than 2,000 holders, plus cash in lieu of fractional shares of such corporations, or
(c) to stockholders of a corporation surviving a merger if no vote of the stockholders of the surviving corporation is required to approve the merger under certain provisions of Delaware law.

     The limitations on the availability of appraisal rights under California law are different from those under Delaware law. Shareholders of a California corporation whose shares are listed on a national securities exchange or on a list of over-the-counter margin stocks issued by the Board of Governors of the Federal Reserve System generally do not have such appraisal rights unless the holders of at least five percent (5%) of the class of outstanding shares claim the right or the corporation or any law restricts the transfer of such shares. Appraisal rights are also unavailable if the shareholders of a corporation or the corporation itself, or both, immediately prior to the reorganization, will own immediately after the reorganization equity securities constituting more than five-sixths of the voting power of the surviving or acquiring corporation or its parent entity (as will be the case in the Reincorporation Proposal). California law generally affords appraisal rights mainly in sale of asset reorganizations. Appraisal or dissenters' rights are, therefore, not available to shareholders of Anergen California with respect to the Reincorporation Proposal.

     Dissolution. Under California law, shareholders holding fifty percent (50%) or more of the total voting power may authorize a corporation's dissolution, with or without the approval of the corporation's board of directors, and this right may not be modified by the articles of incorporation. Under Delaware law, unless the board of directors approves the proposal to dissolve, the dissolution must be approved by all the stockholders entitled to vote thereon. Only if the dissolution is initially approved by the board of directors may it be approved by a simple majority of the outstanding shares of the corporation's stock entitled to vote.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     The following is a discussion of certain federal income tax considerations that may be relevant to holders of Anergen California Common Stock who receive Anergen Delaware Common Stock in exchange for their Anergen California Common Stock as a result of the Proposed Reincorporation. The discussion does not address all of the tax consequences of the Proposed Reincorporation that may be relevant to particular Anergen California shareholders, such as dealers in securities, or those Anergen California shareholders who acquired their shares upon the exercise of stock options, nor does it address the tax consequences to holders of options or warrants to acquire Anergen California Common Stock. Furthermore, no foreign, state, or local tax considerations are addressed herein. IN VIEW OF THE VARYING NATURE OF SUCH TAX CONSEQUENCES, EACH SHAREHOLDER IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE PROPOSED REINCORPORATION, INCLUDING THE APPLICABILITY OF FEDERAL, STATE, LOCAL OR FOREIGN TAX LAWS.

     Subject to the limitations, qualifications and exceptions described herein, and assuming the Proposed Reincorporation qualifies as a reorganization within the meaning of Section 368(a) of the Code, the following tax consequences generally should result:

          (a) No gain or loss should be recognized by holders of Anergen California Common Stock upon receipt of Anergen Delaware Common Stock pursuant to the Proposed Reincorporation;

          (b) The aggregate tax basis of the Anergen Delaware Common Stock received by each shareholder in the Proposed Reincorporation should be equal to the aggregate tax basis of the Anergen California Common Stock surrendered in exchange therefor; and

          (c) The holding period of the Anergen Delaware Common Stock received by each shareholder of Anergen California should include the period for which such shareholder held the Anergen California Common Stock surrendered in exchange therefor, provided that such Anergen California Common Stock was held by the shareholder as a capital asset at the time of the Proposed Reincorporation.

          (d) The Company should not recognize gain or loss for federal income tax purposes as a result of the Proposed Reincorporation and Anergen Delaware should succeed, without adjustment, to the federal income tax attributes of Anergen California.

     The Company has not requested a ruling from the Internal Revenue Service (the "IRS") or an opinion of counsel with respect to the federal income tax consequences of the Proposed Reincorporation under the Code.

     A successful IRS challenge to the reorganization status of the Proposed Reincorporation (in consequence of a failure to satisfy the "continuity of interest" requirement or otherwise) would result in a shareholder recognizing gain or loss with respect to each share of Anergen California Common Stock exchanged in the Proposed Reincorporation equal to the difference between the shareholder's basis in such share and the fair market value, as of the time of the Proposed Reincorporation, of the Anergen Delaware Common Stock received in exchange therefor. In such event, a shareholder's aggregate basis in the shares of Anergen Delaware Common Stock received in the exchange would equal their fair market value on such date, and the shareholder's holding period for such shares would not include the period during which the shareholder held Anergen California Common stock. Even if the Proposed Reincorporation qualifies as a reorganization under the Code, a shareholder would recognize gain to the extent the shareholder received (actually or constructively) consideration other than Anergen Delaware Common Stock in exchange for the shareholder's Anergen California Common Stock.

                                 PROPOSAL NO. 5

                 APPROVAL OF FORM OF INDEMNIFICATION AGREEMENT

GENERAL

     The Company currently holds agreements with its directors and officers that eliminate the liability of directors and officers to the fullest extent permissible under California law. In the event that the Company's Proposed Reincorporation in Delaware (see "PROPOSAL NO. 4 -- REINCORPORATION IN DELAWARE") receives the requisite votes for shareholder approval and that the merger described therein is effected, the Company proposes to enter into new indemnification agreements in substantially the form attached hereto as Exhibit D (the "Indemnification Agreements") to provide for the maximum indemnification allowed under applicable Delaware law and under Anergen Delaware's Certificate of Incorporation. Although California and Delaware indemnification laws are similar, Delaware law provides a somewhat broader scope of protection for directors and officers. (See "PROPOSAL NO. 4 -- REINCORPORATION IN
DELAWARE -- Significant Differences between the Corporation Law of California and Delaware" for a fuller explanation of the material differences between Delaware and California law.)

     The Board of Directors believes that the Indemnification Agreements serve the best interests of the Company and its stockholders by strengthening the Company's ability to attract and retain over time the services of knowledgeable and experienced persons to serve as directors, officers and key employees who, through their efforts and expertise, can make a significant contribution to the success of the Company.

     The Indemnification Agreements are intended to complement the indemnity and other protection available under applicable law, Anergen Delaware's Certificate of Incorporation and Bylaws, and to provide for indemnification of indemnitees to the fullest extent permitted by applicable law.

INDEMNIFICATION AGREEMENTS

     The Indemnification Agreements provide the indemnitees with the maximum indemnification allowed under applicable law. Since the Delaware statute is non-exclusive, it is possible that certain claims beyond the scope of the statute may be indemnifiable. The Indemnification Agreements provide a scheme of indemnification which may be broader than that specifically provided by Delaware law. It has not yet been determined, however, to what extent the indemnification expressly permitted by Delaware law may be expanded, and therefore the scope of indemnification provided by the Indemnification Agreements may be subject to future judicial interpretation.

     The Indemnification Agreements provide that Anergen Delaware shall indemnify an indemnitee who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, appeal, arbitration or other proceeding of any nature whether civil, criminal, administrative or investigative by reason of the fact that the indemnitee is or was a director, officer, key employee or agent of Anergen Delaware or any subsidiary of Anergen Delaware. Anergen Delaware shall advance all expenses, judgments, fines, penalties and amounts paid in settlement (including taxes imposed on the indemnitee on account of receipt of such payouts) incurred by the indemnitee in connection with the investigation, defense, settlement or appeal of any civil or criminal action or proceeding as described above. The indemnitee shall repay such amounts advanced only if it ultimately shall be determined that he or she is not entitled to be indemnified by Anergen Delaware. The advances paid to the indemnitee by Anergen Delaware shall be delivered within thirty (30) days following a written request by the indemnitee. Any award of indemnification to an indemnitee, if not covered by insurance, would come directly from the assets of Anergen Delaware, thereby affecting a stockholder's investment.

     The Indemnification Agreements set forth a number of procedural and substantive matters which are not addressed or are addressed in less detail in Delaware law, including the following:

     First, any dispute regarding the terms of the Indemnification Agreements must be resolved exclusively by and through final and binding arbitration ("Arbitration") in Wilmington, Delaware (with certain exceptions). The Company will reimburse the indemnitee for the expenses (including attorneys' fees) incurred in such arbitration to the full extent of such expenses if the indemnitee is awarded 50% or more of the monetary value of his or her claim, or if not, to the extent such expenses are determined by the arbitrators to be allocable to the Company.

     Second, the Indemnification Agreements explicitly provide for partial indemnification of costs and expenses in the event that an indemnitee is not entitled to full indemnification under the terms of the Indemnification Agreements. Delaware law does not specifically address this issue. It does, however, provide that to the extent that an indemnitee has been successful on the merits, he or she shall be entitled to such indemnification.

     Third, in the event Anergen Delaware shall be obligated to pay the expenses of any proceeding against the indemnitee, Anergen Delaware shall be entitled to assume the defense of such proceeding, with counsel reasonably satisfactory to the indemnified party, upon the delivery to the indemnitee of written notice of its election to do so. Anergen Delaware shall have the right to conduct such defense as it sees fit in its sole discretion, including the right to settle any claim against indemnitee without the consent of the indemnitee.

     Fourth, indemnification provided by the Indemnification Agreements is not exclusive of any rights to which the indemnitee may be entitled under Anergen Delaware's Certificate of Incorporation, its Bylaws, any agreement, any vote of stockholders or disinterested directors, Delaware law, or otherwise. The indemnification provided under the Indemnification Agreements continues for any action taken or not taken while serving in an indemnified capacity even though the indemnitee may have ceased to serve in such capacity at the time of the action, suit or other covered proceeding.

     Finally, the Indemnification Agreements provide for certain exceptions to indemnification which include the following: (a) indemnification for liabilities to the extent that payment is made under an insurance policy obtained by the Company; (b) indemnification for liabilities to the extent that payment is made by the Company under its Certificate of Incorporation, Bylaws, the Delaware General Corporation Law, or otherwise than pursuant to the Indemnification Agreements; (c) indemnification for liabilities to the extent that they are determined by Arbitration to be based upon the illegal gain of personal profit by the indemnitee; (d) indemnification for any claim for recovery of Company profits arising in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended; (e) where the conduct of the indemnitee has been determined by Arbitration to constitute bad faith or active and material dishonesty, in either such case material to the cause of action at issue; or (f) to the extent such indemnification has been determined by Arbitration to be unlawful.

     The proposed Indemnification Agreements, together with the limitations on the directors' liability provided by Anergen Delaware's Certificate of Incorporation and Bylaws, reduce significantly the number of instances in which directors might be held liable to Anergen Delaware for monetary damages for breach of their fiduciary duties. Therefore, the current directors of Anergen Delaware have a direct personal interest in the approval of the Indemnification Agreements.

     The foregoing discussion of the indemnification agreements is qualified in its entirety by reference to the form of indemnification agreement attached to this proxy statement as Exhibit D, which you are urged to read and consider carefully.

     At present there is no pending litigation or proceeding involving an indemnitee where indemnification would be required or permitted under the Indemnification Agreements. The Company is not aware of any threatened litigation or proceeding which may result in a claim for indemnification under the Indemnification Agreements by an indemnitee.

INDEMNIFICATION OF LIABILITIES UNDER THE SECURITIES ACT OF 1933

     The Securities and Exchange Commission has expressed its opinion that indemnification of directors, officers and controlling persons of the Company against liabilities arising under the Securities Act of 1933, as amended (the "Act") is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by an indemnitee of Anergen Delaware in the successful defense of any such act or proceeding) is asserted by such indemnitee in connection with securities which have been registered by Anergen Delaware, Anergen Delaware will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

REQUIRED VOTE

     The affirmative vote of a majority of the votes cast and held by disinterested shareholders will be required under California law to approve the form of the Indemnification Agreement. Since each director and officer is an interested party with respect to the Indemnification Agreements, shares owned directly or indirectly by any director or officer may not be voted on this proposal. For this purpose, the "votes cast" are defined under California law to be the shares of the Company's Common Stock represented and voting in person or by proxy at the Annual Meeting. In addition, the affirmative votes must constitute at least a majority of the required quorum, which quorum is a majority of the shares outstanding which are held by disinterested shareholders on the record date for the meeting.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE FORM OF INDEMNIFICATION AGREEMENT.

                                 PROPOSAL NO. 6

             APPROVAL OF AMENDMENT TO AMENDED AND RESTATED ARTICLES
            OF INCORPORATION TO EFFECT REVERSE SPLIT OF COMMON STOCK

     The Board of Directors believes that it is in the best interests of the Company and its shareholders to effect a reverse stock split (the "Reverse Stock Split") of one share of reconstituted Common Stock for every two to five shares of Common Stock that are currently issued and outstanding, with the precise number of shares of Common Stock to be converted into each reconstituted share of Common Stock (the "Split Factor") to be determined by the board of directors at a later time.

     If this Proposal No. 6 and Proposal No. 4 (relating to the Reincorporation) are approved, the Board of Directors intends to effect the Reverse Stock Split after the Reincorporation. The Board of Directors reserves the right, however, to decide at a later date to effect the Reverse Stock Split before the Reincorporation by amending the Company's Amended and Restated Articles of Incorporation. Accordingly, the shareholders' approval of this Proposal shall include approval of an amendment to the Company's current Amended and Restated Articles of Incorporation (if effected prior to Reincorporation) and to the Certificate of Incorporation (if effected in connection with or following Reincorporation). Thus, any reference to an amendment shall include both an amendment to the Company's current Amended and Restated Articles of Incorporation (if the Reverse Stock Split is effected prior to Reincorporation) and an amendment to the Delaware Certificate of Incorporation (if the Reincorporation is approved and the Reverse Stock Split is effected in connection therewith or following Reincorporation).

     In order to effect the Reverse Stock Split, the shareholders are being asked to approve an Amendment to the Company's Amended and Restated Articles of Incorporation or the Certificate of Incorporation (following reincorporation), as the case may be (the "Certificate Amendment"). The Board of Directors of the Company believes that the Reverse Stock Split is the best interests of both the Company and its shareholders, and has unanimously approved the Certificate Amendment. The Board of Directors reserves the right, notwithstanding shareholder approval and without further action by the shareholders, to decide not to proceed with the Reverse Stock Split, if, at any time prior to effecting such Reverse Stock Split it determines, in its sole discretion, that it is no longer in the best interests of the Company and its shareholders.

EFFECT OF REVERSE STOCK SPLIT

     The Company is currently authorized to issue 40,000,000 shares of Common Stock, of which 18,851,000 shares were issued and outstanding as of the Record Date. The Company is further authorized to issue 10,000,000 shares of Preferred Stock, of which 1,157,894 shares are designated as Series A-1 Preferred Stock, 740,740 shares are designated as Series A-2 Preferred Stock, 3,002,648 shares are designated as Series B Preferred Stock and 15,000 shares are designated as Series C Preferred Stock. Such series of Preferred Stock were previously outstanding immediately prior to the Company's initial public offering, and in connection therewith, all such outstanding series of Preferred Stock automatically converted to Common Stock. No shares of Preferred Stock were issued and outstanding as of the Record Date. Accordingly, in connection with the Reincorporation, the Company's Certificate of Incorporation will not contain reference to any series of Preferred Stock. If effected, the Reverse Stock Split would reduce the number of outstanding shares of Common Stock to a range of approximately 9,425,500 to 3,770,200 (depending on the Split Factor selected by the Board) but will not affect the number of authorized shares of Common Stock even though the number of shares outstanding will decrease. The proposed Reverse Stock Split also will not affect the number of authorized shares of Preferred Stock. Therefore, the Company as a result of the Reverse Stock Split will have additional shares authorized for issuance than is currently available. Notwithstanding the foregoing, due to the Company's capital requirements, the Company believes it is in the Company's interest to increase the number of authorized shares to enable the Company to issue additional shares of Common Stock to meet its capital requirements. See Proposal No. 7 for greater detail regarding the proposed amendment to increase the authorized number of shares. In addition, the proposed Reverse Stock Split would not affect any shareholder's proportionate equity interest in the Company. None of the rights currently accruing to holders of Common Stock or Preferred Stock will be affected by the Reverse Stock Split.

     The following table illustrates the principal effects of the Reverse Stock Split of the Company's Common Stock (without giving effect to any adjustments for fractional shares):

                                                       NUMBER OF SHARES AS OF MARCH 20, 1998
                                                   ---------------------------------------------
                                                   PRIOR TO REVERSE
                                                     STOCK SPLIT       AFTER REVERSE STOCK SPLIT
                                                   ----------------    -------------------------
Authorized
  Preferred Stock..............................       10,000,000             10,000,000
  Common Stock.................................       40,000,000             60,000,000(1)
Outstanding
  Preferred Stock..............................               --                 --
  Common Stock.................................       18,851,000       3,770,200 - 9,425,500(2)

                                                  PRIOR TO REVERSE
              FINANCIAL DATA(3)                     STOCK SPLIT       AFTER REVERSE STOCK SPLIT
              -----------------                   ----------------    -------------------------
Shareholders' equity..........................      $ 7,787,000                  $  7,787,000
Shareholders' equity per share................      $      0.41                 $ 0.82 - 2.05
Net loss......................................      $(8,430,000)                $ (8,430,000)
Basic and diluted net loss per share..........      $     (0.45)               $(0.90 - 2.25)

---------------
(1) Reflects the increase in the authorized number of shares from 40,000,000 to 60,000,000 in connection with the proposed amendment to the Certificate of Incorporation to effect such increase. See "PROPOSAL 7 -- APPROVAL OF AMENDMENT TO AMENDED AND RESTATED ARTICLES OF INCORPORATION INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK." If such proposal, however, is not approved by the shareholders, the number of authorized shares shall remain the same at 40,000,000.

(2) Reflects the range of shares of Common Stock outstanding which will vary based on the Split Factor selected by the Board of Directors.

(3) As of December 31, 1997 and subject to adjustment resulting from the repurchase of fractional shares.

BACKGROUND REASONS FOR THE PROPOSAL

     The Board of Directors believes that this action may increase the price per share of the Company's Common Stock and thus may enhance the marketability of the Company's Common Stock to the financial community and the investing public at large. The Board of Directors believes that the relatively low per share fair market value of the Common Stock, when compared with the market prices of the common stock of publicly-held companies in the same or comparable industries, impairs the marketability of the Common Stock and creates a negative impression with respect to the Company. These factors adversely affect not only the liquidity of the Common Stock, but also the Company's ability to raise capital through further sales of equity securities. The anticipated increase in the trading price of the Company's stock as a result of the Reverse Stock Split is expected to enhance the marketability of the stock to the financial community and the investing public at large.

     Additionally, the Board of Directors believes that this action may improve the liquidity of the Company's Common Stock. The policies and practices of many brokerage houses tend to discourage brokers within those firms from dealing in lower-priced stocks. Some of such policies and practices pertain to the payment of broker's commissions and to time-consuming procedures that make handling of lower-priced stocks economically unattractive to brokers. The structure of trading commissions also tends to have an adverse impact upon holders of lower-priced stock because the brokerage commission payable on its sale generally represents a higher percentage of the sales price than on higher-priced stock.

     The Board is hopeful that the Reverse Stock Split will result in a trading price for the Company's Common Stock that will better suit the preferences of institutional investors and brokerage firms described above and mitigate the adverse impact of trading commissions on the potential market for the Company's shares. However, there can be no assurance that the increased market price of the Common Stock after the Reverse Stock Split will enhance the aggregate capitalization of the Company or improve the liquidity of the Company's stock.

     The Company is not aware of any current efforts to accumulate Common Stock or obtain control of the Company, and the Reverse Stock Split is not intended to be an anti-takeover device. The Reverse Stock Split is being proposed with a view toward enhancing marketability of the Company's Common Stock by obtaining a Common Stock price in a range more acceptable to the investment community.

EXECUTION AND CONSEQUENCES OF REVERSE STOCK SPLIT

  Exchange of Stock Certificates

     Each stock certificate representing issued and outstanding shares of Common Stock prior to the effective date of the Reverse Stock Split will, after such effective date, represent the appropriate number of shares of Common Stock reflecting the Reverse Stock Split. IT WILL NOT BE NECESSARY FOR SHAREHOLDERS TO EXCHANGE THEIR EXISTING STOCK CERTIFICATES. However, shareholders may exchange their certificates if they so choose.

  Payment for Fractional Shares

     No scrip or fractional certificates will be issued in the Reverse Stock Split. Instead, shareholders who would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the Split Factor will be entitled to receive a cash payment in lieu thereof at a price equal to the fair market value of the stock as determined by the Board on the effective date of the Reverse Stock Split. The ownership of a fractional interest will not give the holder thereof any voting, dividend or other rights except to receive payment therefor as described herein.

     Shareholders should be aware that, under the escheat laws of the various jurisdictions where shareholders reside, where the Company is domiciled and where funds will be deposited, sums due for fractional interests that are not timely claimed after the effective date of the Reverse Stock Split may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by the Company or its transfer agent, as the case may be, concerning ownership of such funds within the time permitted in such jurisdictions. Thereafter, shareholders otherwise entitled to receive such funds will have to seek to obtain them directly from the state to which they are paid.

  Certain Federal Income Tax Consequences

     The following description of federal income tax consequences of the Reverse Stock Split is based on the Internal Revenue Code, the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this Proxy Statement. This discussion is for general information only and does not address all the tax consequences that may be relevant to a particular shareholder (such as non-resident aliens, broker-dealers or insurance companies). Furthermore, no foreign, state or local tax consequences are discussed herein. ACCORDINGLY, SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE SPECIFIC TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO THEM.

     The exchange of shares of stock for shares of post-split stock will not result in recognition of gain or loss (except in the case of cash received for fractional shares as described below). The holding period of the shares of post-split stock will include the shareholder's holding period for the shares of stock exchanged therefor, reduced by the tax basis allocable to the receipt of cash in lieu of fractional shares.

     A shareholder who receives cash in lieu of fractional shares will be treated as if the Company has issued fractional shares to him or her and then immediately redeemed them for cash. Such shareholder should generally recognize gain or loss, as the case may be, measured by the difference between the amount of cash received and the basis of such shareholder's pre-split stock allocable to such fractional shares, had such fractional shares actually been issued. Such gain or loss will be capital gain or loss (if such stock was held as a capital asset), and any such capital gain or loss will generally be long-term capital gain or loss to the extent such shareholder's holding period for his or her stock exceeds 18 months.

VOTE REQUIRED

     Approval of the Reverse Stock Split and adoption of the Certificate Amendment require the affirmative vote of the holders of not less than a majority of the outstanding shares of the Company's Common Stock. Abstentions and broker non-votes will be counted as votes against adoption of the Certificate Amendment. Any shareholder entitled to vote may vote part of his or her shares in favor of the proposed Certificate Amendment and refrain from voting shares against the proposed Amendment. In such a case, the shareholder must specify the number of shares which he or she is voting affirmatively or else it will be conclusively presumed that such shareholder intended to vote all of his or her shares in favor the proposed Certificate Amendment.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" ADOPTION OF THE PROPOSAL TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY'S COMMON STOCK.

                                 PROPOSAL NO. 7

                            APPROVAL OF AMENDMENT TO
                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
           INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

PROPOSED AMENDMENT

     Proposal No. 7 is to amend the Company's current Amended and Restated Articles of Incorporation (the "Articles"), or if the Reincorporation Proposal described in Proposal No. 4 is approved by the shareholders, the Delaware Certificate of Incorporation (the "Certificate"), for the purpose of increasing the total number of shares of Common Stock the Company is authorized to issue from 40,000,000 shares to 60,000,000 shares. Accordingly, references to such amendment to the Articles or to the Certificate, as applicable, shall refer to the "Amendment." Subject to shareholder approval of the Amendment, the Board shall retain the discretion to effect the Amendment by either amending the Articles prior to the proposed Reincorporation or amending the Certificate in connection with the Reincorporation. The Company's current Articles authorize the Company to issue 10,000,000 shares of Preferred Stock, no par value per share, and 40,000,000 shares of Common Stock, no par value per share. In February 1998, the Board of Directors authorized an amendment to the Articles (or an amendment to the Certificate if the Reincorporation Proposal is approved) to increase the authorized number of shares of Common Stock to 60,000,000 shares.

REASONS FOR THE AMENDMENT

     The Company believes it is important to retain a significant reserve of authorized but unissued Common Stock that could be used to raise additional capital through the sale of securities, declare stock dividends or stock splits, acquire another company or its business or assets, create negotiating leverage and flexibility in the event of an unfriendly takeover bid or establish a strategic relationship with a corporate partner, among other uses. In particular, the Company believes that maintaining a sufficient reserve of authorized but unissued Common Stock is important to preserving the Company's flexibility to enter into future financing opportunities. The Company expects to seek to raise additional capital through equity or debt financing, research and development collaborations with corporate partners or through other sources.

CURRENT NUMBER OF SHARES OUTSTANDING AND SUBJECT TO OPTIONS

     As of February 28, 1998, 18,851,000 shares of Common Stock were issued and outstanding, approximately 1,593,701 additional shares were issuable upon exercise of outstanding options or purchase rights and approximately 971,591 shares were reserved for future grants under the Company's stock plans. As of February 28, 1998, no shares of Preferred Stock were outstanding and no shares of Preferred Stock were subject to options.

TEXT OF AMENDMENT

     Under the proposed Amendment, the first two sentences of Article III of the Articles (or, if the Reincorporation Proposal is adopted, the first two sentences of Article IV of the Certificate) would read substantially as follows:

     "This Company is authorized to issue two classes of shares to be designated respectively Common Stock ("Common Stock") and Preferred Stock ("Preferred Stock"). The total number of shares of all classes of stock which the Company shall have authority to issue is Seventy Million (70,000,000), consisting of Sixty Million (60,000,000) shares of Common Stock and Ten Million (10,000,000) shares of Preferred Stock."

EFFECT OF AMENDMENT

     If approved, the proposed amendment to the Articles (or to the Certificate if the Reincorporation Proposal is approved) would authorize additional shares of Common Stock that will be available in the event that the Board of Directors determines to authorize stock dividends or stock splits, to raise additional capital through the sale of securities, to acquire another company or its business or assets, to create negotiating leverage and flexibility in the event of an unfriendly takeover bid or to establish a strategic relationship with a corporate partner, among other uses. Any additional equity financings may be dilutive to shareholders, and a debt financing, if available, may involve restrictions on stock dividends and other restrictions on the Company.

     If the Amendment is adopted, 20,000,000 additional shares of Common Stock of the Company will be available for issuance at the discretion of the Board of Directors, except that certain large issuances of shares may require shareholder approval in accordance with the requirements of The Nasdaq National Market and certain stock-based employee benefit plans may require shareholder approval in order to obtain desirable treatment under tax or securities laws and accounting regulations. As discussed in Proposal No. 6 regarding the proposed Reverse Stock Split, the Company will also have between 9,425,500 and 15,080,800 additional shares available for issuance following the Reverse Stock Split depending on the Split Factor selected by the Board of Directors. The additional shares available as a result of the Reverse Stock Split is in addition to the 20,000,000 additional shares resulting from the Amendment.

     The Board of Directors believes it desirable that the Company have the flexibility to issue the additional shares as described above. As is typical in publicly held technology companies, the holders of Common Stock have no preemptive rights to purchase any stock of the Company. Shareholders should be aware that the issuance of additional shares could have a dilutive effect on earnings per share and on the equity ownership of the present holders of Common Stock. No actions are currently being taken with respect to any large issuance of additional shares.

     The flexibility of the Board of Directors to issue additional shares of stock could also enhance the Board's ability to negotiate on behalf of the shareholders in an unfriendly takeover situation. Although it is not the purpose of the proposed Amendment, the authorized but unissued shares of Common Stock (as well as the existing authorized but unissued shares of Preferred Stock) also could be used by the Board of Directors to discourage, delay or make more difficult a change in the control of the Company. The Board of Directors is not aware of any pending or proposed effort to acquire control of the Company.

VOTE REQUIRED

     The approval of the Amendment requires the affirmative vote of a majority of the outstanding shares of Common Stock of the Company. An abstention or nonvote is not an affirmative vote and, therefore, will have the same effect as a vote against the proposal. Any shareholder entitled to vote may vote part of his or her shares in favor of the proposed amendment and refrain from voting shares against the proposed amendment. In such a case, the shareholder must specify the number of shares which he or she is voting affirmatively or else it will be conclusively presumed that such shareholder intended to vote all of his or her shares in favor of the proposed amendment.

     THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED ARTICLES OF INCORPORATION OR THE CERTIFICATE OF INCORPORATION, WHERE APPLICABLE, TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK FROM 40,000,000 SHARES TO 60,000,000 SHARES.

                                 PROPOSAL NO. 8

              CONFIRMATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected Ernst & Young LLP to audit the financial statements of the Company for the year ending December 31, 1998, and recommends that the shareholders confirm the selection. In the event of a negative vote, the Board will reconsider its selection.

     Ernst & Young LLP has audited the Company's financial statements since its inception. Representatives of Ernst & Young LLP are expected to be present at the meeting, will have the opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

REQUIRED VOTE

     Ratification of the selection of Ernst & Young LLP as the Company's independent auditors requires a majority of the votes cast at the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

EXECUTIVE COMPENSATION

     Summary Compensation Table. The following table sets forth the compensation paid by the Company for each of the three years in the period ended December 31, 1997 to (i) the Chief Executive Officer of the Company, (ii) the four most highly compensated executive officers of the Company as of the end of fiscal year 1997, and (iii) the executive officer who would have been among the four most highly compensated executive officers as of the end of fiscal year 1997 but for the fact that he resigned before the end of the year (collectively, the "Named Executive Officers"):

                                                                           LONG-TERM
                                                   ANNUAL COMPENSATION    COMPENSATION
                                                   --------------------   ------------
                                                                            AWARD OF
                                                                            OPTIONS
                                                                             (# OF          ALL OTHER
       NAME AND PRINCIPAL POSITION          YEAR    SALARY    BONUS(1)      SHARES)      COMPENSATION(2)
       ---------------------------          ----   --------   ---------   ------------   ----------------
Barry M. Sherman, M.D.....................  1997   $262,250    $31,250           --           $5,880
  President, Chief Executive Officer        1996    149,680     36,500      400,000            3,310
  and Secretary                             1995         --         --           --               --
David V. Smith(3).........................  1997     82,872      5,000       75,000            1,831
  Vice President, Finance and               1996         --         --           --               --
  Chief Financial Officer                   1995         --         --           --               --
John W. Varian(4).........................  1997    200,199         --      117,500            3,869
  Vice President, Finance and               1996    145,000     25,000       25,000            3,054
  Chief Financial Officer                   1995    135,000     45,000      130,740            3,520
Gilbert R. Mintz, Ph.D. (5)...............  1997    122,250      5,000       50,000            2,218
  Vice President, Marketing and             1996         --         --           --               --
  Business Development                      1995         --         --           --               --
Michael G. Shulman, M.D (6)...............  1997    155,000         --       50,000            3,939
  Vice President, Clinical Development      1996         --         --           --               --
                                            1995         --         --           --               --
Jeffrey L. Winkelhake, Ph.D...............  1997    160,000     30,000           --            2,938
  Vice President, Pharmaceutical            1996    153,750     30,000           --            3,191
  Development                               1995    145,000     45,000      130,000            3,719

---------------
(1) Represents payments for achievements of corporate objectives. The amounts stated for Mr. Smith and Dr. Mintz represent one-time signing bonuses of $5,000.

(2) Amounts included in "All Other Compensation" for 1997 represent Company matching contributions to the Anergen Retirement Savings Plan ("401(k) Contributions"), payments by the Company on term life insurance policies ("Life Insurance Payments"), and relocation expenses. Specifically, the amount stated for Dr. Sherman in 1997 consists of 401(k) Contributions of $2,570 and Life Insurance Payments of $3,310; the amount stated for Mr. Smith in 1997 consists of 401(k) Contributions of $1,500 and Life Insurance Payments of $331; the amount stated for Mr. Varian in 1997 consists of 401(k) Contributions of $3,308 and Life Insurance Payments of $561; the amount stated for Dr. Mintz in 1997 consists of 401(k) Contributions of $1,500 and Life Insurance Payments of $718; the amounts stated for Dr. Shulman in 1997 consists of 401(k) Contributions of $1,450 and Life Insurance Payments of $2,489; and the amount stated for Dr. Winkelhake in 1997 consists of 401(k) Contributions of $1,733 and Life Insurance Payments of $1,205.

(3) Mr. Smith joined the Company in June 1997 as Vice President, Finance and Chief Financial Officer.

(4) Mr. Varian resigned as Vice President, Finance and Chief Financial Officer in April 1997.

(5) Dr. Mintz joined the Company in March 1997 as Vice President, Marketing and Business Development.

(6) Dr. Shulman joined the Company in January 1997 as Vice President, Clinical Development.

     Option Grants in Fiscal Year 1997. The following table sets forth each grant of stock options made during the year ended December 31, 1997 to each Named Executive Officer:

                                                INDIVIDUAL GRANTS                       POTENTIAL REALIZABLE
                             --------------------------------------------------------     VALUE AT ASSUMED
                              NUMBER OF      % OF TOTAL                                 ANNUAL RATES OF STOCK
                             SECURITIES       OPTIONS                                    PRICE APPRECIATION
                             UNDERLYING      GRANTED TO     EXERCISE OR                  FOR OPTION TERM(3)
                               OPTIONS      EMPLOYEES IN       BASE        EXPIRATION   ---------------------
           NAME              GRANTED(1)         1997         PRICE(2)         DATE         5%          10%
           ----              -----------    ------------    -----------    ----------   ---------   ---------
Barry M. Sherman, M.D......        --             --              --             --           --          --
David W. Smith.............    75,000          9.52%          $2.625        7/28/07     $123,814    $313,768
John W. Varian(4)..........    25,000           3.17           9.000         5/1/99       23,063      47,250
                               12,500           1.59           5.500         5/1/99        7,047      14,438
                               25,000           3.17           2.750         5/1/99        7,047      14,438
                               30,000           3.81           3.250         5/1/99        9,994      20,475
                               25,000           3.17           3.625         5/1/99        9,289      19,031
Gilbert R. Mintz, Ph.D.....    50,000           6.35           2.625         5/2/07       82,542     209,179
Michael G. Shulman, M.D....    50,000           6.35           3.875        2/12/07      121,848     308,788
Jeffrey L. Winkelhake,             --             --              --             --           --          --
  Ph.D.....................

---------------
(1) The listed options become exercisable as to 1/48th of the shares subject to the option at the end of each month after the date of grant, with full vesting occurring four years after the date of grant. Under the terms of the Company's 1988 Stock Option Plan and 1996 Stock Plan, the Board of Directors retains discretion, subject to plan limits, to modify the terms of outstanding options and to reprice the options.

(2) The exercise price and tax withholding obligations related to exercise may be paid, in some cases, by delivery of other shares or by offset of the shares subject to the options.

(3) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the SEC and therefore are not intended to forecast the possible future appreciation, if any, of the Company's stock price. The Company did not use an alternative formula for a grant date valuation, as the Company does not believe that any formula will determine with reasonable accuracy a present value based on future unknown or volatile factors.

(4) In connection with Mr. Varian's termination of employment, the Company agreed to amend certain option agreements to accelerate the unvested portion of such options. The table reflects the number of shares which were subject to the unvested portions of such options that upon amendment became immediately exercisable.

     Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End
Values. The following table sets forth, for each of the Named Executive Officers, each exercise of stock options during the year ended December 31, 1997 and the year-end value of unexercised options:

                                 SHARES                    NUMBER OF SECURITIES       VALUE(2) OF UNEXERCISED
                                ACQUIRED                  UNDERLYING UNEXERCISED      IN-THE-MONEY OPTIONS AT
                                   ON         VALUE         OPTIONS AT YEAR-END              YEAR-END
             NAME               EXERCISE   REALIZED(1)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
             ----               --------   -----------   -------------------------   -------------------------
Barry M. Sherman, M.D. .......   --            --          158,329 / 241,671           $336,449 / $513,551
David W. Smith................   --            --           9,372 / 65,628              19,916 / 139,460
John W. Varian................   --            --            117,500 / --                 249,688 / --
Gilbert R. Mintz, Ph.D. ......   --            --           9,378 / 40,622              19,928 / 86,322
Michael G. Shulman, M.D. .....   --            --           11,462 / 38,538             24,357 / 81,893
Jeffrey L. Winkelhake,
  Ph.D. ......................   --            --           89,898 / 21,871             191,033 / 46,476

---------------
(1) Based on the closing price of the Company's Common Stock on the date of exercise.

(2) Based on a fair market value of $2.125 which was the closing price of the Company's stock on December 31, 1997.

COMPENSATION OF DIRECTORS

     Directors currently receive no fees for services provided in that capacity but are reimbursed for out-of-pocket expenses in connection with attendance at Board of Directors' meetings. During 1997, Dr. McConnell was paid $12,000 by the Company in connection with consulting services provided to the Company. Outside directors are granted nonstatutory stock options under the 1995 Director Option Plan. Currently there are six outside directors, but only two have elected to receive grants of options under the 1995 Director Option Plan. Please see "Employee Benefit Plans -- 1995 Director Option Plan" for information with respect to the 1995 Director Option Plan.

EMPLOYMENT CONTRACTS, TERMINATION AND CHANGE OF CONTROL ARRANGEMENTS

     In May 1996, the Company entered into an employment agreement with Barry M. Sherman, M.D., effective in May 1996 providing for a base salary of $250,000 per year and an option to purchase 400,000 shares of Common Stock at an exercise price of $3.75 per share subject to a four-year vesting schedule. The term of Dr. Sherman's employment agreement is through May 2000, subject to extension by mutual agreement of both parties and subject to a voluntary termination by Dr. Sherman or earlier termination by the Company with or without cause. If the Company terminates Dr. Sherman without cause or constructively terminates Dr. Sherman, Dr. Sherman is entitled to twelve months severance pay and accelerated vesting of the lesser of the unvested portion or one-quarter of the options referred to above (or the lesser of the unvested portion or one-half of such options if the termination occurs after a change of control). At the end of twelve months, Dr. Sherman is eligible to receive a performance bonus of up to twenty-five percent of his annual salary based on full or partial completion of certain goals established by mutual agreement of Dr. Sherman and the Board of Directors.

     The Company has entered into a transition agreement and mutual release (the "Transition Agreement") with Mr. Varian in connection with Mr. Varian's termination of employment with the Company on April 30, 1997 (the "Termination Date"). Pursuant to the Transition Agreement, the Company paid Mr. Varian $113,250 (less applicable withholdings), COBRA benefits until October 1997 and immediately accelerated the vesting of all unvested shares of Mr. Varian's stock options and extended the period of exercisability of all options to acquire shares of the Common Stock to two years from the Termination Date.

     The 1995 Director Option Plan provides that upon a change in control of the Company, the unvested portion of all outstanding options under such Plan shall become immediately exercisable. The 1988 Stock Option Plan, the 1996 Stock Plan and the 1992 Consultant Stock Plan each provides that in the event of a change in control of the Company, outstanding stock options and stock purchase rights under such Plans shall be assumed or equivalent options or rights shall be substituted by the successor entity. If such successor corporation does not agree to such assumption or substitution, the Company's Board of Directors must provide for such options or rights to become immediately exercisable in full. There are no other compensatory plans or arrangements with respect to an executive officer that will result in payments upon resignation, retirement, or any other termination of such executive officer's employment or from a change of control of the Company.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Compensation Committee has been a standing committee of the Board of Directors of Anergen, Inc. since prior to the Company's initial public offering on October 10, 1991. Throughout its history, only "outside," nonemployee directors have served on this committee. Among its other duties, the Compensation Committee is charged with the responsibilities, subject to full Board of Directors' approval, of establishing, periodically reevaluating and (as appropriate) adjusting, and administering Company policies concerning the compensation of management personnel, including the CEO and all other officers. In discharging such duties, the Compensation Committee is responsible for annually determining and recommending to the full Board the annual base salary for each officer and for establishing the criteria under which cash incentive bonuses may be paid to such officers for the year. In addition, the Committee is responsible for administering the Company's Stock Option Plans.

     The Company uses a simple total compensation program that consists of cash- and equity-based compensation. Having a compensation program that allows the Company to successfully attract and retain key employees permits it to develop its technology toward commercialization, enhance shareholder value, motivate technological innovation, foster teamwork, and adequately reward employees.

     Cash Salaries and Bonuses. Base salaries for new officers are initially established by evaluating the responsibilities of the position to be held and the experience of the individual, and by reference to the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions at other companies. Companies used in the comparison were selected based upon comparable employee headcount, market capitalization and stage of product progression. In determining its recommendations for annual adjustment to officers' compensation packages, the Compensation Committee focuses primarily on similar executive marketplace data, including survey material on salary movements for peer executives, in determining base salary adjustments. In the context of individual performance, Company performance, survey data, and the responsibilities pertaining to a particular position, the Chief Executive Officer recommended to the Committee a base salary for fiscal 1997 for each officer's position (excluding the Chief Executive Officer). The Compensation Committee determined the Chief Executive Officer's salary adjustment considering these same criteria. The officers' salaries for 1997 corresponded with the median range of comparable companies. When evaluating and deciding upon cash bonuses, the Compensation Committee gives consideration to the individual's contributions towards the Company's success in moving toward its long-term goals during the fiscal year, the performance of the Common Stock during that year, and its assessment of the quality of services rendered by the officer. Because the Company is in the research and development stage the typical financial performance methodology of evaluating the Company's performance is not appropriate. Cash bonuses can be awarded at the Board's discretion for exceptional contributions to the Company's success. The officers' performance is directly related to corporate performance objectives, which are defined based upon industry standards of progression towards the development of pharmaceutical products, and bonuses are awarded based upon the achievement of those objectives.

     Stock Option Program. The purpose of this program is to provide additional incentives to employees who are expected to contribute materially to the Company's success in the future. The Committee believes stock options encourage the achievement of superior results over time and align officer and shareholder interests. The option program also utilizes vesting periods to encourage key employees to continue in the employ of the Company. The Company grants stock options annually to a broad-based population of the total employee pool. The size of the stock option grants to each officer are based upon the Board's evaluation of the officer's contribution to the achievement of corporate performance objectives. The Chief Executive Officer recommends to the Committee proposed stock option grants for the Company's officers, other than the Chief Executive Officer. Stock option grants to each officer other than the Chief Executive Officer are reviewed and approved by the Committee in the context of the following factors: the Company's performance to date relative to its objectives, the responsibility level and performance of the officer, prior option grants to the officer and the level of vested and unvested options. The Compensation Committee determines the Chief Executive Officer's stock option grant considering the same criteria.

     Compensation of Chief Executive Officer. The compensation of the Company's Chief Executive Officer for 1997 was based upon the same general criteria as described above for executive officers. Specifically, the Compensation Committee considered several factors as important in determining the Chief Executive's compensation in 1997. These factors included the attainment of certain research and development objectives, the Company's progress in proceeding towards clinical trials and its progress in ongoing clinical testing, the Committee's assessment of the Company's efforts to consummate new corporate partnering arrangements for product development and marketing, and the performance of the Company's stock during the year. After considering these and other factors, the Committee concluded that the Company made progress in proceeding toward these goals in 1997 on which the Chief Executive Officer's compensation was based. Based on these factors, the Board increased Dr. Sherman's annual base salary from $250,000 in fiscal year 1996 to $262,250 in fiscal year 1997. The Board determined not to grant additional options to Dr. Sherman in fiscal year 1997.

SUMMARY

     The members of the Compensation Committee of the Board of Directors believe that the Company's compensation programs are successful in attracting and retaining qualified employees and tying compensation directly to performance for shareholders. We will continue to monitor closely the effectiveness and appropriateness of each of the components of compensation to reflect changes in the Company's business environment.

                                          Respectfully submitted,

                                          Harry H. Penner, Jr.
                                          James E. Thomas
                                          Nicole Vitullo

PERFORMANCE GRAPH

     The following graph shows a comparison of cumulative total shareholder returns for the Company's Common Stock, the NASDAQ composite index for U.S. companies ("Nasdaq"), and an index of NASDAQ-listed pharmaceutical companies ("Pharma") published by the Center for Research in Security Prices at the University of Chicago and provided by Nasdaq to its members. The graph assumes the investment of $100 on December 31, 1992. The performance shown is not necessarily indicative of future performance.

[GRAPH]

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or on written representations from certain reporting persons, the Company believes that, during the fiscal year ended December 31, 1997, all filing requirements were complied with applicable to its executive officers and directors.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

                                          THE BOARD OF DIRECTORS

Dated: April 7, 1998

     THE COMPANY WILL MAIL WITHOUT CHARGE TO ANY SHAREHOLDER UPON WRITTEN REQUEST A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND A LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO INVESTOR RELATIONS, ANERGEN, INC., 301 PENOBSCOT DRIVE, REDWOOD CITY, CA 94063.

                                   EXHIBIT A

                          AGREEMENT AND PLAN OF MERGER
                               OF ANERGEN, INC.,
                            A DELAWARE CORPORATION,
                                      AND
                                 ANERGEN, INC.,
                            A CALIFORNIA CORPORATION

     THIS AGREEMENT AND PLAN OF MERGER dated as of                            ,
1998 (this "Agreement") is between Anergen, Inc., a Delaware corporation ("Anergen Delaware"), and Anergen, Inc., a California corporation ("Anergen California"). Anergen Delaware and Anergen California are also referred to herein as the "Constituent Corporations."

                                    RECITALS

     A. Anergen Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has authorized capital of 70,000,000 shares, $.001 par value, of which 60,000,000 shares are designated "Common Stock" and 10,000,000 shares are designated "Preferred Stock." The Preferred Stock of Anergen Delaware is undesignated as to series, rights, preferences, privileges or restrictions. As of the date hereof, 100 shares of Common Stock were issued and outstanding, all of which are held by Anergen California, and no shares of Preferred Stock were issued and outstanding.

     B. Anergen California is a corporation duly organized and existing under the laws of the State of California and has an authorized capital of 50,000,000 shares, no par value, of which 40,000,000 are designated "Common Stock" and 10,000,000 shares are designated "Preferred Stock," of which 1,157,894 shares are designated as Series A-1 Preferred Stock, 740,740 shares are designated as Series A-2 Preferred Stock, 3,002,648 shares are designated as Series B Preferred Stock and 15,000 shares are designated as Series C Preferred Stock. As
of                            , 1998,                shares of Common Stock were
issued and outstanding, and no shares of Preferred Stock were issued and outstanding.

     C. The Board of Directors of Anergen California has determined that, for the purpose of effecting the reincorporation of Anergen California in the State of Delaware, it is advisable and in the best interests of Anergen California and its shareholders that Anergen California merge with and into Anergen Delaware upon the terms and conditions herein provided.

     D. The respective Boards of Directors of Anergen Delaware and Anergen California have approved this Agreement and have directed that this Agreement be submitted to a vote of their respective sole stockholder and shareholders, and executed by the undersigned officers.

     NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Anergen Delaware and Anergen California hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

                                       I.

                                     MERGER

     1.1 Merger. In accordance with the provisions of this Agreement, the Delaware General Corporation Law and the California Corporations Code, Anergen California shall be merged with and into Anergen Delaware (the "Merger"), the separate existence of Anergen California shall cease and Anergen Delaware shall survive the Merger and shall continue to be governed by the laws of the State of Delaware, and Anergen Delaware shall be, and is herein also referred to as, the "Surviving Corporation," and the name of the Surviving Corporation shall be Anergen, Inc.

     1.2 Filing and Effectiveness. The Merger shall become effective when the following actions shall have been completed:

          (a) This Agreement and the Merger shall have been adopted and approved by the shareholders of each Constituent Corporation in accordance with the requirements of the Delaware General Corporation Law and the California Corporations Code;

          (b) All of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof;

          (c) An executed Certificate of Merger or an executed, acknowledged and certified counterpart of this Agreement meeting the requirements of the Delaware General Corporation Law shall have been filed with the Secretary of State of the State of Delaware; and

          (d) An executed Certificate of Merger or an executed, acknowledged and certified counterpart of this Agreement meeting the requirements of the California Corporations Code shall have been filed with the Secretary of State of the State of California.

     The date and time when the Merger shall become effective, as aforesaid, is herein called the "Effective Date of the Merger."

     1.3 Effect of the Merger. Upon the Effective Date of the Merger, the separate existence of Anergen California shall cease and Anergen Delaware, as the Surviving Corporation, (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger; (ii) shall be subject to all actions previously taken by its and Anergen California's Boards of Directors; (iii) shall succeed, without other transfer, to all of the assets, rights, powers and property of Anergen California in the manner as more fully set forth in Section 259 of the Delaware General Corporation Law; (iv) shall continue to be subject to all of its debts, liabilities and obligations as constituted immediately prior to the Effective Date of the Merger; and (v) shall succeed, without other transfer, to all of the debts, liabilities and obligations of Anergen California in the same manner as if Anergen Delaware had itself incurred them, all as more fully provided under the applicable provisions of the Delaware General Corporation Law and the California Corporations Code.

                                       II

                   CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

     2.1 Certificate of Incorporation. The Certificate of Incorporation of Anergen Delaware as in effect immediately prior to the Effective Date of the Merger, a copy of which is attached hereto as Appendix A, shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

     2.2 Bylaws. The Bylaws of Anergen Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

     2.3 Directors and Officers. The directors and officers of Anergen California immediately prior to the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation until their respective successors shall have been duly elected and qualified or until as otherwise provided by law, or the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

                                      III.

                         MANNER OF CONVERSION OF STOCK

     3.1 Anergen California Common Stock. Upon the Effective Date of the Merger, each share of Anergen California Common Stock, no par value, issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be changed and converted into and exchanged for one fully paid and nonassessable share of Common Stock, $.001 par value, of the Surviving Corporation.

     3.2 Anergen California Options and Stock Purchase Rights. Upon the Effective Date of the Merger, the Surviving Corporation shall assume and continue the stock option plans (including without limitation the 1988 Stock Option Plan, the 1996 Stock Plan and the 1995 Director Option Plan) and all other employee benefit plans (including without limitation the 1991 Employee Stock Purchase Plan and the 1992 Consultant Stock Plan) of Anergen California. Each outstanding and unexercised option or other right to purchase a security convertible into Anergen California Common Stock shall become an option or right to purchase or a security convertible into the Surviving Corporation's Common Stock on the basis of one share of the Surviving Corporation's Common Stock for each share of Anergen California Common Stock issuable pursuant to any such option, stock purchase right or convertible security, on the same terms and conditions and at an exercise price per share equal to the exercise price applicable to any such Anergen California option, stock purchase right or convertible security at the Effective Date of the Merger. There are no options, purchase rights for or securities convertible into Preferred Stock of Anergen California.

     A number of shares of the Surviving Corporation's Common Stock shall be reserved for issuance upon the exercise of options, stock purchase rights or convertible securities equal to the number of shares of Anergen California Common Stock so reserved immediately prior to the Effective Date of the Merger.

     3.3 Anergen Delaware Common Stock. Upon the Effective Date of the Merger, each share of Common Stock, $.001 par value, of Anergen Delaware issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by Anergen Delaware, the holder of such shares or any other person, be canceled and returned to the status of authorized but unissued shares.

     3.4 Certificates. After the Effective Date of the Merger, each outstanding certificate theretofore representing shares of Anergen California Common Stock shall be deemed for all purposes to represent the same number of whole shares of the Surviving Corporation's Common Stock.

                                      IV.

                                    GENERAL

     4.1 Covenants of Anergen Delaware. Anergen Delaware covenants and agrees that it will, on or before the Effective Date of the Merger:

          (a) Qualify to do business as a foreign corporation in the State of California and in connection therewith irrevocably appoint an agent for service of process as required under the provisions of Section 2105 of the California Corporations Code;

          (b) File any and all documents with the California Franchise Tax Board necessary for the assumption by Anergen Delaware of all of the franchise tax liabilities of Anergen California; and

          (c) Take such other actions as may be required by the California Corporations Code.

     4.2 Further Assurances. From time to time, as and when required by Anergen Delaware or by its successors or assigns, there shall be executed and delivered on behalf of Anergen California such deeds and other instruments, and there shall be taken or caused to be taken by Anergen Delaware and Anergen California such further and other actions, as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by Anergen Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Anergen California and otherwise to carry out the purposes of this Agreement, and the officers and directors of Anergen Delaware are fully authorized in the name and on behalf of Anergen California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

     4.3 Abandonment. At any time before the filing of this Agreement with the Secretary of State of the State of Delaware, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either Anergen California or Anergen Delaware, or both, notwithstanding the approval of this Agreement by the shareholders of Anergen California or by the sole stockholder of Anergen Delaware, or by both.

     4.4 Amendment. The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of this Agreement (or certificate in lieu thereof) with the Secretaries of State of the States of California and Delaware, provided that an amendment made subsequent to the adoption of this Agreement by the shareholders of either Constituent Corporation shall not: (i) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation, (ii) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, or (iii) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class of shares or series thereof of such Constituent Corporation.

     4.5 Registered Office. The registered office of the Surviving Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, Delaware 19801, County of New Castle, and The Corporation Trust Company is the registered agent of the Surviving Corporation at such address.

     4.6 Agreement. Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation at 301 Penobscot Drive, Redwood City, CA 94063 and copies thereof will be furnished to any shareholder of either Constituent Corporation, upon request and without cost.

     4.7 Governing Law. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the California Corporations Code.

     4.8 Counterparts. In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, this Agreement, having first been approved by resolutions of the Boards of Directors of Anergen Delaware and Anergen California, is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.

                                          ANERGEN, INC.
                                          a Delaware corporation

                                          By:
                                            ------------------------------------
                                            Barry M. Sherman, M.D., President

ATTEST:

---------------------------------------------------------
David V. Smith,
Chief Financial Officer

                                          ANERGEN, INC.
                                          a Delaware corporation

                                          By:
                                            ------------------------------------
                                            Barry M. Sherman, M.D., President

ATTEST:

---------------------------------------------------------
David V. Smith,
Chief Financial Officer

                                 ANERGEN, INC.
                            (CALIFORNIA CORPORATION)

                             OFFICERS' CERTIFICATE

Barry M. Sherman, M.D. and David V. Smith certify that:

     1. They are the President and the Chief Financial Officer, respectively, of Anergen, Inc., a corporation organized under the laws of the State of California.

     2. The corporation has authorized two classes of stock, designated "Common Stock" and "Preferred Stock". There are authorized 40,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock, of which 1,157,894 shares are designated as Series A-1 Preferred Stock, 740,740 shares are designated as Series A-2 Preferred Stock, 3,002,648 shares are designated as Series B Preferred Stock and 15,000 shares are designated as Series C Preferred Stock.

     3. There were                shares of Common Stock and no shares of
Preferred Stock outstanding as of the record date (the "Record Date") of the shareholders' meeting at which the Agreement and Plan of Merger attached hereto (the "Merger Agreement") was approved. All shares of Common Stock outstanding were entitled to vote on the merger.

     4. The principal terms of the Merger Agreement were approved by the Board of Directors and by the vote of a number of shares of each class of stock which equaled or exceeded the vote required.

     5. The percentage vote required was more than 50% of the votes entitled to be cast by holders of Common Stock outstanding as of the Record Date, voting as a single class.

     6. Barry M. Sherman, M.D. and David V. Smith further declare under penalty of perjury under the laws of the State of California that each has read the foregoing certificate and knows the contents thereof and that the same is true of their own knowledge.

     Executed in Redwood City, California on             , 1998.

                                          --------------------------------------
                                          Barry M. Sherman, M.D., President

                                          --------------------------------------
                                          David V. Smith, Chief Financial
                                          Officer

                                 ANERGEN, INC.
                            (SURVIVING CORPORATION)

                             OFFICERS' CERTIFICATE

     Barry M. Sherman, M.D. and David V. Smith certify that:

     1. They are the President and Chief Financial Officer, respectively, of Anergen, Inc., a corporation organized under the laws of the State of Delaware.

     2. The corporation has authorized two classes of stock, designated "Common Stock" and "Preferred Stock". There are authorized 60,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock. The Preferred Stock is undesignated as to series, rights, preferences or restrictions.

     3. There were 100 shares of Common Stock outstanding and entitled to vote on the Agreement and Plan of Merger attached hereto (the "Merger Agreement"). There were no shares of Preferred Stock outstanding.

     4. The principal terms of the Merger Agreement were approved by the Board of Directors and by the vote of a number of shares of each class of stock which equaled or exceeded the vote required.

     5. The percentage vote required was more than 50% of the votes entitled to be cast by holders of outstanding shares of Common Stock.

     6. Barry M. Sherman, M.D. and David V. Smith further declare under penalty of perjury under the laws of the State of Delaware that each has read the foregoing certificate and knows the contents thereof and that the same is true of their own knowledge.

     Executed in Redwood City, California on             , 1998.

                                          --------------------------------------
                                          Barry M. Sherman, M.D., President

                                          --------------------------------------
                                          David V. Smith, Chief Financial
                                          Officer

                                   APPENDIX A

                CERTIFICATE OF INCORPORATION OF ANERGEN DELAWARE

                                   EXHIBIT B

                          CERTIFICATE OF INCORPORATION
                                       OF
                                 ANERGEN, INC.

                                   ARTICLE I

     The name of this corporation is Anergen, Inc. (the "Corporation").

                                   ARTICLE II

     The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, zip code 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

     The Corporation is authorized to issue two classes of stock to be designated respectively Common Stock and Preferred Stock. The total number of shares of all classes of stock which the Corporation has authority to issue is Seventy Million (70,000,000), consisting of Sixty Million (60,000,000) shares of Common Stock, $0.001 par value (the "Common Stock"), and Ten Million (10,000,000) shares of Preferred Stock, $0.001 par value (the "Preferred Stock").

     The shares of Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors. The Board of Directors of the Corporation is expressly authorized, by filing a certificate pursuant to the applicable law of the State of Delaware, to: (i) establish from time to time the number of shares to be included in each such series; (ii) fix the rights, preferences, restrictions and designations of the shares of each such series, including but not limited to the fixing or alteration of the dividend rights, dividend rate, conversion rights, conversion rate, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, voting rights and liquidation preferences of any series of Preferred Stock for which no shares have been issued and are outstanding; (iii) increase the number of shares of any series at any time; and (iv) decrease the number of shares of any series prior or subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                   ARTICLE V

     The name and mailing address of the incorporator are as follows:

       Anna Itoi
        Wilson Sonsini Goodrich & Rosati
        650 Page Mill Road
        Palo Alto, CA 94304-1050

                                   ARTICLE VI

     The Corporation is to have perpetual existence.

                                  ARTICLE VII

     The election of directors need not be by written ballot unless a stockholder demands election by written ballot at a meeting of stockholders and before voting begins or unless the Bylaws of the Corporation shall so provide.

                                  ARTICLE VIII

     The number of directors which constitute the whole Board of Directors of the Corporation shall be designated in the Bylaws of the Corporation.

                                   ARTICLE IX

     In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, alter, amend or repeal the Bylaws of the Corporation.

                                   ARTICLE X

     To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

     Neither any amendment nor repeal of this Article, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                                   ARTICLE XI

     At the election of directors of the Corporation, each holder of stock of any class or series shall be entitled to one vote for each share held. No stockholder will be permitted to cumulate votes at any election of directors.

                                  ARTICLE XII

     Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the laws of the State of Delaware) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                  ARTICLE XIII

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights conferred herein are granted subject to this reservation.

     The undersigned incorporator hereby acknowledges that the foregoing Certificate of Incorporation is her act and deed and that the facts stated herein are true.

Dated:        , 1998

                                          --------------------------------------
                                          Anna Itoi

                                   EXHIBIT C

                                     BYLAWS
                                       OF
                                 ANERGEN, INC.

                               TABLE OF CONTENTS

                                                                       PAGE
                                                                       ----
ARTICLE I -- CORPORATE OFFICES.......................................   C-1
  1.1    REGISTERED OFFICE...........................................   C-1
  1.2    OTHER OFFICES...............................................   C-1

ARTICLE II -- MEETINGS OF STOCKHOLDERS...............................   C-1
  2.1    PLACE OF MEETINGS...........................................   C-1
  2.2    ANNUAL MEETING..............................................   C-1
  2.3    SPECIAL MEETING.............................................   C-1
  2.4    NOTICE OF STOCKHOLDERS' MEETINGS............................   C-1
  2.5    MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE................   C-2
  2.6    QUORUM......................................................   C-2
  2.7    ADJOURNED MEETING; NOTICE...................................   C-2
  2.8    VOTING......................................................   C-2
  2.9    VALIDATION OF MEETING; WAIVER OF NOTICE.....................   C-3
         STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING.....
 2.10                                                                   C-3
         RECORD DATE FOR STOCKHOLDER NOTICE; VOTING..................
 2.11                                                                   C-3
         PROXIES.....................................................
 2.12                                                                   C-3
         INSPECTORS OF ELECTION......................................
 2.13                                                                   C-3
         LIST OF STOCKHOLDERS ENTITLED TO VOTE.......................
 2.14                                                                   C-4

ARTICLE III -- DIRECTORS.............................................   C-4
  3.1    POWERS......................................................   C-4
  3.2    NUMBER OF DIRECTORS.........................................   C-4
  3.3    ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS.....   C-4
  3.4    RESIGNATION AND VACANCIES...................................   C-5
  3.5    PLACE OF MEETINGS; MEETINGS BY TELEPHONE....................   C-5
  3.6    FIRST MEETINGS..............................................   C-5
  3.7    REGULAR MEETINGS............................................   C-6
  3.8    SPECIAL MEETINGS; NOTICE....................................   C-6
  3.9    QUORUM......................................................   C-6
         WAIVER OF NOTICE............................................
 3.10                                                                   C-6
         ADJOURNMENT.................................................
 3.11                                                                   C-6
         NOTICE OF ADJOURNMENT.......................................
 3.12                                                                   C-6
         BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING...........
 3.13                                                                   C-7
         FEES AND COMPENSATION OF DIRECTORS..........................
 3.14                                                                   C-7
         APPROVAL OF LOANS TO OFFICERS...............................
 3.15                                                                   C-7
         REMOVAL OF DIRECTORS........................................
 3.16                                                                   C-7

ARTICLE IV -- COMMITTEES.............................................   C-7
  4.1    COMMITTEES OF DIRECTORS.....................................   C-7
  4.2    COMMITTEE MINUTES...........................................   C-8
  4.3    MEETINGS AND ACTION OF COMMITTEES...........................   C-8

                                                                       PAGE
                                                                       ----
ARTICLE V -- OFFICERS................................................   C-8
  5.1    OFFICERS....................................................   C-8
  5.2    ELECTION OF OFFICERS........................................   C-8
  5.3    SUBORDINATE OFFICERS........................................   C-8
  5.4    REMOVAL AND RESIGNATION OF OFFICERS.........................   C-8
  5.5    VACANCIES IN OFFICES........................................   C-9
  5.6    CHAIRMAN OF THE BOARD.......................................   C-9
  5.7    CHIEF EXECUTIVE OFFICER.....................................   C-9
  5.8    PRESIDENT...................................................   C-9
  5.9    CHIEF OPERATING OFFICER.....................................   C-9
         CORPORATE VICE PRESIDENTS...................................
 5.10                                                                   C-9
         SECRETARY...................................................
 5.11                                                                   C-9
         CHIEF FINANCIAL OFFICER.....................................
 5.12                                                                  C-10
         TREASURER...................................................
 5.13                                                                  C-10
         ADMINISTRATIVE VICE PRESIDENTS..............................
 5.14                                                                  C-10
         AUTHORITY AND DUTIES OF OFFICERS............................
 5.15                                                                  C-10

ARTICLE VI -- INDEMNITY..............................................  C-11
  6.1    INDEMNIFICATION OF DIRECTORS AND OFFICERS...................  C-11
  6.2    INDEMNIFICATION OF OTHERS...................................  C-11
  6.3    PAYMENT OF EXPENSES IN ADVANCE..............................  C-11
  6.4    INDEMNITY NOT EXCLUSIVE.....................................  C-11
  6.5    INSURANCE INDEMNIFICATION...................................  C-12

ARTICLE VII -- RECORDS AND REPORTS...................................  C-12
  7.1    MAINTENANCE AND INSPECTION OF RECORDS.......................  C-12
  7.2    MAINTENANCE AND INSPECTION OF BYLAWS........................  C-12
  7.3    MAINTENANCE AND INSPECTION OF OTHER CORPORATE RECORDS.......  C-12
  7.4    INSPECTION BY DIRECTORS.....................................  C-13
  7.5    REPRESENTATION OF SHARES OF OTHER CORPORATIONS..............  C-13

ARTICLE VIII -- GENERAL MATTERS......................................  C-13
  8.1    RECORD DATE FOR PURPOSES OTHER THAN NOTICE AND VOTING.......  C-13
  8.2    CHECKS......................................................  C-13
  8.3    EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS............  C-14
  8.4    STOCK CERTIFICATES; PARTLY PAID SHARES......................  C-14
  8.5    SPECIAL DESIGNATION ON CERTIFICATES.........................  C-14
  8.6    LOST CERTIFICATES...........................................  C-14
  8.7    CONSTRUCTION; DEFINITIONS...................................  C-15
  8.8    DIVIDENDS...................................................  C-15
  8.9    FISCAL YEAR.................................................  C-15
         TRANSFER OF STOCK...........................................
 8.10                                                                  C-15
         STOCK TRANSFER AGREEMENTS...................................
 8.11                                                                  C-15
         REGISTERED STOCKHOLDERS.....................................
 8.12                                                                  C-15

ARTICLE IX -- AMENDMENTS.............................................  C-15

ARTICLE X -- DISSOLUTION.............................................  C-16

                                                                       PAGE
                                                                       ----
ARTICLE XI -- CUSTODIAN..............................................  C-16
         APPOINTMENT OF A CUSTODIAN IN CERTAIN CASES.................
 11.1                                                                  C-16
         DUTIES OF CUSTODIAN.........................................
 11.2                                                                  C-16

                                     BYLAWS
                                       OF
                                 ANERGEN, INC.

                                   ARTICLE I

                               CORPORATE OFFICES

     1.1  Registered Office

     The registered office of the corporation shall be in the city of Wilmington, County of New Castle, State of Delaware.

     1.2  Other Offices

     The board of directors may at any time establish other offices at any place or places where the corporation is qualified to do business.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

     2.1  Place of Meetings

     Meetings of stockholders shall be held at any place, within or outside the State of Delaware, designated by the board of directors. In the absence of any such designation, stockholders' meetings shall be held at the principal executive office of the corporation.

     2.2  Annual Meeting

     The annual meeting of stockholders shall be held each year on a date and at a time designated by the board of directors. At the meeting, directors shall be elected and any other proper business may be transacted.

     2.3  Special Meeting

     A special meeting of the stockholders may be called at any time by the board of directors, the chairman of the board, the chief executive officer, the president or by one or more stockholders holding shares in the aggregate entitled to cast not less than ten percent (10%) of the votes at that meeting.

     If a special meeting is called by any person or persons other than the board of directors, then the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the chairman of the board, the chief executive officer, the president, the chief operating officer, any corporate vice president or the secretary of the corporation. The officer receiving the request shall cause notice to be promptly given to the stockholders entitled to vote, in accordance with the provisions of Sections 2.4 and 2.5 of these bylaws, that a meeting will be held at the time requested by the person or persons calling the meeting, so long as that time is not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after receipt of the request, then the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph of this Section 2.3 shall be construed as limiting, fixing or affecting the time when a meeting of stockholders called by action of the board of directors may be held.

     2.4  Notice of Stockholders' Meetings

     All notices of meetings with stockholders shall be in writing and shall be sent or otherwise given in accordance with Section 2.5 of these bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place, date, and hour of the meeting, and (i) in the case of a special meeting, the general nature of the business to be transacted (no business other than that specified in the notice may be transacted) or (ii) in the case of the annual meeting, those matters which the board of directors, at the time of giving the notice, intends to present for action by the stockholders (but any proper matter may be presented at the meeting for such action). The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees who, at the time of the notice, management intends to present for election.

     2.5  Manner of Giving Notice; Affidavit of Notice

     Written notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation. An affidavit of the secretary or an assistant secretary of the transfer agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

     2.6  Quorum

     The holders of a majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders, except as otherwise provided by statute or by the certificate of incorporation. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

     When a quorum is present at any meeting, the affirmative vote of holders of a the majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the laws of the State of Delaware or of the certificate of incorporation or these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of the question.

     2.7  Adjourned Meeting; Notice

     Any stockholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at that meeting, either in person or by proxy, but in the absence of a quorum, no other business may be transacted at that meeting, except as provided in Section 2.6 of these bylaws.

     When any meeting of stockholders, either annual or special, is adjourned to another time or place, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 2.4 and 2.5 of these bylaws.

     2.8  Voting

     The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.11 of these bylaws, subject to the provisions of Sections 217 and 218 of the General Corporation Law of Delaware (relating to voting rights of fiduciaries, pledgers and joint owners of stock and to voting trusts and other voting agreements).

     Except as provided in the last paragraph of this Section 2.8, or as may be otherwise provided in the certificate of incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.

     On any matter other than the election of directors, any stockholder may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but, if the stockholder fails to specify the number of shares which the stockholder is voting affirmatively, it will be conclusively presumed that the stockholder's approving vote is with respect to all shares which the stockholder is entitled to vote.

     If a quorum is present, the affirmative vote of the majority of the shares represented and voting at a duly-held meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the stockholders, unless the vote of a greater number, or voting by classes, is required by law or by the certificate of incorporation.

     2.9  Validation of Meeting; Waiver of Notice

     Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or of the certificate of incorporation or these bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice unless so required by the certificate of incorporation or these bylaws.

     2.10  Stockholder Action by Written Consent Without a Meeting

     The stockholders of the corporation may not take action by written consent without a meeting but must take any such actions at a duly called annual or special meeting.

     2.11  Record Date for Stockholder Notice; Voting

     For purposes of determining the stockholders entitled to notice of any meeting or to vote thereat, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting and in such event only stockholders of record on the date so fixed are entitled to notice and to vote, notwithstanding any transfer of any shares on the books of the corporation after the record date.

     If the board of directors does not so fix a record date, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

     A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the board of directors fixes a new record date for the adjourned meeting, but the board of directors shall fix a new record date if the meeting is adjourned for more than thirty (30) days from the date set for the original meeting.

     The record date for any other purpose shall be as provided in Section 8.1 of these bylaws.

     2.12  Proxies

     Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by a written proxy, signed by the stockholder and filed with the secretary of the corporation, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be deemed signed if the stockholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the stockholder or the stockholder's attorney-in-fact. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(e) of the General Corporation Law of Delaware.

     2.13  Inspectors of Election

     Before any meeting of stockholders, the board of directors may appoint one or more inspectors to act at the meeting and make a written report thereof. The board of directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting.

     Such inspectors shall:

          (a) ascertain the number of shares outstanding and the voting power of each;

          (b) determine the shares represented at a meeting and the validity of proxies and ballots;

          (c) count all votes and ballots;

          (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and

          (e) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots.

     The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the inspectors' duties.

     2.14  List of Stockholders Entitled to Vote

     The officer who has charge of the stock ledger of a corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                                  ARTICLE III

                                   DIRECTORS

     3.1  Powers

     Subject to the provisions of the General Corporation Law of Delaware and any limitations in the certificate of incorporation or these bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

     3.2  Number of Directors

     The authorized number of directors shall be eight (8). This number may be changed by a duly adopted amendment to the certificate of incorporation or by an amendment to this bylaw adopted by the vote or written consent of the holders of a majority of the stock issued and outstanding and entitled to vote or by resolution of a majority of the board of directors.

     No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

     3.3  Election, Qualification and Term of Office of Directors

     Except as provided in Section 3.4 of these bylaws, directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting. Directors need not be stockholders unless so required by the certificate of incorporation or these bylaws, wherein other qualifications for directors may be prescribed. Each director, including a director elected to fill a vacancy, shall hold office until his successor is elected and qualified or until his earlier resignation or removal.

     Elections of directors need not be by written ballot.

     3.4  Resignation and Vacancies

     Any director may resign effective on giving written notice to the chairman of the board, the president, the secretary or the board of directors, unless the notice specifies a later time for that resignation to become effective. If the resignation of a director is effective at a future time, the board of directors may elect a successor to take office when the resignation becomes effective.

     Vacancies in the board of directors may be filled by a majority of the remaining directors, even if less than a quorum, or by a sole remaining director; provided, a vacancy created by the removal of a director by the vote of the stockholders or by court order may be filled only by the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute a majority of the required quorum). Each director so elected shall hold office until the next annual meeting of the stockholders and until a successor has been elected and qualified.

     A vacancy or vacancies in the board of directors shall be deemed to exist in the event of the death, resignation or removal of any director, or if the board of directors by resolution declares vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony, or if the authorized number of directors is increased, or if the stockholders fail, at any meeting of stockholders at which any director of directors are elected, to elect the number of directors to be elected at that meeting.

     The stockholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors.

     If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the certificate of incorporation or these bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the General Corporation Law of Delaware.

     If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole board (as constituted immediately prior to any such increase), then the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten (10) percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the General Corporation Law of Delaware as far as applicable.

     3.5  Place of Meetings; Meetings by Telephone

     Regular meetings of the board of directors may be held at any place within or outside the State of Delaware that has been designated from time to time by resolution of the board. In the absence of such a designation, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the board may be held at any place within or outside the State of Delaware that has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, at the principal executive office of the corporation.

     Any meeting of the board, regular or special, may be held by conference telephone or similar communication equipment, so long as all directors participating in the meeting can hear one another; and all such directors shall be deemed to be present in person at the meeting.

     3.6  First Meetings

     The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the stockholders,

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the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

     3.7  Regular Meetings

     Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

     3.8  Special Meetings; Notice

     Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairman of the board, the chief executive officer, the president, the chief operating officer or any two (2) directors.

     Notice of the date, time and place of special meetings shall be delivered personally, by telephone, facsimile, telegram, electronic mail or other comparable communication equipment to each director or sent by first-class mail, charges prepaid, addressed to each director at that director's address as it is shown on the records of the corporation. If the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. If the notice is delivered personally or by telephone, facsimile, telegram, electronic mail or other comparable communication equipment, it shall be delivered at least twelve (12) hours before the time of the holding of the meeting. Any notice given personally or by telephone, facsimile, telegram, electronic mail or other comparable communication equipment may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose or the place of the meeting, if the meeting is to be held at the principal executive office of the corporation.

     3.9  Quorum

     A majority of the authorized number of directors shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 3.11 of these bylaws. Every act or decision done or made by a majority of the directors present at a duly held meeting at which a quorum is present shall be regarded as the act of the board of directors, subject to the provisions of the certificate of incorporation and applicable law.

     A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

     3.10  Waiver of Notice

     Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or of the certificate of incorporation or these bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice unless so required by the certificate of incorporation or these bylaws.

     3.11  Adjournment

     A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

     3.12  Notice of Adjournment

     Notice of the time and place of holding an adjourned meeting need not be given, unless the meeting is adjourned for more than twenty-four (24) hours, in which case notice of the time and place shall be given

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

before the time of the adjourned meeting, in the manner specified in Section 3.8 of these bylaws, to the directors who were not present at the time of the adjournment.

     3.13  Board Action by Written Consent Without a Meeting

     Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, shall individually or collectively consent thereto in writing. Such action by written consent shall have the same force and effect as a unanimous vote of the board of directors. Such written consent and any counterparts thereof shall be filed with the minutes of the proceedings of the board.

     3.14  Fees and Compensation of Directors

     Directors and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the board of directors. This Section 3.14 shall not be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee or otherwise and receiving compensation for those services.

     3.15  Approval of Loans to Officers

     The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiary, including any officer or employee who is a director of the corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in this section contained shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

     3.16  Removal of Directors

     Unless otherwise restricted by statute, by the certificate of incorporation or by these bylaws, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

     No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director's term of office.

                                   ARTICLE IV

                                   COMMITTEES

     4.1  Committees of Directors

     The board of directors may, by resolution adopted by a majority of the authorized number of directors, designate one (1) or more committees, each consisting of two (2) or more directors, to serve at the pleasure of the board. The board may designate one (1) or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors. Any committee, to the extent provided in the resolution of the board, shall have all the authority of the board, except with respect to (i) amend the certificate of incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors as provided in Section 151(a) of the General Corporation Law of Delaware, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation), (ii) adopt an agreement of merger or consolidation under Sections 251 or 252 of the General Corporation Law of Delaware,

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

(iii) recommend to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, (iv) recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution, or (v) adopt a certificate of ownership and merger pursuant to
Section 253 of the General Corporation Law of Delaware.

     4.2  Committee Minutes

     Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

     4.3  Meetings and Action of Committees

     Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these bylaws, Section 3.5 (place of meetings and meetings by telephone), Section 3.7 (regular meetings),
Section 3.8 (special meetings and notice), Section 3.9 (quorum), Section 3.10 (waiver of notice), Section 3.11 (adjournment), Section 3.12 (notice of adjournment), and Section 3.13 (action without a meeting), with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the board of directors and its members; provided, however, that the time of regular meetings of committees may also be called by resolution of the board of directors and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

                                   ARTICLE V

                                    OFFICERS

     5.1  Officers

     The officers of the corporation shall be a president, a secretary, and a chief financial officer. The corporation may also have, at the discretion of the board of directors, a chairman of the board, a chief executive officer, a chief operating officer, a treasurer, one or more corporate vice presidents, one or more assistant secretaries, one or more assistant treasurers, and any such other officers as may be appointed in accordance with the provisions of Section 5.3 of these bylaws. Any number of offices may be held by the same person.

     In addition to the officers of the corporation described above, there may also be such administrative vice presidents of the corporation as may be designated and appointed from time to time by the chief executive officer of the corporation in accordance with the provisions of Section 5.14 of these bylaws.

     5.2  Election of Officers

     The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Sections 5.3 or 5.5 of these bylaws, shall be chosen by the board of directors, subject to the rights, if any, of an officer under any contract of employment.

     5.3  Subordinate Officers

     The board of directors may appoint, or empower the president to appoint, such other officers and agents as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the board of directors may from time to time determine.

     5.4  Removal and Resignation of Officers

     Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the board of directors at any regular or special meeting of the board or, except in the case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors.

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

     Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

     5.5  Vacancies in Offices

     A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these bylaws for regular appointments to that office.

     5.6  Chairman of the Board

     The chairman of the board, if such an officer be elected, shall, if present, preside at meetings of the board of directors and exercise and perform such other powers and duties as may from time to time be assigned to him by the board of directors or as may be prescribed by these bylaws. If there is no chief executive officer, then the chairman of the board shall also have the powers and duties prescribed in Section 5.7 of these bylaws.

     5.7  Chief Executive Officer

     Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board, if there be such an officer, the chief executive officer of the corporation shall, subject to the control of the board of directors, have general supervision, direction, and control of the business and the officers of the corporation. He shall preside at all meetings of the stockholders and, in the absence of the chairman of the board, or if there be none, at all meetings of the board of directors. He shall have the general powers and duties of management usually vested in the office of president of a corporation and shall have such other powers and duties as may be prescribed by the board of directors or these bylaws.

     5.8  President

     The president of the corporation shall have such powers and perform such duties as prescribed by the board of directors or these bylaws. In the absence or disability of the chief executive officer or if there be no such officer, then the president shall have the same powers and be subject to the same restrictions set forth in Section 5.7.

     5.9  Chief Operating Officer

     The chief operating officer shall have such powers and perform such duties as prescribed by the board of directors or these bylaws. In the absence or disability of the chief executive officer, if there be such an officer, the president and the chairman of the board, the chief operating officer shall perform the duties of chief executive officer and president, and when so acting shall have all the powers, and be subject to all the restrictions set forth in
Section 5.7.

     5.10  Corporate Vice Presidents

     In the absence or disability of the chief executive officer, if there be such an officer, the president, the chairman of the board and the chief operating officer, if there be such an officer, the corporate vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, a corporate vice president designated by the board of directors, shall perform all the duties of the chief executive officer and president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the chief executive officer and president. The corporate vice presidents shall also have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors or these bylaws.

     5.11  Secretary

     The secretary shall keep or cause to be kept, at the principal executive office of the corporation, or such other place as the board of directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders, with the time and place of holding, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors' meetings or

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

committee meetings, the number of shares present or represented at stockholders' meetings, and the proceedings thereof.

     The secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation's transfer agent or registrar, as determined by resolution of the board of directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

     The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the board of directors required by these bylaws or by law to be given, and he shall keep the seal of the corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by these bylaws.

     5.12  Chief Financial Officer

     The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director.

     The chief financial officer shall deposit all money and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the president and directors, whenever they request it, an account of all of his transactions as chief financial officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or these bylaws.

     5.13  Treasurer

     In the absence or disability of the chief financial officer, the treasurer shall perform all the duties of the chief financial officer and when so acting shall have all the powers of, and be subject to all the restrictions upon, the chief financial officer. The treasurer shall have such other powers and perform such other duties as from time to time may be prescribed respectively by the board of directors or these bylaws.

     5.14  Administrative Vice Presidents

     In addition to the corporate vice presidents of the corporation as provided in Section 5.10 of these bylaws and such subordinate officers as may be appointed in accordance with Section 5.3 of these bylaws, there may also be such administrative vice presidents of the corporation as may be designated and appointed from time to time by the chief executive officer of the corporation. Administrative vice presidents shall perform such duties and have such powers as from time to time may be determined by the chief executive officer or the board of directors in order to assist the officers of the corporation in the furtherance of their duties. In the performance of such duties and the exercise of such powers, however, such administrative vice presidents shall have limited authority to act on behalf of the corporation as the board of directors shall establish, including but not limited to limitations on the dollar amount and on the scope of the agreements or commitments that may be made by such administrative vice presidents on behalf of the corporation, which limitations may not be exceeded by such individuals or altered by the chief executive officer without further approval by the board of directors.

     5.15  Authority and Duties of Officers

     In addition to the foregoing authority and duties, all officers of the corporation shall respectively have such authority and perform such duties in the management of the business of the corporation as may be designated from time to time by the board of directors or the stockholders.

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

                                   ARTICLE VI

                                   INDEMNITY

     6.1  Indemnification of Directors and Officers

     The corporation shall, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware as the same now exists or may hereafter be amended, indemnify any person against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit, or proceeding in which such person was or is a party or is threatened to be made a party by reason of the fact that such person is or was a director or officer of the corporation. For purposes of this Section 6.1, a "director" or "officer" of the corporation shall mean any person (i) who is or was a director or officer of the corporation, (ii) who is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was a director or officer of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

     The corporation shall be required to indemnify a director or officer in connection with an action, suit, or proceeding (or part thereof) initiated by such director or officer only if the initiation of such action, suit, or proceeding (or part thereof) by the director or officer was authorized by the board of Directors of the corporation.

     Any repeal or modification of the foregoing provisions of this Article shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

     6.2  Indemnification of Others

     The corporation shall have the power, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware as the same now exists or may hereafter be amended, to indemnify each of its employees and agents (other than directors and officers) against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit, or proceeding, in which such person was or is a party or is threatened to be made a party by reason of the fact that such person is or was an employee or agent of the corporation. For purposes of this Section 6.2, an "employee" or "agent" of the corporation (other than a director or officer) shall mean any person (i) who is or was an employee or agent of the corporation,
(ii) who is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was an employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

     6.3  Payment of Expenses in Advance

     The corporation shall pay the expenses (including attorney's fees) incurred by a director or officer of the corporation entitled to indemnification hereunder in defending any action, suit or proceeding referred to in this
Section 6.1 in advance of its final disposition; provided, however, that payment of expenses incurred by a director or officer of the corporation in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should ultimately be determined that the director or officer is not entitled to be indemnified under this Section 6.1 or otherwise.

     6.4  Indemnity not Exclusive

     The rights conferred on any person by this Article shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the corporation's Certificate of Incorporation, these bylaws, agreement, vote of the stockholders or disinterested directors or otherwise.

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

     6.5  Insurance Indemnification

     The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of the General Corporation Law of Delaware.

                                  ARTICLE VII

                              RECORDS AND REPORTS

     7.1  Maintenance and Inspection of Records

     The corporation shall, either at its principal executive office or at such place or places as designated by the board of directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder.

     Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation's stock ledger and a list of its stockholders and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal place of business.

     The officer who has charge of the stock ledger of a corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     The record of stockholders shall also be open to inspection on the written demand of any stockholder or holder of a voting trust certificate, at any time during usual business hours, for a purpose reasonably related to the holder's interests as a stockholder or as the holder of a voting trust certificate.

     Any inspection and copying under this Section 7.1 may be made in person or by an agent or attorney of the stockholder or holder of a voting trust certificate making the demand.

     7.2  Maintenance and Inspection of Bylaws

     The corporation shall keep at its principal executive office, or if its principal executive office is not in the State of California, at its principal business office in such state, the original or a copy of these bylaws as amended to date, which bylaws shall be subject to inspection by the stockholders at all reasonable times during office hours. If the principal executive office of the corporation is outside the State of California and the corporation has no principal business office in such state, the secretary shall, upon the written request of any stockholder, furnish to that stockholder a copy of these bylaws as amended to date.

     7.3  Maintenance and Inspection of Other Corporate Records

     The accounting books and records, and the minutes of proceedings of the stockholders and the board of directors and any committee or committees of the board of directors, shall be kept at such place or places

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

designated by the board of directors or, in absence of such designation, at the principal executive office of the corporation. The minutes shall be kept in written form and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form.

     The minutes and accounting books and records shall be open to inspection upon the written demand of any stockholder or holder of a voting trust certificate, at any reasonable time during usual business hours, for a purpose reasonably related to the holder's interests as a stockholder or as the holder of a voting trust certificate. The inspection may be made in person or by an agent or attorney, and shall include the right to copy and make extracts. Such rights of inspection shall extend to the records of each subsidiary corporation of the corporation.

     7.4  Inspection by Directors

     Every director shall have the absolute right at any reasonable time to inspect all books, records and documents of every kind and the physical properties of the corporation and each of its subsidiary corporations. Such inspection by a director may be made in person or by an agent or attorney, and the right of inspection includes the right to copy and make extracts of documents.

     The corporation shall also, on the written request of any stockholder, mail to the stockholder a copy of the last annual, semi-annual or quarterly income statement which it has prepared, and a balance sheet as of the end of that period.

     The quarterly income statements and balance sheets referred to in this section shall be accompanied by the report, if any, of any independent accountants engaged by the corporation or the certificate of an authorized officer of the corporation that the financial statements were prepared without audit from the books and records of the corporation.

     7.5  Representation of Shares of Other Corporations

     The chairman of the board, the chief executive officer, the president, the chief operating officer, any corporate vice president, the treasurer, the secretary or the chief financial officer of this corporation, or any other person authorized by the board of directors or the president or a vice president, is authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

                                  ARTICLE VIII

                                GENERAL MATTERS

     8.1  Record Date for Purposes Other Than Notice and Voting

     For purposes of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days before any such action. In that case, only stockholders of record at the close of business on the date so fixed are entitled to receive the dividend, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date so fixed, except as otherwise provided by law.

     If the board of directors does not so fix a record date, then the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board adopts the applicable resolution, or the sixtieth (60th) day before the date of that action, whichever is later.

     8.2  Checks

     From time to time, the board of directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that

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

are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.

     8.3  Execution of Corporate Contracts and Instruments

     The board of directors, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

     8.4  Stock Certificates; Partly Paid Shares

     The shares of a corporation shall be represented by certificates, provided that the board of directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the board of directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the corporation by the chairman or vice-chairman of the board of directors, or the president or vice-president, and by the chief financial officer or an assistant treasurer, or the secretary or an assistant secretary of such corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

     The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, upon the books and records of the corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

     8.5  Special Designation on Certificates

     If the corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

     8.6  Lost Certificates

     Except as provided in this Section 8.6, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and canceled at the same time. The corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

     8.7  Construction; Definitions

     Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the Delaware General Corporation Law shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person' includes both a corporation and a natural person.

     8.8  Dividends

     The directors of the corporation, subject to any restrictions contained in the certificate of incorporation, may declare and pay dividends upon the shares of its capital stock pursuant to the General Corporation Law of Delaware. Dividends may be paid in cash, in property, or in shares of the corporation's capital stock.

     The directors of the corporation may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the corporation, and meeting contingencies.

     8.9  Fiscal Year

     The fiscal year of the corporation shall be fixed by resolution of the board of directors and may be changed by the board of directors.

     8.10  Transfer of Stock

     Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in its books.

     8.11  Stock Transfer Agreements

     The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the General Corporation Law of Delaware.

     8.12  Registered Stockholders

     The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                   ARTICLE IX

                                   AMENDMENTS

     The original or other bylaws of the corporation may be adopted, amended or repealed by the stockholders entitled to vote; provided, however, that the corporation may, in its certificate of incorporation, confer the power to adopt, amend or repeal bylaws upon the directors. The fact that such power has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal bylaws.

                                   ARTICLE X

                                  DISSOLUTION

     If it should be deemed advisable in the judgment of the board of directors of the corporation that the corporation should be dissolved, the board, after the adoption of a resolution to that effect by a majority of the whole board at any meeting called for that purpose, shall cause notice to be mailed to each stockholder entitled to vote thereon of the adoption of the resolution and of a meeting of stockholders to take action upon the resolution.

     At the meeting a vote shall be taken for and against the proposed dissolution. If a majority of the outstanding stock of the corporation entitled to vote thereon votes for the proposed dissolution, then a certificate stating that the dissolution has been authorized in accordance with the provisions of
Section 275 of the General Corporation Law of Delaware and setting forth the names and residences of the directors and officers shall be executed, acknowledged, and filed and shall become effective in accordance with Section 103 of the General Corporation Law of Delaware. Upon such certificate's becoming effective in accordance with Section 103 of the General Corporation Law of Delaware, the corporation shall be dissolved.

     Whenever all the stockholders entitled to vote on a dissolution consent in writing, either in person or by duly authorized attorney, to a dissolution, no meeting of directors or stockholders shall be necessary. The consent shall be filed and shall become effective in accordance with Section 103 of the General Corporation Law of Delaware. Upon such consent's becoming effective in accordance with Section 103 of the General Corporation Law of Delaware, the corporation shall be dissolved. If the consent is signed by an attorney, then the original power of attorney or a photocopy thereof shall be attached to and filed with the consent. The consent filed with the Secretary of State shall have attached to it the affidavit of the secretary or some other officer of the corporation stating that the consent has been signed by or on behalf of all the stockholders entitled to vote on a dissolution; in addition, there shall be attached to the consent a certification by the secretary or some other officer of the corporation setting forth the names and residences of the directors and officers of the corporation.

                                   ARTICLE XI

                                   CUSTODIAN

     11.1  Appointment of a Custodian in Certain Cases

     The Court of Chancery, upon application of any stockholder, may appoint one or more persons to be custodians and, if the corporation is insolvent, to be receivers, of and for the corporation when:

          (i) at any meeting held for the election of directors the stockholders are so divided that they have failed to elect successors to directors whose terms have expired or would have expired upon qualification of their successors; or

          (ii) the business of the corporation is suffering or is threatened with irreparable injury because the directors are so divided respecting the management of the affairs of the corporation that the required vote for action by the board of directors cannot be obtained and the stockholders are unable to terminate this division; or

          (iii) the corporation has abandoned its business and has failed within a reasonable time to take steps to dissolve, liquidate or distribute its assets.

     11.2  Duties of Custodian

     The custodian shall have all the powers and title of a receiver appointed under Section 291 of the General Corporation Law of Delaware, but the authority of the custodian shall be to continue the business of the corporation and not to liquidate its affairs and distribute its assets, except when the Court of Chancery otherwise orders and except in cases arising under Sections 226(a)(3) or 352(a)(2) of the General Corporation Law of Delaware.

                       CERTIFICATE OF ADOPTION OF BYLAWS
                                       OF
                                 ANERGEN, INC.

                            ADOPTION BY INCORPORATOR

     The undersigned person appointed in the Certificate of Incorporation to act as the Incorporator of ANERGEN, INC. hereby adopts the foregoing bylaws, comprising 24 pages, as the Bylaws of the corporation.

     Executed this                day of                1998.

                                          --------------------------------------
                                                 Anna Itoi, Incorporator

              CERTIFICATE BY SECRETARY OF ADOPTION BY INCORPORATOR

     The undersigned hereby certifies that he is the duly elected, qualified, and acting Secretary of ANERGEN, INC. and that the foregoing Bylaws, comprising
  pages, were adopted as the Bylaws of the corporation on             , 1998, by
the person appointed in the Certificate of Incorporation to act as the Incorporator of the corporation.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand and affixed
the corporate seal this                day of                1998.

                                          --------------------------------------
                                          Barry M. Sherman, M.D., Secretary

                                   EXHIBIT D

                                 ANERGEN, INC.

                           INDEMNIFICATION AGREEMENT

     This INDEMNIFICATION AGREEMENT is made as of the      day of
               , 1998 by and between Anergen, Inc., a Delaware corporation (the "Corporation" or "Anergen Delaware"), and the individual whose name appears on the signature page hereof (such individual being referred to herein as the "Indemnified Representative" and, together with other persons who may execute similar agreements, as "Indemnified Representatives").

     WHEREAS, Anergen, Inc., a California corporation ("Anergen California"), and the Indemnified Representative entered into an Indemnification Agreement (the "Original Indemnification Agreement"), pursuant to which Anergen California agreed under certain conditions to indemnify the Indemnified Representative;

     WHEREAS, on             , 1998, Anergen California merged with and into
Anergen Delaware (the "Merger"), following approval of the Merger by the Boards of Directors of Anergen California and Anergen Delaware, the sole stockholder of Anergen Delaware and a majority of the shareholders of Anergen California (which approval also included approval of this amendment and restatement of the Original Indemnification Agreement);

     WHEREAS, the Indemnified Representative currently is and will be in the future serving in one or more capacities as a director, officer, employee, or agent of the Corporation or, at the request of the Corporation, as a director, officer, employee, agent fiduciary, or trustee of, or in a similar capacity for, another corporation, partnership, joint venture, trust, employee benefit plan, or other entity, and in so doing is and will be performing a valuable service to or on behalf of the Corporation;

     WHEREAS, the Board of Directors of the Corporation has determined that, in order to attract and retain qualified individuals, the Corporation will attempt to maintain, at its sole expense, liability insurance to protect persons serving the Corporation and its subsidiaries from certain liabilities. Although the furnishing of such insurance has been a customary and widespread practice among United States based corporations and other business enterprises, the Corporation believes that, given current market conditions and trends, such insurance may be available to it in the future only at higher premiums and with more exclusions. At the same time, directors, officers, and other persons in service to corporations or business enterprises are being increasingly subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the Corporation or business enterprise itself;

     WHEREAS, the Indemnified Representative is willing to continue to serve and to undertake additional duties and responsibilities for and on behalf of the Corporation on the condition that he be indemnified contractually by the Corporation; and

     WHEREAS, as an inducement to the Indemnified Representative to continue to serve the Corporation, and in consideration for such continued service, the Corporation has agreed to indemnify the Indemnified Representative upon the terms set forth herein.

     NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, and intending to be legally bound hereby, the Corporation and the Indemnified Representative agree as follows.

     1. Agreement to Serve. The Indemnified Representative agrees to serve or continue to serve for or on behalf of the Corporation in each Official Capacity (as hereinafter defined) held now or in the future for so long as the Indemnified Representative is duly elected or appointed or until such time as the Indemnified Representative tenders a resignation in writing. This Agreement shall not be deemed an employment contract between the Corporation or any of its subsidiaries and any Indemnified Representative who is an employee of the Corporation or any of its subsidiaries. The Indemnified Representative specifically acknowledges that the Indemnified Representative's employment with the Corporation or any of its subsidiaries, if any, is at will, and that the Indemnified Representative may be discharged at any time for any reason, with or without cause, except as may be otherwise provided in any written employment contract between the Indemnified Representative and the Corporation or any of its subsidiaries, other applicable formal severance policies duly adopted by the board of directors of the Indemnified Representative's employer, or, with respect to service as a director of the Corporation, by the Corporation's Certificate of Incorporation, by-laws, and the Delaware General Corporation Law. The foregoing notwithstanding, this Agreement shall continue in force after the Indemnified Representative has ceased to serve in any Official Capacity for or on behalf of the Corporation or any of its subsidiaries.

     2. Indemnification.

     (a) Except as provided in Section 3 and 5 hereof, the Corporation shall indemnify the Indemnified Representative against any Liability (as hereinafter defined) incurred by or assessed against the Indemnified Representative in connection with any Proceeding (as hereinafter defined) in which the Indemnified Representative may be involved, as a party or otherwise, by reason of the fact that the Indemnified Representative is or was serving in any Official Capacity held now or in the future, including, without limitation, any Liability resulting from actual or alleged breach or neglect of duty, error, misstatement, misleading statement, omission, negligence, act giving rise to strict or product liability, act giving rise to liability for environmental contamination, or other act or omission, whether occurring prior to or after the date of this Agreement. As used in this Agreement:

          (1) "Liability" means any damage, judgment, amount paid in settlement, fine, penalty, punitive damage, or expense of any nature (including attorneys' fees and expenses);

          (2) "Proceeding" means any threatened, pending, or completed action, suit, appeal, arbitration, or other proceeding of any nature, whether civil, criminal, administrative, or investigative, whether formal or informal, and whether brought by or in the right of the Corporation, a class of its security holders, or any other party; and

          (3) "Official Capacity" means service to the Corporation as a director or officer or, at the request of the Corporation, as a director, officer, employee, agent, fiduciary, or trustee of, or in a similar capacity for, another corporation, partnership, joint venture, trust, employee benefit plan (including a plan qualified under the Employee Retirement Income Security Act of 1974), or other entity.

     (b) Notwithstanding Section 2(a) hereof, except for a Proceeding brought pursuant to Section 5(d) of this Agreement, the Corporation shall not indemnify the Indemnified Representative under this Agreement for any Liability incurred in a Proceeding initiated by the Indemnified Representative unless the Proceeding is authorized, either before or after commencement of the Proceeding, by the majority vote of a quorum of the Board of Directors of the Corporation. An affirmative defense or counterclaim of an Indemnified Representative shall not be deemed to constitute a Proceeding initiated by the Indemnified Representative.

     3. Exclusions.

     (a) The Corporation shall not be liable under this Agreement to make any payment in connection with any Liability incurred by the Indemnified
Representative:

          (1) to the extent payment for such Liability is made to the Indemnified Representative under an insurance policy obtained by the Corporation;

          (2) to the extent payment is made to the Indemnified Representative for such Liability by the Corporation under its Certification of Incorporation, by-laws, the Delaware General Corporation Law, or otherwise than pursuant to this Agreement;

          (3) to the extent such Liability is determined in a final determination pursuant to Section 5(d) hereof to be based upon or attributable to the Indemnified Representative gaining any personal profit to which such Indemnified Representative was not legally entitled;

          (4) for any claim by or on behalf of the Corporation for recovery of profits resulting from the purchase and sale or sale and purchase by such Indemnified Representative of equity securities of the Corporation pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended;

          (5) for which the conduct of the Indemnified Representative has been determined in a final determination pursuant to Section 5(d) hereof to constitute bad faith or active and deliberate dishonesty, in either such case material to the cause of action or claim at issue in the Proceeding, or

          (6) to the extent such indemnification has been determined in a final determination pursuant to Section 5(d) hereof to be unlawful.

     (b) Any act, omission, liability, knowledge, or other fact of or relating to any other person, including any other person who is also an Indemnified Representative, shall not be imputed to the Indemnified Representative for the purposes of determining the applicability of any exclusion set forth herein.

     (c) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of Nolo Contendere or its equivalent shall not, of itself, create a presumption that the Indemnified Representative is not entitled to indemnification under this Agreement.

     4. Advancement Of Expenses. The Corporation shall pay any Liability in the nature of an expense (including attorneys' fees and expenses) incurred in good faith by the Indemnified Representative in advance of the final disposition of a Proceeding within thirty (30) days of receipt of a demand for payment by the Indemnified Representative; provided, however, that the Indemnified Representative shall repay such amount if it shall ultimately be determined, pursuant to Section 5(d) hereof, that the Indemnified Representative is not entitled to be indemnified by the Corporation pursuant to this Agreement. The financial ability of the Indemnified Representative to repay an advance shall not be a prerequisite to the making of such advance.

     5. Indemnification Procedure.

     (a) The Indemnified Representative shall use his best efforts to notify promptly the Secretary of the Corporation of the commencement of any Proceeding or the occurrence of any event which might give rise to a Liability under this Agreement, but the failure to so notify the Corporation shall not relieve the Corporation of any obligation which it may have to the Indemnified Representative under this Agreement or otherwise.

     (b) The Corporation shall be entitled, upon notice to the Indemnified Representative, to assume the defense of any Proceeding with counsel reasonably satisfactory to the Indemnified Representative involved in such Proceeding or, if there be more than one (1) Indemnified Representatives involved in such Proceeding, to a majority of the Indemnified Representatives involved in such Proceeding. If, in accordance with the foregoing, the Corporation defends the Proceeding, the Corporation shall not be liable for the expenses (including attorneys' fees and expenses) of the Indemnified Representative incurred in connection with the defense of such Proceeding subsequent to the required notice, unless (i) such expenses (including attorneys' fees) have been authorized by the Corporation or (ii) the Corporation shall not in fact have employed counsel reasonably satisfactory to such Indemnified Representative, or to the majority of Indemnified Representatives if more than one (1) is involved, to assume the defense of such Proceeding. The foregoing notwithstanding, the Indemnified Representative may elect to retain counsel at the Indemnified Representative's own cost and expense to participate in the defense of such Proceeding.

     (c) the Corporation shall not be required to obtain the consent of the Indemnified Representative to the settlement of any Proceeding which the Corporation has undertaken to defend if the Corporation assumes full and sole responsibility for such settlement and the settlement grants the Indemnified Representative a complete and unqualified release in respect of the potential Liability. The Corporation shall not be liable for any amount paid by an Indemnified Representative in settlement of any Proceeding that is not defended by the Corporation, unless the Corporation has consented to such settlement, which consent shall not be unreasonably withheld.

     (d) Except as set forth herein, any dispute concerning the right to indemnification under this Agreement and any other dispute arising hereunder, including but not limited to matters of validity, interpretation, application, and enforcement, shall be determined exclusively by and through final and binding arbitration in Wilmington, Delaware, each party hereto expressly and conclusively waiving its, his or her right to proceed to a judicial determination with respect to such matter; provided, however, that in the event that a claim for indemnification against liabilities arising under the Securities Act of 1933 (the "Act") (other than the payment by the Corporation of expenses incurred or paid by a director, officer, or controlling person of the Corporation in the successful defense of any action, suit, or proceeding) is asserted by a director, officer, or controlling person in connection with securities being registered under the Act, the Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of competent jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue. The arbitration shall be conducted in accordance with the commercial arbitration rules then in effect of the American Arbitration Association before a panel of three (3) arbitrators, one (1) of whom shall be selected by the Corporation, the second of whom shall be selected by the Indemnified Representative, and the third of whom shall be selected by the other two (2) arbitrators. Each arbitrator selected as provided herein is required to be serving or to have served as a director or an executive officer of a corporation whose shares of common stock, during at least one year of such service, were quoted in the Nasdaq National Market System or listed on the New York Stock Exchange or the American Stock Exchange. The Corporation shall reimburse the Indemnified Representative for the expenses (including attorneys' fees) incurred in prosecuting or defending such arbitration to the full extent of such expenses if the Indemnified Representative is awarded 50% or more of the monetary value of his claim or, if not, to the extent such expenses are determined by the arbitrators to be allocable to the Corporation. It is expressly understood and agreed by the parties that a party may compel arbitration pursuant to this
Section 5(d) through an action for specific performance and that any award entered by the arbitrators may be enforced, without further evidence or proceedings, in any court of competent jurisdiction.

     (e) Upon a payment under this Agreement to the Indemnified Representative with respect to any Liability, the Corporation shall be subjugated to the extent of such payment to all of the rights of the Indemnified Representative to recover against any person with respect to such Liability, and the Indemnified Representative shall execute all documents and instruments required and shall take such other actions as may be necessary to secure such rights including the execution of such documents as may be necessary for the Corporation to bring suit to enforce such rights.

     6. Contribution. If the indemnification provided for in this Agreement is unavailable for any reason to hold harmless an Indemnified Representative in respect of any Liability or portion thereof the Corporation shall contribute to such Liability or portion thereof in such proportion as is appropriate to reflect the relative benefits received by the Corporation and the Indemnified Representative from the transaction giving rise to the Liability.

     7. Partial Indemnification. If the Indemnified Representative is entitled under any provision of this agreement to indemnification by the Corporation for some or a portion of expenses incurred in connection with any Proceeding, but not, however, for all of the total amount thereof, the Corporation shall nevertheless indemnify the Indemnified Representative for the portion of such expenses to which the Indemnified Representative is entitled.

     8. Non-Exclusivity. The rights granted to the Indemnified Representative pursuant to this Agreement shall not be deemed exclusive of any other rights to which the Indemnified Representative may be entitled under statute, the provisions of any certificate of incorporation, by-laws, or agreement, a vote of stockholders or directors, or otherwise, both as to action in an Official Capacity and in any other capacity.

     9. Reliance on Provisions. The Indemnified Representative shall be deemed to be acting in any Official Capacity in reliance upon the rights of indemnification provided by this Agreement and the indemnification provisions of the Corporation's by-laws.

     10. Severability and Reformation. Any provision of this Agreement which is determined to be invalid or unenforceable in any jurisdiction or under any circumstances shall be ineffective only to the extent of such invalidity or unenforceability and shall be deemed reformed to the extent necessary to conform to the applicable law of such jurisdiction and still give maximum effect to the intent of the parties hereto. Any such determination shall not invalidate or render unenforceable the remaining provisions hereof and shall not invalidate or render unenforceable such provision in any other jurisdiction or under any other circumstances.

     11. Notices. Any notice, claim, request, or demand required or permitted hereunder shall be in writing and shall be deemed given if delivered personally or sent by telegram or by registered or certified mail, first class, postage prepaid: (i) if to the Corporation to Anergen, Inc., 301 Penobscot Drive, Redwood City, CA 94063, Attention: Secretary, or (ii) if to any Indemnified Representative, to the address of such Indemnified Representative listed on the signature page hereof, or to such other address as any party hereto shall have specified in a notice duly given in accordance with this Section 10.

     11. Amendments: Binding Effect. No amendment, modification, termination, or cancellation of this Agreement shall be effective as to the Indemnified Representative unless signed in writing by the Corporation and the Indemnified Representative. This Agreement shall be binding upon the Corporation and its successors and assigns and shall inure to the benefit of the Indemnified Representative's heirs, executors, administrators, and personal representatives.

     12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws provisions thereof.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first set forth above.

                                          ANERGEN, INC.

                                          --------------------------------------
(Corporate Seal)

Attest:

---------------------------------------------------------
Secretary

INDEMNIFIED REPRESENTATIVE

---------------------------------------------------------
Witness:

---------------------------------------------------------
Name

---------------------------------------------------------
Address

                                                                       Exhibit 1


                                 ANERGEN, INC.

                        1991 EMPLOYEE STOCK PURCHASE PLAN




     The following constitute the provisions of the 1991 Employee Stock Purchase Plan of Anergen, Inc.

     1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

     2.   Definitions.

          (a) "Board" shall mean the Board of Directors of the Company.

          (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (c) "Common Stock" shall mean the Common Stock of the Company.

          (d) "Company" shall mean Anergen, Inc., a California corporation.

          (e) "Compensation" shall mean all base straight time gross earnings plus payments for overtime, shift premiums and commissions, but excluding incentive compensation, incentive payments, bonuses, awards, and other compensation.

          (f) "Designated Subsidiaries" shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

          (g) "Employee" shall mean any individual who is a regular employee of the Company for purposes of tax withholding under the Code. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the 91st day of such leave.

          (h) "Enrollment Date" shall mean the first Trading Day of each Offering Period.

          (i) "Exercise Date" shall mean the last Trading Day of each Purchase Period.

          (j) "Fair Market Value" shall mean, as of any date, the value of Common Stock determined as follows:

               (1) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported), as quoted on such exchange (or the exchange with the greatest volume of trading in Common Stock) or system on the day of such determination, as reported in the Wall Street Journal or such other source as the Board deems reliable, or;

               (2) If the Common Stock is quoted on the NASDAQ system (but not on the National Market System thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high and low asked prices for the Common Stock on the day of such determination, as reported in the Wall Street Journal or such other source as the Board deems reliable, or;

               (3) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

          (k) "First Commencement Date" shall mean the date of the final prospectus for the Company's initial public offering.

          (l) "Offering Period" shall mean the period commencing on the Enrollment Date and continuing for approximately twenty-four (24) months, except as provided in paragraph 4.

          (m) "Plan" shall mean this Employee Stock Purchase Plan.

          (n) "Purchase Price" shall mean, with respect to the first Offering Period, an amount equal to the lower of (i) the price per share received by the Company in its initial public offering and (ii) the Fair Market Value of a share of Common Stock on the Exercise Date; and with respect to subsequent Offering Periods, an amount equal to the lower of (i) 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date and (ii) 85% of the Fair Market Value of a share of Common Stock on the Exercise Date.

          (o) "Purchase Period" shall mean the approximately six month period commencing after one Exercise Date and ending with the next Exercise Date, except that the first Purchase Period of any Offering Period shall commence on the Enrollment Date and end with the next Exercise Date.

          (p) "Reserves" shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

          (q) "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

          (r) "Trading Day" shall mean a day on which national stock exchanges and the National Association of Securities Dealers Automated Quotation (NASDAQ) System are open for trading.

     3.   Eligibility.

          (a) Any Employee, as defined in paragraph 2, who has been continuously employed by the Company for at least three (3) consecutive months and who shall be employed by the Company on a given Enrollment Date shall be eligible to participate in the Plan; provided, however, that with respect to the first Offering Period under the Plan, any Employee employed by the Company on the Enrollment Date thereof shall be eligible to participate in the Plan.

          (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company, or (ii) which permits his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

     4. Offering Periods. The Plan shall be implemented by consecutive and overlapping Offering Periods, with the first Offering Period beginning the First Commencement Date and continuing unless terminated in accordance with the Plan. The Board shall have the power to change the duration of Offering Periods with respect to future offerings without shareholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected. Absent action by the Board, each Offering Period shall be for a period of approximately twenty-four months (24) and new Offering Periods shall commence on the first Trading Day of April and October of each year and shall terminate on the last Trading Day in the September or March twenty-four (24) months later; provided, however, that the first Offering Period under the Plan shall commence on the First Commencement Date and shall terminate on the last Trading Day in September 1993.

     5.   Participation.

          (a) An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form of Exhibit A to this Plan and filing it with the Company's payroll office prior to the applicable Enrollment Date.

          (b) Payroll deductions for a participant shall commence on the first payroll period following the Enrollment Date and shall end on the last payroll period in the Offering Period, unless sooner terminated by the participant as provided in paragraph 10.

     6.   Payroll Deductions.

          (a) At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding ten percent (10%) of the Compensation which he or she receives on each pay day during the Offering Period, and the aggregate of such payroll deductions during the Offering Period shall not exceed ten percent (10%) of the participant's Compensation during said Offering Period.

          (b) All payroll deductions made for a participant shall be credited to his or her account under the Plan and will be withheld in whole percentages only. A participant may not make any additional payments into such account.

          (c) A participant may discontinue his or her participation in the Plan as provided in paragraph 10, or may increase or decrease the rate of his or her payroll deductions during the current Purchase Period by filing with the Company a new subscription agreement authorizing such a change in the payroll deduction rate. The change in rate shall be effective with the first full payroll period following five (5) business days after the Company's receipt of the new subscription agreement unless the Company elects to process a given change in participation more quickly. A participant's subscription agreement shall remain in effect for successive Purchase Periods and Offering Periods unless terminated as provided in paragraph 10. The Board shall be authorized to limit the number of participation rate changes during any Offering Period.

          (d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and paragraph 3(b) herein, a participant's payroll deductions may be decreased to 0% at such time during any Purchase Period which is scheduled to end during the current calendar year (the "Current Purchase Period") that the aggregate of all payroll deductions which were previously used to purchase stock under the Plan in a prior Purchase Period which ended during that calendar year plus all payroll deductions accumulated with respect to the Current Purchase Period equal $21,250. Payroll deductions shall recommence at the rate provided in such participant's subscription agreement at the beginning of the first Purchase Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in paragraph 10.

          (e) At the time the option is exercised, in whole or in part, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but will not be obligated to, withhold from the participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefit attributable to sale or early disposition of Common Stock by the Employee.

     7. Grant of Option. On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date and retained in the Participant's account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall an Employee be permitted to purchase during each Purchase Period more than a number of shares determined by dividing $12,500 by the fair market value of a share of the Company's Common Stock on the Enrollment Date, and provided further that such purchase shall be subject to the limitations set forth in Section 3(b) and 12 hereof. Exercise of the option shall occur as provided in Section 8, unless the participant has withdrawn pursuant to Section 10, and the option shall expire on the last day of the Offering Period.

     8. Exercise of Option. Unless a participant withdraws from the Plan as provided in paragraph 10 below, his or her option for the purchase of shares will be exercised automatically on each Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares will be purchased; any payroll deductions accumulated in a participant's account which are not sufficient to purchase a full share shall be retained in the participant's account for the subsequent Purchase Period, subject to earlier withdrawal by the participant as provided in paragraph 10. Any other monies left over in a participant's account after the Exercise Date shall be returned to the participant. During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

     9. Delivery. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option.

     10.  Withdrawal; Termination of Employment.

          (a) A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in the form of Exhibit B to this Plan. All of the participant's payroll deductions credited to his or her account will be paid to such participant promptly after receipt of notice of withdrawal and such participant's option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offering Period. If a participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

          (b) Upon a participant's ceasing to be an Employee for any reason or upon termination of a participant's employment relationship (as described in Section 2(g)), the payroll deductions credited to such participant's account during the Offering Period but not yet used to exercise the option will be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under paragraph 14, and such participant's option will be automatically terminated.

     11. Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.

     12.  Stock.

          (a) The maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be 150,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in paragraph 18. If on a given Exercise Date the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

          (b) The participant will have no interest or voting right in shares covered by his option until such option has been exercised.

          (c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

     13.  Administration.

          (a) Administrative Body. The Plan shall be administered by the Board of the Company or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties. Members of the Board who are eligible Employees are permitted to participate in the Plan, provided that:

               (1) Members of the Board who are eligible to participate in the Plan may not vote on any matter affecting the administration of the Plan or the grant of any option pursuant to the Plan.

               (2) If a Committee is established to administer the Plan, no member of the Board who is eligible to participate in the Plan may be a member of the Committee.

          (b) Rule 16b-3 Limitations. Notwithstanding the provisions of Subsection (a) of this Section 13, in the event that Rule 16b-3 promulgated under The Securities Exchange Act of 1934, as amended, or any successor provision ("Rule 16b-3") provides specific requirements for the administrators of plans of this type, the Plan shall be only administered by such a body and in such a manner as shall comply with the applicable requirements of Rule 16b-3. Unless permitted by Rule 16b-3, no discretion concerning decisions regarding the Plan shall be afforded to any committee or person that is not "disinterested" as that term is used in Rule 16b-3.

     14.  Designation of Beneficiary.

          (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

          (b) Such designation of beneficiary may be changed by the participant (and his or her spouse, if any) at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

     15. Transferability. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in paragraph 14 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with paragraph 10.

     16. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

     17. Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

     18. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

          (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the Reserves as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option. The Board may, if it so determines in the exercise of its sole discretion, make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock.

          (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Periods will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board.

          (c) Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Periods then in progress by setting a new Exercise Date (the "New Exercise Date"). If the Board shortens the Offering Periods then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each participant in writing, at least ten (10) days prior to the New Exercise Date, that the Exercise Date for his option has been changed to the New Exercise Date and that his option will be exercised automatically on the New Exercise Date, unless prior to such date he has withdrawn from the Offering Period as provided in paragraph 10. For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the sale of assets or merger.

     19.  Amendment or Termination.

          (a) The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan. Except as provided in paragraph 18, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of the Company and its shareholders. Except as provided in paragraph 18, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Rule 16b-3 or under Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain shareholder approval in such a manner and to such a degree as required.

          (b) Without shareholder consent and without regard to whether any participant rights may be considered to have been "adversely affected," the Board (or its committee) shall be entitled to change the Purchase Periods and/or Offering Periods, limit the frequency and/or number of changes in the amount withheld during Purchase Periods and/or Offering Periods, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

     20. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

     21. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

     22. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company. It shall continue in effect for a term of twenty
(20) years unless sooner terminated under paragraph 19.

     23. Additional Restrictions of Rule 16b-3. The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to
Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

     24. Automatic Transfer to Low Price Offering Period. To the extent permitted by Rule 16b-3 of the Exchange Act, if the Fair Market Value of the Common Stock on any Exercise Date in an Offering Period is lower than the Fair Market Value of the Common Stock on the Enrollment Date of such Offering Period, then all participants in such Offering Period shall be automatically withdrawn from such Offering Period immediately after the exercise of their options on such Exercise Date and automatically re-enrolled in the immediately following Offering Period as of the first day thereof.

                                    EXHIBIT A


                                  ANERGEN, INC.

                        1991 EMPLOYEE STOCK PURCHASE PLAN

                             SUBSCRIPTION AGREEMENT



_____ Original Application                          Enrollment Date: ___________
_____ Change in Payroll Deduction Rate
_____ Change of Beneficiary(ies)


1. hereby elects to participate in the Anergen, Inc. 1991 Employee Stock Purchase Plan (the "Employee Stock Purchase Plan") and subscribes to purchase shares of the Company's Common Stock in accordance with this Subscription Agreement and the Employee Stock Purchase Plan.

2. I hereby authorize payroll deductions from each paycheck in the amount of ____% of my Compensation on each payday (not to exceed 10%) during the Offering Period in accordance with the Stock Purchase Plan. (Please note that no fractional percentages are permitted.)

3. I understand that said payroll deductions shall be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Employee Stock Purchase Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option.

4. I have received a copy of the complete "Anergen, Inc. 1991 Employee Stock Purchase Plan." I understand that my participation in the Employee Stock Purchase Plan is in all respects subject to the terms of the Plan. I understand that the grant of the option by the Company under this Subscription Agreement is subject to obtaining shareholder approval of the Employee Stock Purchase Plan.

5. Shares purchased for me under the Employee Stock Purchase Plan should be issued in the name(s) of (employee and/or spouse only):____________________
     _____.

6. I understand that if I dispose of any shares received by me pursuant to the Plan within 2 years after the Enrollment Date (the first day of the Offering Period during which I purchased such shares) or within 1 year after the Exercise Date (the date I purchased such shares), I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were delivered to me over the price which I paid for the shares. I HEREBY AGREE TO NOTIFY THE COMPANY IN WRITING WITHIN 30 DAYS AFTER THE DATE OF ANY DISPOSITION OF MY SHARES AND I WILL MAKE ADEQUATE PROVISION FOR FEDERAL, STATE OR OTHER TAX WITHHOLDING OBLIGATIONS, IF ANY, WHICH ARISE UPON THE DISPOSITION OF THE COMMON STOCK. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by me. If I dispose of such shares at any time after the expiration of the 1-year and 2-year holding periods described above, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or (2) 15% of the fair market value of the shares on the first day of the Offering Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain. I UNDERSTAND THAT THIS TAX SUMMARY IS ONLY A SUMMARY AND IS SUBJECT TO CHANGE.

7. I hereby agree to be bound by the terms of the Employee Stock Purchase Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Employee Stock Purchase Plan.

8. In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the Employee Stock Purchase Plan:



NAME: (Please print) ___________________________________________________________
                           (First)         (Middle)               (Last)


--------------------------   ---------------------------------------------------
Relationship

                             ---------------------------------------------------
                             (Address)


NAME: (Please print)____________________________________________________________
                           (First)         (Middle)               (Last)

--------------------------   ---------------------------------------------------
Relationship

                             ---------------------------------------------------
                             (Address)


Employee's Social
Security Number:
                             ---------------------------------------------------


Employee's Address:
                             ---------------------------------------------------

                             ---------------------------------------------------

                             ---------------------------------------------------


I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.



Dated:
      ---------------                   ----------------------------------------
                                        Signature of Employee


                                        ----------------------------------------
                                        Spouse's Signature
                                        (If beneficiary other than spouse)

                                    EXHIBIT B


                                  ANERGEN, INC.

                        1991 EMPLOYEE STOCK PURCHASE PLAN

                              NOTICE OF WITHDRAWAL



     The undersigned participant in the Offering Period of the Anergen, Inc. 1991 Employee Stock Purchase Plan which began on ____________, 19____ (the "Enrollment Date") hereby notifies the Company that he or she hereby withdraws from the Offering Period. He or she hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned shall be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement.

                                        Name and Address of Participant


                                        ----------------------------------------


                                        ----------------------------------------


                                        ----------------------------------------


                                        Signature


                                        ----------------------------------------


                                        Date:
                                             -----------------------------------

                                                                       Exhibit 2



                                  ANERGEN, INC.

                                 1996 STOCK PLAN



     1.   Purposes of the Plan. The purposes of this Stock Plan are:

          o to attract and retain the best available personnel for positions of substantial responsibility,

          o to provide additional incentive to Employees, Directors and Consultants, and

          o    to promote the success of the Company's business.

     Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights may also be granted under the Plan.

     2.   Definitions. As used herein, the following definitions shall apply:

          (a) "Administrator" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

          (b) "Applicable Laws" means the requirements relating to the administration of stock option plans under U. S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options or Stock Purchase Rights are, or will be, granted under the Plan.

          (c) "Board" means the Board of Directors of the Company.

          (d) "Code" means the Internal Revenue Code of 1986, as amended.

          (e) "Committee" means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

          (f) "Common Stock" means the Common Stock of the Company.

          (g) "Company" means Anergen, Inc., a California corporation.

          (h) "Consultant" means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

          (i) "Director" means a member of the Board.

          (j) "Disability" means total and permanent disability as defined in
Section 22(e)(3) of the Code.

          (k) "Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

          (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (m) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

              (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

              (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

               (iii) In the absence of an established market for the Common Stock, the Fai Market Value shall be determined in good faith by the Administrator.

          (n) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

          (o) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

          (p) "Notice of Grant" means a written or electronic notice evidencing certain terms and conditions of an individual Option or Stock Purchase Right grant. The Notice of Grant is part of the Option Agreement.

          (q) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (r) "Option" means a stock option granted pursuant to the Plan.

          (s) "Option Agreement" means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

          (t) "Option Exchange Program" means a program whereby outstanding options are surrendered in exchange for options with a lower exercise price.

          (u) "Optioned Stock" means the Common Stock subject to an Option or Stock Purchase Right.

          (v) "Optionee" means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.

          (w) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (x) "Plan" means this Anergen, Inc. 1996 Stock Plan.

          (y) "Restricted Stock" means shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Section 11 below.

          (z) "Restricted Stock Purchase Agreement" means a written agreement between the Company and the Optionee evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

          (aa) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

          (bb) "Section 16(b)" means Section 16(b) of the Exchange Act.

          (cc) "Service Provider" means an Employee, Director or Consultant.

          (dd) "Share" means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

          (ee) "Stock Purchase Right" means the right to purchase Common Stock pursuant to Section 11 of the Plan, as evidenced by a Notice of Grant.

          (ff) "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

     3. Stock Subject to the Plan. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 1,000,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

          If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Option or Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

     4.   Administration of the Plan.

          (a)  Procedure.

               (i) Multiple Administrative Bodies. The Plan may be administered by different Committees with respect to different groups of Service Providers.

               (ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

               (iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

               (iv) Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

          (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

               (i) to determine the Fair Market Value;

               (ii) to select the Service Providers to whom Options and Stock Purchase Rights may be granted hereunder;

               (iii) to determine the number of shares of Common Stock to be covered by each Option and Stock Purchase Right granted hereunder;

               (iv) to approve forms of agreement for use under the Plan;

               (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option or Stock Purchase Right granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

               (vi) to reduce the exercise price of any Option or Stock Purchase Right to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option or Stock Purchase Right shall have declined since the date the Option or Stock Purchase Right was granted;

               (vii) to institute an Option Exchange Program;

               (viii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

               (ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

               (x) to modify or amend each Option or Stock Purchase Right (subject to Section 15(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

               (xi) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or Stock Purchase Right that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

               (xii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option or Stock Purchase Right previously granted by the Administrator;

               (xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

          (c) Effect of Administrator's Decision. The Administrator's decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options or Stock Purchase Rights.

     5. Eligibility. Nonstatutory Stock Options and Stock Purchase Rights may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

     6.   Limitations.

          (a) Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this
Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

          (b) Neither the Plan nor any Option or Stock Purchase Right shall confer upon an Optionee any right with respect to continuing the Optionee's relationship as a Service Provider with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such relationship at any time, with or without cause.

          (c)  The following limitations shall apply to grants of Options:

               (i) No Service Provider shall be granted, in any fiscal year of the Company, Options to purchase more than 500,000 Shares.

               (ii) In connection with his or her initial service, a Service Provider may be granted Options to purchase up to an additional 500,000 Shares which shall not count against the limit set forth in subsection (i) above.

               (iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in
Section 13.

               (iv) If an Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 13), the cancelled

Option will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

     7. Term of Plan. Subject to Section 19 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 15 of the Plan.

     8. Term of Option. The term of each Option shall be stated in the Option Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

     9.   Option Exercise Price and Consideration.

          (a) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

               (i) In the case of an Incentive Stock Option

                   (A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                   (B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

               (ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

               (iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.

          (b) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised.

          (c) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

               (i) cash;

               (ii) check;

               (iii) promissory note;

               (iv) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

               (v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

               (vi) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement;

               (vii) any combination of the foregoing methods of payment; or

               (viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

     10.  Exercise of Option.

          (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

               An Option shall be deemed exercised when the Company receives:
(i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the

Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan.

               Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

          (b) Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (c) Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee's Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (d) Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, at the time of death, the Optionee is not vested as to his or her entire

Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee's estate or, if none, by the person(s) entitled to exercise the Option under the Optionee's will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (e) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

     11.  Stock Purchase Rights.

          (a) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

          (b) Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

          (c) Other Provisions. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

          (d) Rights as a Shareholder. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a shareholder, and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 13 of the Plan.

     12. Non-Transferability of Options and Stock Purchase Rights. Unless determined otherwise by the Administrator, an Option or Stock Purchase Right may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option or Stock Purchase Right transferable, such Option or Stock Purchase Right shall contain such additional terms and conditions as the Administrator deems appropriate.

     13. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

          (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option and Stock Purchase Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Purchase Right.

          (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option or Stock Purchase Right shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option or Stock Purchase Right will terminate immediately prior to the consummation of such proposed action.

          (c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option and Stock Purchase Right shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option or Stock Purchase Right, the Optionee shall fully vest in and have the right to exercise the Option or Stock Purchase Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option or Stock Purchase Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option or Stock Purchase Right shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Stock Purchase Right shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or Stock Purchase Right shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option or Stock Purchase Right immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

     14. Date of Grant. The date of grant of an Option or Stock Purchase Right shall be, for all purposes, the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

     15.  Amendment and Termination of the Plan.

          (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

          (b) Shareholder Approval. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

          (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to options granted under the Plan prior to the date of such termination.

     16.  Conditions Upon Issuance of Shares.

          (a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option or Stock Purchase Right unless the exercise of such Option or Stock Purchase Right and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          (b) Investment Representations. As a condition to the exercise of an Option or Stock Purchase Right, the Company may require the person exercising such Option or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

     17. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     18. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     19. Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

                                  ANERGEN, INC.

                             STOCK OPTION AGREEMENT


     Unless otherwise defined herein, the terms defined in the Anergen, Inc. 1996 Stock Plan (the "Plan") shall have the same defined meanings in this Option Agreement.

I.  NOTICE OF STOCK OPTION GRANT

[Optionee's Name and Address]

     You have been granted an option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

       Grant Number                         _________________________

       Date of Grant                        _________________________

       Vesting Commencement Date                 _________________________

       Exercise Price per Share             $________________________

       Total Number of Shares Granted       _________________________

       Total Exercise Price                 $_________________________

       Type of Option:                      ___    Incentive Stock Option

                                            ___    Nonstatutory Stock Option

       Term/Expiration Date:                _________________________


     Vesting Schedule:

     This Option may be exercised, in whole or in part, in accordance with the following schedule:

     The Shares subject to the Option shall vest over a four year period at the rate of 6/48th of the Shares six months after the Vesting Commencement Date, and 1/48 of the Shares subject to the Option shall vest each month thereafter, subject to the Optionee continuing to be a Service Provider on such dates.

     Termination Period:

     Except as otherwise provided herein, this Option may be exercised for three months after Optionee ceases to be a Service Provider. Upon the death or Disability of the Optionee, this Option may be exercised for such longer period as provided in the Plan. In no event shall this Option be exercised later than the Term/Expiration Date as provided above.

II.  AGREEMENT

     1. Grant of Option. The Plan Administrator of the Company hereby grants to the Optionee named in the Notice of Grant attached as Part I of this Agreement (the "Optionee") an option (the "Option") to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the "Exercise Price"), subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to Section 15(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail.

          If designated in the Notice of Grant as an Incentive Stock Option ("ISO"), this Option is intended to qualify as an Incentive Stock Option under
Section 422 of the Code. However, if this Option is intended to be an Incentive Stock Option, to the extent that it exceeds the $100,000 rule of Code Section 422(d) it shall be treated as a Nonstatutory Stock Option ("NSO").

     2.   Exercise of Option.

          (a) Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement.

          (b) Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the "Exercise Notice"), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be completed by the Optionee and delivered to the Chief Financial Officer of the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

          No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with Applicable Laws. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

     3.   Vesting Acceleration on Change in Control.

          (a) In the event Optionee's employment is terminated without "Cause" or voluntarily as a result of a "Constructive Termination" following a "Change in Control," the Optionee's rights to purchase stock under this Option Agreement with the Company shall be automatically vested to the extent that reflects an additional twenty-four (24) months of vesting from the date of termination or such longer period than twenty-four (24) months for which accelerated vesting may be granted without incurring Federal excise tax imposed pursuant to Section 4996 of the Internal Revenue Code (or without increasing any such excise tax otherwise payable without regard to such additional vesting), and provided Optionee shall receive acceleration of less options than twenty-four (24) months if Optionee would receive a greater after tax benefit as a result of any such excise tax than if Optionee received acceleration of the full twenty-four (24) months. Optionee shall be responsible for payment of any such excise tax. Optionee shall have six (6) months from the date of termination of employment in which to exercise any non-qualified stock option and three (3) months from the date of termination of employment to exercise any incentive stock option.

          (b) "Cause" shall mean the termination of employment of Optionee shall have taken place as a result of (i) Optionee's continued failure to substantially perform his principal duties (other than as a result of Disability) after thirty (30) days' written notice from the Company specifying the nature of Optionee's failure and demanding that such failure be remedied;
(ii) Optionee's material and continuing breach of his obligations to the Company after thirty (30) days' written notice from the Company specifying the nature of Optionee's breach and demanding that such breach be remedied (unless such breach by its nature cannot be cured, in which case notice and an opportunity to cure shall not be required); (iii) Optionee's being convicted of a felony or (iv) act or acts of dishonesty undertaken by Optionee and intended to result in substantial gain or personal enrichment of Optionee at the expense of the Company.

          (c) "Change in Control" shall mean the occurrence of any of the following events:

               (i) The shareholders of the Company approve a merger or consolidation of the Company with any other corporation or entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or such surviving entity's parent outstanding immediately after such merger or consolidation, or the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets, except a sale to an entity of which at least fifty percent (50%) of the total voting power represented by the voting securities of such entity are held by stockholders of the Company at the time of such sale.

               (ii) The acquisition by any Person as Beneficial Owner (as such terms are defined in the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities.

               (iii) A majority of the Board of Directors of the Company in office at the beginning of any thirty-six (36) month period is replaced during the course of such thirty-six (36) month period (other than by voluntary resignation of individual directors in the ordinary course of business) and such replacement was not initiated by the Board of Directors of the Company as constituted at the beginning of such thirty-six (36) month period and as changed during such period to add directors approved by the incumbent Board of Directors.

          (d) "Constructive Termination" shall mean (i) a material reduction in Optionee's salary, title, bonus opportunity or benefits not agreed to by Optionee (except in connection with a decrease to be applied because the Company's performance has decreased and which is also applied to other officers or employees at Optionee's level, as applicable, and excluding the substitution of substantially equivalent compensation and benefits) or (ii) a significant reduction in Optionee's responsibilities not agreed to by Optionee.

          (e) "Disability" shall mean that the Optionee, at the time notice is given, has been unable to perform his duties for a period of not less than ninety (90) days consecutively as the result of his incapacity due to physical or mental illness. In the event that the Optionee resumes the performance of substantially all of his duties hereunder before the termination of his employment becomes effective, the notice of termination shall automatically be deemed to have been revoked.

     4. Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

          (a) cash; or

          (b) check.

     5. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

     6. Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

     7. Tax Consequences. Some of the federal tax consequences relating to this Option, as of the date of this Option, are set forth below. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

          (a)  Exercising the Option.

               (i) Nonstatutory Stock Option. The Optionee may incur regular federal income tax liability upon exercise of a NSO. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price. If the Optionee is an Employee or a former Employee, the Company will be required to withhold from his or her compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

               (ii) Incentive Stock Option. If this Option qualifies as an ISO, the Optionee will have no regular federal income tax liability upon its exercise, although the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price will be treated as an adjustment to alternative minimum taxable income for federal tax purposes and may subject the Optionee to alternative minimum tax in the year of exercise. In the event that the Optionee ceases to be an Employee but remains a Service Provider, any Incentive Stock Option of the Optionee that remains unexercised shall cease to qualify as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option on the date three (3) months and one (1) day following such change of status.

          (b)  Disposition of Shares.

               (i) NSO. If the Optionee holds NSO Shares for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

               (ii) ISO. If the Optionee holds ISO Shares for at least one year after exercise and two years after the grant date, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes. If the Optionee disposes of ISO Shares within one year after exercise or two years after the grant date, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the lesser of (A) the difference between the Fair Market Value of the Shares acquired on the date of exercise and the aggregate Exercise Price, or (B) the difference between the sale price of such Shares and the aggregate Exercise Price. Any additional gain will be taxed as capital gain, short-term or long-term depending on the period that the ISO Shares were held.

          (c) Notice of Disqualifying Disposition of ISO Shares. If the Optionee sells or otherwise disposes of any of the Shares acquired pursuant to an ISO on or before the later of (i) two years after the grant date, or (ii) one year after the exercise date, the Optionee shall immediately notify the Company in writing of such disposition. The Optionee agrees that he or she may be subject to income tax withholding by the Company on the compensation income recognized from such early disposition of ISO Shares by payment in cash or out of the current earnings paid to the Optionee.

     8. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee. This agreement is governed by the internal substantive laws, but not the choice of law rules, of California.

     9. NO GUARANTEE OF CONTINUED SERVICE. OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OPTIONEE'S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

     By your signature and the signature of the Company's representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement. Optionee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Option Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

OPTIONEE:                                          ANERGEN, INC.


-------------------------------------   ----------------------------------------
Signature                               By

-------------------------------------   ----------------------------------------
Print Name                              Title

-------------------------------------
Residence Address

-------------------------------------

                                CONSENT OF SPOUSE


     The undersigned spouse of Optionee has read and hereby approves the terms and conditions of the Plan and this Option Agreement. In consideration of the Company's granting his or her spouse the right to purchase Shares as set forth in the Plan and this Option Agreement, the undersigned hereby agrees to be irrevocably bound by the terms and conditions of the Plan and this Option Agreement and further agrees that any community property interest shall be similarly bound. The undersigned hereby appoints the undersigned's spouse as attorney-in-fact for the undersigned with respect to any amendment or exercise of rights under the Plan or this Option Agreement.



                                        ----------------------------------------
                                        Spouse of Optionee

                                    EXHIBIT A

                                  ANERGEN, INC.

                                 1996 STOCK PLAN

                                 EXERCISE NOTICE


Anergen, Inc.
301 Penobscot Drive
Redwood City, CA 94063
Attention:  Chief Financial Officer


     1. Exercise of Option. Effective as of today, ________________, 199__, the undersigned ("Purchaser") hereby elects to purchase ______________ shares (the "Shares") of the Common Stock of Anergen, Inc. (the "Company") under and pursuant to the 1996 Stock Plan (the "Plan") and the Stock Option Agreement dated ___, 19___ (the "Option Agreement"). The purchase price for the Shares shall be $ ______, as required by the Option Agreement.

     2. Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price for the Shares.

     3. Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

     4. Rights as Shareholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 13 of the Plan.

     5. Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser's purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

     6. Entire Agreement; Governing Law. The Plan and Option Agreement are incorporated herein by reference. This Agreement, the Plan and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser's interest except by means of a writing signed by the Company and Purchaser. This agreement is governed by the internal substantive laws, but not the choice of law rules, of California.


Submitted by:                           Accepted by:

PURCHASER:                              ANERGEN, INC.


-------------------------------------   ----------------------------------------
Signature                               By

-------------------------------------   ----------------------------------------
Print Name                              Its


Address:                                Address:

                                        301 Penobscot Drive
-------------------------------------   Redwood City, CA 94063

-------------------------------------   ----------------------------------------
                                        Date Received

PROXY

                                 ANERGEN, INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                      1998 ANNUAL MEETING OF SHAREHOLDERS

     The undersigned shareholder(s) of Anergen, Inc., a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement for the 1998 Annual Meeting of Shareholders to be held on April 29, 1998, and hereby appoints Barry M. Sherman, M.D. and David V. Smith, and each of them, as Proxies, with power and substitution, to represent the undersigned at such meeting and at any adjournments thereof, and to vote all shares of Common Stock which the undersigned is entitled to vote, as designated below.

     In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting.

        UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AS SET FORTH IN PROPOSAL 1, FOR APPROVAL OF THE AMENDMENT TO THE COMPANY'S 1991 EMPLOYEE STOCK PURCHASE PLAN AS SET FORTH IN PROPOSAL 2, FOR APPROVAL OF THE AMENDMENT TO THE 1996 STOCK PLAN AS SET FORTH IN PROPOSAL 3, FOR APPROVAL OF THE REINCORPORATION OF THE COMPANY INTO THE STATE OF DELAWARE AS SET FORTH IN PROPOSAL 4, FOR APPROVAL OF THE FORM OF INDEMNIFICATION AGREEMENT TO BE EXECUTED IF THE REINCORPORATION IS APPROVED AS SET FORTH IN PROPOSAL 5, TO APPROVE A REVERSE STOCK SPLIT AS SET FORTH IN PROPOSAL 6, TO APPROVE AN AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION INCREASING THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK OF THE COMPANY TO 60,000,000 SHARES AS SET FORTH IN PROPOSAL 7, AND FOR CONFIRMATION OF ERNST & YOUNG LLP AS AUDITORS AS SET FORTH IN PROPOSAL 8.

COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENT/ADDRESS BOX ON REVERSE SIDE




(Continued, and to be signed on the other side)

                                                 Please mark your votes
                                                 as indicated in this
                                                 example                [X]


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE FOLLOWING PROPOSALS.

                                                                    WITHHOLD
                                                        FOR          FOR ALL

1.  To elect directors and serve for the ensuing        [ ]            [ ]
    year and until their successors are elected.

    If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below.

    Barry M. Sherman, M.D., Bruce L.A. Carter, Ph.D., Nicholas J. Lowcock, Harden M. McConnell, Ph.D., Henry H. Penner, Jr., James E. Thomas, and Nicole Vitullo

                                                     FOR     AGAINST     ABSTAIN

2.  To approve an amendment to the 1991 Employee     [ ]       [ ]         [ ]
    Stock Purchase Plan increasing the number of authorized shares by 500,000.

3.  To approve an amendment to the 1996 Stock        [ ]       [ ]         [ ]
    Plan increasing the number of authorized shares by 1,000,000.

4.  To approve the reincorporation of the            [ ]       [ ]         [ ]
    Company into the State of Delaware.

5.  To approve the form of indemnification           [ ]       [ ]         [ ]
    agreement to be executed if the
    reincorporation is approved.

6.  To approve an amendment to the Amended and       [ ]       [ ]         [ ]
    Restated Articles of Incorporation to effect a reverse split of the Company's Common Stock.

7.  To approve an amendment to the Company's         [ ]       [ ]         [ ]
    Amended and Restated Articles of
    Incorporation increasing the authorized
    number of shares of Common Stock to
    60,000,000 shares.

8.  To confirm the appointment of Ernst &            [ ]       [ ]         [ ]
    Young LLP as independent auditors of the Company for the 1998 fiscal year.

Please sign exactly as name appears hereon. If the stock is registered in the names of two or more persons, each person should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give the full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in the partnership name by the authorized person.

I PLAN TO ATTEND THE MEETING     [ ]        COMMENTS/ADDRESS CHANGE          [ ]
                                            Please mark this box if you
                                            have written comments/address
                                            change on the reverse side


Signature(s)                                                Date
            --------------------------------------------         --------------

Note: Please vote, date and promptly return this proxy in the enclosed envelope which is postage prepaid if mailed in the United States.